As filed with the Securities and Exchange Commission on May 22, 2003

Registration No. 333-104914

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

North Carolina	6712	56-2259050
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Carlton

President and Chief Executive Officer

Crescent Financial Corporation

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

(Name, address, including zip code, and telephone number, including area code of agent for service)

With Copies To:

Anthony Gaeta, Jr., Esq. Todd H. Eveson, Esq. Gaeta & Associates, P.A. 808 Salem Woods Drive, Suite 201 Raleigh, North Carolina 27615 (919) 845-2558	Ronald D. Raxter, Esq. Maupin Taylor, P.A. Highwoods Tower One, Suite 500 3200 Beechleaf Court Raleigh, North Carolina 27604 (919) 981-4304

Approximate date of commencement of the proposed sale to the public: The date of mailing of the enclosed Joint Proxy Statement-Prospectus to the shareholders of Crescent Financial Corporation and Centennial Bank.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

Joint Proxy Statement-Prospectus

Crescent Financial Corporation

Annual Meeting Of Shareholders

July 22, 2003

Centennial Bank

Annual Meeting Of Shareholders

July 22, 2003

May 30, 2003

JOINT PROXY STATEMENT-PROSPECTUS

The Boards of Directors of Crescent Financial Corporation and Centennial Bank have agreed to a transaction that will result in Centennial Bank merging with and into Crescent’s wholly-owned subsidiary, Crescent State Bank. Some important facts about the merger are listed below.

Facts for Centennial’s Shareholders

•     Centennial will be merged into Crescent State Bank.

•     In the merger, you will receive, in exchange for each share of Centennial common stock, $10.11 in cash or shares of Crescent common stock having a value of $10.11 or a combination of cash and Crescent common stock.

•     50% of all Centennial shares will be exchanged for
cash  and 50% will be exchanged for Crescent
common  stock at a ratio to be determined
immediately prior to completion of the merger (subject to a minimum and maximum exchange ratio).

•     Your Board of Directors recommends the merger.

•     After the merger, Centennial’s shareholders will own about 16% of the outstanding shares of Crescent.

•     The Crescent common stock received in the merger will be tax-free to you, but the cash you receive in exchange for your Centennial common stock will be taxed at applicable rates.

•     In connection with the merger, you have “dissenters rights” under North Carolina law.

•     Centennial plans to hold its annual meeting of shareholders on July 22, 2003, to vote on the merger and to transact other business customary for an annual meeting, including the election of directors.

•     We expect the merger to be completed by September 30, 2003 provided we receive shareholder and regulatory approvals.

Facts for Crescent’s Shareholders

•     Centennial will be merged into Crescent State Bank.

•     In the merger, you will keep the Crescent common stock you own, and your rights as a shareholder of Crescent will not be affected by the merger.

•     Your Board of Directors recommends the merger.

•     After the merger, Crescent’s shareholders will own about 84% of the outstanding shares of Crescent.

•     The merger will be tax free to you.

•     In connection with the merger, you have “dissenters rights” under North Carolina law.

•     Crescent plans to hold its annual meeting of shareholders on July 22, 2003, to vote on the merger, and to transact other business customary for an annual meeting, including the election of directors.

This Document.    This document is a combined Joint Proxy Statement-Prospectus that is being distributed by Centennial and Crescent to their shareholders in connection with the annual shareholders’ meeting of Centennial, the annual shareholders’ meeting of Crescent and Crescent’s offer to exchange shares of its common stock for shares of Centennial’s common stock held by Centennial’s shareholders. It contains important information about the merger and the matters to be considered at the Centennial and Crescent annual meetings. You should read it carefully.

Merger Consideration.    Crescent has valued the Centennial common stock at $10.11 per share and has agreed to pay for all Centennial shares in either cash or shares of Crescent common stock. Centennial shareholders can elect either cash or shares of Crescent common stock provided that 50% of all shares of Centennial are exchanged for cash and 50% of all shared of Centennial are exchanged for shares of Crescent common stock. If a shareholder elects to receive 50% cash and 50% stock, he or she will be assured of that election mix of cash and stock. If a Centennial shareholder elects either all cash or all stock, he or she will not know the exact mix of cash and stock he or she will receive until all elections of Centennial’s shareholders are received and a proration is made among all shareholders.

Because the value of Crescent common stock will fluctuate as it trades on the Nasdaq SmallCap Market, Centennial and Crescent have agreed to establish the Crescent stock price as the average trading price for the thirty (30) day period ending three (3) days immediately prior to completion of the merger. That average price will be divided into $10.11 (the agreed per share value for Centennial common stock) to establish the exchange ratio for shares of Crescent common stock. Crescent and Centennial have agreed, however, that the exchange ratio will be a minimum of 0.9323 and a maximum of 1.2610 shares of Crescent common stock for each share of Centennial common stock. That minimum and maximum exchange ratio equates to a value of Crescent common stock of between $10.8441 and $8.0174. If the thirty (30) day trading average results in a value of Crescent common stock in excess of $10.8441, the exchange ratio is fixed at 0.9323 shares of Crescent common stock for each share of Centennial common stock. If the thirty (30) day trading average results in a value of Crescent common stock less than $8.0174, the exchange ratio is fixed at 1.2610 shares of Crescent common stock for each share of Centennial common stock. The number of shares of Crescent common stock that will be issued in the merger will not be known at the time of the annual meetings.

On March 11, 2003, the date before the merger was announced, the last sale price of Crescent’s common stock was $9.60, which price is adjusted for the 15% stock dividend paid on April 25, 2003. If this was the thirty (30) day trading average of Crescent common stock, the exchange ratio would have been 1.0531 shares of Crescent common stock for each share of Centennial common stock.

Crescent’s common stock is traded on the NASDAQ SmallCap Market under the symbol “CRFN.” Centennial’s common stock is not traded on any exchange.

Voting.    Even if you plan to attend your shareholders’ meeting, please vote as soon as possible by completing and returning the enclosed appointment of proxy. Not voting at all will have the same effect as voting against the merger.

Some factors Centennial’s shareholders should consider before they decide how to vote on the merger are described in this document under the heading “Risk Factors” which begins on page 8.

Neither the Securities and Exchange Commission, the FDIC, the North Carolina Commissioner of Banks, nor any state securities commission has approved of the Crescent stock to be issued in the merger or determined if this document is accurate or complete. It is illegal to tell you otherwise.

The shares of Crescent stock to be issued to Centennial’s shareholders are not deposits or savings accounts and are not obligations of or guaranteed by Crescent. They are not insured by the FDIC or any other government agency and are subject to investment risk, including the possible loss of principal.

This Joint Proxy Statement/Prospectus is dated May 30, 2003, and it is being mailed to Centennial’s and Crescent’s shareholders on or about May 30, 2003.

ii

iii

QUESTIONS AND ANSWERS FOR ALL SHAREHOLDERS

ABOUT VOTING PROCEDURES FOR THE ANNUAL MEETINGS

Q:	What should I do?

A:	After you have carefully read this document, mail your signed and dated proxy card in the enclosed envelope. The instructions on the accompanying proxy card will give you more information on how to vote by mail. This will enable your shares to be represented at the Crescent annual meeting or the Centennial annual meeting, as applicable.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the directions your broker provides. Your failure to instruct your broker to vote your shares will result in your shares not being voted. If you fail to return a proxy card or abstain from voting, the effect will be the same as a vote against the merger and no votes will be cast by you for the other matters being presented at the annual meeting.

Q:	Can I change any of my votes after I have submitted my proxy with voting instructions?

A:	Yes. There are three ways you can change your votes. First, you may send a written notice to the Secretary of your company stating that you would like to revoke your proxy. Second, you may complete and submit a later dated proxy with new voting instructions. The latest votes actually received by Crescent or Centennial prior to their shareholders’ meeting will be your votes, and any earlier votes will be revoked. Third, you may attend the Crescent annual meeting or the Centennial annual meeting, as applicable, and vote in person. Any earlier proxy votes will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy.

Q:	Whom should I call with questions?

A:	Centennial shareholders should call John H. Ketner, Jr., President of Centennial, at (910) 295-9993 with any questions about the transaction and related issues.

Crescent shareholders should call Michael G. Carlton, President or Bruce W. Elder, Vice President of Crescent, at (919) 460-7770.

QUESTIONS AND ANSWERS FOR CENTENNIAL SHAREHOLDERS

ABOUT ELECTING THE FORM OF MERGER CONSIDERATION

Q:	How do I elect the form of payment I prefer in the merger?

A:	An election form, together with a return envelope, will be mailed to you after you have received this Joint Proxy Statement-Prospectus. To elect the form of payment you prefer, you must complete and return the election form. If you do not make an election, you will be allocated Crescent common stock or cash or both depending on the elections made by the other shareholders. Please remember that unless you elect to receive 50% cash and 50% Crescent common stock that is based on the ratio of cash and stock to be exchanged in the merger, you might not receive the exact amount of cash or stock that you elect. The fully completed election form must be returned to the exchange agent, First-Citizens Bank & Trust Company, Raleigh, North Carolina, before the election deadline on July 21, 2003.

Q:	How do I exchange my Centennial stock certificates?

A:	Shortly after the merger is completed, a letter of transmittal, together with a return envelope, will be mailed to you. The letter of transmittal will provide instructions on where to surrender your Centennial stock certificates. The exchange agent will allocate cash and Crescent common stock among Centennial’s shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement.

Q:	Whom should I call with questions?

A:	Centennial shareholders should call John H. Ketner, Jr., President of Centennial, at (910) 295-9993 with any questions about the transaction and related issues.

SUMMARY

This summary highlights the material terms of the proposed merger between Crescent and Centennial. For a more complete description of the terms of this transaction, and the parties to it, you should carefully read this entire Joint Proxy Statement-Prospectus, the documents that accompany this Joint Proxy Statement-Prospectus, and the documents to which we refer you. See “Where You Can Get More Information” at page 86.

The Companies (Pages 52, 62)

Crescent Financial Corporation

1005 High House Road

Cary, North Carolina 27513

(919) 460-7770

Crescent is a corporation organized under the laws of the State of North Carolina and is registered as a bank holding company with the Federal Reserve Board. Crescent was formed in June 2001 to become the owner of all outstanding shares of Crescent State Bank.

Crescent State Bank is a state-chartered commercial bank organized under the laws of the State of North Carolina. Crescent State Bank opened for business on December 31, 1998. Its main office is in Cary, North Carolina at the address above. In addition to its main office, Crescent State Bank has three branch offices located in Cary, Apex and Clayton, North Carolina and a recently approved fourth branch office, located in Holly Springs, North Carolina, which opened in May, 2003.

Centennial Bank

185 West Morganton Road

Southern Pines, North Carolina 28387

(910) 295-9993

Centennial is a state-chartered commercial bank organized under the laws of the State of North Carolina. Centennial commenced operations in January 2000. Centennial’s main office is located in Southern Pines, North Carolina. Centennial also operates a branch office in Pinehurst, North Carolina.

Centennial will be merged into Crescent State Bank and Centennial’s shareholders will receive $10.11 per share in either cash, common stock of Crescent or a combination of cash and common stock of Crescent.

Crescent and Centennial have entered into a merger agreement under which Centennial will be merged into Crescent State Bank. If the merger is completed, the aggregate consideration paid to all the shareholders of Centennial will be 50% in shares of Crescent common stock and 50% in cash. Centennial shares exchanged for cash will be exchanged at a value of $10.11 per share. Centennial shares exchanged for Crescent common stock will be exchanged at a ratio to be determined by a value of Centennial common stock of $10.11 per share and the value of Crescent common stock equal to the average closing price of Crescent’s common stock on the Nasdaq SmallCap Market for the thirty (30) trading days ending three (3) trading days prior to completion of the merger.

Because the market price of Crescent stock to be used to determine the exchange ratio will not be determined until the thirty (30) day trading average immediately before the merger is completed, the exact exchange ratio for the stock portion of the consideration cannot be calculated at this time. However, if the thirty (30) day trading average of Crescent common stock is $10.8441 or higher, the exchange ratio will be 0.9323 shares of Crescent common stock for each share of Centennial common stock. If the thirty (30) day trading average of Crescent common stock is $8.0174 or less, the exchange ratio will be 1.2610 shares of Crescent common stock for each share of Centennial common stock. If the thirty day trading average of Crescent common stock is less than $10.8441 but greater than $8.0174, the exchange ratio will be determined by dividing that thirty (30) day average into $10.11 which is the negotiated per share value of Centennial stock agreed upon in the merger agreement, as amended.

Each Centennial shareholder may elect to receive: (i) all of his or her merger consideration in shares of Crescent common stock; (ii) all of his or her merger consideration in cash; or (iii) 50% Crescent common stock and 50% cash for his or her shares of Centennial stock. Shareholder elections will be adjusted pro rata, if necessary, to ensure that 50% of the shares of common stock of Centennial will be exchanged for shares of Crescent common stock and 50% will be exchanged for cash. If shareholder elections are adjusted, then Centennial shareholders who elect all cash or all stock may be required to receive a mix of consideration that is different from that which they elected. An election form will be mailed to Centennial shareholders shortly after they receive this Joint Proxy Statement-Prospectus. The election form will allow each Centennial shareholder to elect the form of merger consideration he or she would like to receive. Upon consummation of the merger, shareholders of Centennial will own approximately 16% of the issued and outstanding shares of Crescent.

We have attached the merger agreement, as amended by the parties, as Appendix A of this Joint Proxy Statement-Prospectus. We encourage you to read the agreement as it is the legal document that governs the transaction.

Comparative Per Share Market Price Information (Page 12)

Shares of Crescent common stock are listed on the Nasdaq SmallCap Market under the symbol “CRFN”. On March 11, 2003, the last full trading day prior to the public announcement of the proposed merger, Crescent’s stock closed at $9.60 per share, adjusted for the stock split effected as a 15% stock dividend paid on April 25, 2003. On May 21, 2003, the most recent date prior to the printing of this document, Crescent stock closed at $10.32 per share.

There is no established public trading market for shares of Centennial’s common stock. At March 31, 2003, the book value per share was $6.23, however, book value per share is not necessarily indicative of market value.

Crescent Does Not Know if it Will Pay Dividends in the Future (Pages 12 and 75)

Crescent has not paid any cash dividends. Crescent has had stock splits effected as a 10% stock dividend in 2000, 12.5% stock dividends in 2001 and 2002 and a 15% stock dividend on April 25, 2003. After the merger, the Board of Crescent will decide from time to time whether to pay dividends after evaluating business and financial results and other factors, such as legal restrictions. Crescent does not know whether it will declare dividends in the future.

Shareholders Will Generally Not be Taxed on Any Crescent Stock Received but Cash Received as a Result of the Merger is Generally Taxable (Page 47)

We will receive an opinion from the accounting firm of Dixon Odom PLLC as to the federal income tax consequences of the merger. Subject to the limitations and qualifications summarized in the “Federal Income Tax Consequences” section of this Joint Proxy Statement-Prospectus, neither Crescent shareholders nor Centennial shareholders will recognize gain or loss for U.S. federal income tax purposes on Crescent common stock received as a result of the merger, but the cash received in exchange for Centennial common stock will generally be taxable at applicable rates. The cash received by Centennial shareholders pursuant to the merger either by exchange of shares of Centennial common stock, exercise of dissenters’ rights or in lieu of fractional share interests should be treated as proceeds of a redemption for federal income tax purposes and should qualify for “sale or exchange” treatment at the applicable capital gains or ordinary income rate depending on each individual shareholder’s holding period. However, because of uncertainty resulting from the fact that more than one provision of the tax law could apply to this transaction, it is possible that the receipt of any cash by Centennial shareholders would not qualify for “sale or exchange” treatment and would therefore be subject to ordinary income tax rates.

Since tax matters can be complicated, and tax results may vary among shareholders, we urge you to contact your own tax advisor to understand fully how this transaction will affect you.

Shareholders of Centennial and Crescent have Dissenters’ Rights (Page 50)

Shareholders of Centennial and Crescent who vote against the merger, or abstain from voting and properly exercise their dissenters’ rights prior to their respective annual shareholders’ meeting, have the right to receive a cash payment for the fair value of their shares of common stock. In order to exercise these rights, shareholders must comply with Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix B to this Joint Proxy Statement-Prospectus. Article 13 requires, among other things, that a dissenting shareholder give written notice that he intends to dissent to Centennial (if you are a Centennial shareholder) or to Crescent (if you are a Crescent shareholder) before the annual meeting of shareholders and that your shares not be voted in favor of the merger at the annual meeting. If you wish to dissent, please read Appendix B carefully as you must take affirmative steps to preserve your rights.

Smith Capital and Ryan, Beck & Co. believe that the Merger is Fair to Each Company’s Shareholders (Pages 29, 37)

In deciding to approve the merger between Crescent State Bank and Centennial, our Boards considered opinions from our respective financial advisors as to the fairness of the merger consideration from a financial point of view. Centennial has received an opinion from Smith Capital, Charlotte, North Carolina that the merger consideration is fair, from a financial point of view, to Centennial’s shareholders, and Crescent has received an opinion from Ryan, Beck & Co., Livingston, New Jersey that the merger consideration is fair, from a financial point of view, to Crescent’s shareholders. These opinions are attached as Appendices C and D to this Joint Proxy Statement-Prospectus.

In connection with delivering these opinions, our financial advisors performed a variety of analyses. The analyses included:

•	comparing Centennial’s and Crescent’s historical stock prices and other financial information to each other and to those of other selected companies;

•	comparing the financial terms of the merger to those of other publicly announced transactions; and

•	estimating the relative values and contributions of Centennial and Crescent based on past and estimated future performances and anticipated benefits of the merger.

Smith Capital received $8,500 for its initial analysis, will receive a fee of $15,000 for its fairness opinion and will receive a monthly retainer of $5,000 until completion of the merger (See disclosure in Smith Capital’s opinion, included in this Joint Proxy Statement-Prospectus as Appendix C). Ryan, Beck & Co. has received a fee of $37,500 for the delivery of its fairness opinion with an additional $37,500 contingent and payable upon the completion of the merger (See disclosure in Ryan Beck’s opinion, included in this Joint Proxy Statement-Prospectus as Appendix D).

Both Companies’ Boards of Directors Recommend that Shareholders Vote “FOR” Approval of the Merger (Page 29)

The Boards of Directors of both Crescent and Centennial believe that the merger is in the best interests of their respective shareholders and recommend that shareholders vote “FOR” approval of the merger.

The Centennial Board believes that its shareholders will gain a stake in a larger, better capitalized community bank holding company with the ability to serve depositors in a wider area of North Carolina. This transaction should allow the resulting bank to increase both its market share and its geographic reach.

The Boards of Directors of Crescent and Centennial believe that the merger will help fulfill their long-term goals of:

•	enhancing shareholder value;

•	adding financial products and services;

•	diversifying credit risk;

•	broadening the markets they serve;

•	generating growth in assets and deposits; and

•	reducing operating costs through consolidation of some administrative and management functions such as accounting and human resource services.

Crescent Annual Meeting (Page 21)

Crescent will hold its annual meeting of shareholders at 3:00 p.m. on July 22, 2003 at MacGregor Downs Country Club, 430 St. Andrews Lane, Cary, North Carolina. If you owned shares of Crescent at the close of business on the record date of May 27, 2003, you may vote at the Crescent shareholders’ meeting.

On the record date for the Crescent annual meeting, there were 2,465,456 shares of Crescent common stock outstanding. Each Crescent shareholder will have one vote at Crescent’s meeting for each share of stock he or she owned on the record date.

At the meeting, the following matters will be presented for shareholder consideration:

(i)	approval of the merger with Centennial;

(ii)	election of two directors for three-year terms; and

(iii)	ratification of the appointment of Dixon Odom PLLC as independent public accountants for the fiscal year ended December 31, 2003.

Centennial Annual Meeting (Page 22)

Centennial will hold its annual meeting of shareholders at 10:00 a.m. on July 22, 2003 at the Holiday Inn, U.S. 1 and Morganton Road, Southern Pines, North Carolina. If you owned shares of Centennial at the close of business on the record date of May 27, 2003, you may vote at the Centennial shareholders’ meeting.

On the record date for the Centennial annual meeting, there were 872,861 shares of Centennial common stock outstanding. Each Centennial shareholder will have one vote at Centennial’s meeting for each share of stock he or she owned on the record date.

At the meeting, the following matters will be presented for shareholder consideration:

(i)	approval of the merger with Crescent State Bank; and

(ii)	election of three directors for three-year terms and one director for a two-year term or until the merger is completed.

Super-Majority Vote of Centennial’s Shareholders is Required to Approve the Merger Agreement (Page 22)

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of Centennial’s outstanding shares of common stock. Because a super-majority vote is required to approve the merger, your failure to vote will have the same effect as a vote against approval of the merger.

Directors and executive officers of Centennial own 9.3% of the shares that may be voted at Centennial’s annual meeting, and we expect them to vote in favor of the merger.

Brokers who hold shares as nominees, or in “street name,” will not have the authority to vote such shares at the Centennial annual meeting unless they receive instructions from the shareholder whose account they hold.

Majority Vote of Crescent’s Shareholders is Required to Approve the Merger Agreement (Page 21)

Approval of the merger agreement requires the affirmative vote of the holders of a majority of Crescent’s outstanding shares of common stock. Because an absolute majority vote is required to approve the merger, your failure to vote will have the same effect as a vote against approval of the merger.

Directors and executive officers of Crescent currently own 14% of the shares that may be voted at Crescent’s annual meeting. Such directors and executive officers would control up to 21% of the shares that may be voted at the Crescent annual meeting upon the exercise of outstanding options. We expect all such shares to be voted in favor of the merger.

Brokers who hold shares as nominees, or in “street name,” will not have the authority to vote such shares at the Crescent annual meeting unless they receive instructions from the shareholder whose account they hold.

If both Centennial and Crescent receive the approval of their respective shareholders and all regulatory approvals, we currently expect to complete the merger on or before September 30, 2003, although we cannot be sure of when, or whether, the merger will be completed.

We Must Obtain Regulatory Approvals to Complete the Merger (Page 44)

We have filed applications under the Bank Merger Act with the FDIC and the North Carolina Commissioner of Banks for permission to merge Centennial Bank and Crescent State Bank. We cannot complete the merger unless the FDIC, the North Carolina Banking Commission and the North Carolina Commissioner of Banks approve it. We have also filed notice of the merger with the Federal Reserve Board. Once the merger is approved, we will have to wait 15 days before we can complete it. During that time, the U.S. Department of Justice can challenge the merger.

As of the date of this document, we have not yet received all of the required approvals. Although we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them.

Purchase Accounting Treatment to be Used (Page 49)

The merger will be treated as a “purchase” under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Centennial, as the company not surviving in the merger are recorded at their respective fair values and added to those of Crescent. These values are determined as of the closing date of the merger. Crescent’s financial statements issued after consummation of the merger will reflect such values and are not restated retroactively to reflect the historical financial position or results of operations of Centennial.

Our Banking Operations After the Merger (Page 46)

Following the completion of the merger, Centennial will be merged into Crescent State Bank. Crescent State Bank will continue to operate its current branches as well as those of Centennial.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this Joint Proxy Statement-Prospectus, you should consider the following material risk factors carefully before deciding how to vote at the Centennial and Crescent annual meetings. Please see page 11 under “Forward-Looking Statements” for additional information to bear in mind before casting your vote.

Risks Related to the Merger

Crescent may encounter integration difficulties or may fail to realize the anticipated benefits of the merger.

Crescent and Centennial may not be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

Additionally, in determining that the merger is in the best interests of Crescent and Centennial, as the case may be, the Board of Directors of each of Crescent and Centennial considered that enhanced earnings may result from the consummation of the merger, including those resulting from reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, there can be no assurance that significantly enhanced earnings will result from the merger.

Future results of the combined companies may materially differ from the pro forma financial information presented in this document.

Future results of the combined company may be materially different from those shown in the pro forma financial statements which only show a combination of our historical results. We have estimated that the combined company will record approximately $950,000 of merger-related charges. The charges may be higher or lower than we have estimated, depending upon how costly or difficult it is to integrate our two companies. Furthermore, these charges may decrease capital of the combined company that could be used for profitable, income-earning investments in the future.

The interests of certain management officials of Centennial may be different from those of other shareholders.

Centennial’s directors and executive officers have interests in the merger other than their interests as Centennial shareholders. These interests may cause them to view the merger proposal differently than you may view it. Francis R. Quis, Jr., a member of the Board of Directors of Centennial will be appointed to serve as a member of the Board of Directors of Crescent and Crescent State Bank upon successful completion of the merger. Under the change in control provisions of his current employment contract with Centennial, John H. Ketner, Jr., President and Chief Executive Officer of Centennial, will receive $242,564 upon the merger of Centennial with and into Crescent State Bank. In addition, Crescent has agreed to assign a $500,000 “key man” life insurance policy currently held by Centennial to Mr. Ketner following the merger. Mr. Ketner will also receive approximately $121,281 in consideration for entering into an agreement not to compete with Crescent for a period of one (1) year following the merger. It is also expected that Julia A. Simmons, Chief Financial Officer of Centennial, will exercise rights under the change in control provisions of her employment agreement with Centennial, which will entitle her to receive $78,576 upon completion of the merger. Crescent has also agreed to enter into an employment agreement with James F. Byrd, Senior Vice President and Senior Lending Officer of Centennial. Following the merger, Mr. Byrd will serve as Commercial Banker and Regional Executive for Crescent State Bank in the Southern Pines/Pinehurst area, at an initial base salary of $103,500. See “The Merger—Management and Operations after the Merger.”

Centennial shareholders may receive consideration which is different from that which they elect to receive.

The merger agreement which Crescent and Centennial have entered into requires that 50% of the consideration paid for shares of Centennial stock be in the form of Crescent common stock and that 50% of the consideration be in the form of cash. The elections of Centennial shareholders will be adjusted pro rata, if necessary, to maintain this ratio. If the elections of Centennial shareholders are adjusted, then Centennial shareholders who elect either all cash or all stock may be required to receive a different mix of cash and stock from that which they elected.

Risks Related to Holding Crescent Stock

Crescent depends heavily on its President and Chief Executive Officer, Michael G. Carlton.

Crescent currently depends heavily on the services of its President and Chief Executive Officer, Michael G. Carlton, and a number of other key management personnel. The loss of his services or of other key personnel could affect Crescent in a material and adverse way. Crescent has entered into an employment agreement with Mr. Carlton and certain other officers, but the existence of such agreements does not assure that Crescent will be able to retain their services. The unexpected loss of services of Mr. Carlton or other key employees could have a material adverse effect on Crescent’s operations and possibly result in reduced revenues and earnings.

Crescent’s success will also depend in part on its ability to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank and bank holding company. Competition for such personnel is strong in the banking industry and Crescent may not be successful in attracting or retaining the personnel it requires. Crescent attempts to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a community-based financial institution.

Government regulations may prevent or impair our ability to pay dividends, engage in acquisitions, or operate in other ways.

Current and future legislation and the policies established by federal and state regulatory authorities will affect Crescent’s operations. Crescent is subject to supervision and periodic examination by the Federal Reserve Board and the North Carolina Commissioner of Banks. Crescent State Bank, as a state chartered commercial bank, also receives regulatory scrutiny from the North Carolina Commissioner of Banks and the FDIC. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you as an investor in Crescent, by restricting its activities, such as:

•	the payment of dividends to shareholders;

•	possible mergers with or acquisitions by other institutions;

•	desired investments;

•	loans and interest rates;

•	interest rates paid on deposits;

•	the possible expansion of branch offices; and

•	the ability to provide securities or trust services.

Crescent may be able to offer some of these services by electing to become a financial holding company, but in such event it will have to comply with other federal laws and regulations and could face enforcement actions by regulatory agencies. Crescent cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on its business. The cost of compliance with regulatory requirements may adversely affect Crescent’s ability to operate profitably. (See “Regulation and Supervision” at page 78).

Interest rate volatility could significantly harm Crescent’s business.

Crescent’s results of operations are affected by the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. A significant component of Crescent’s earnings is its net interest income, which is the difference between income from interest-earning assets, such as loans, and the expense of interest-bearing liabilities, such as deposits. Crescent is asset sensitive with approximately 62% of its assets tied to the prime rate or Federal funds rate, the interest rates of which will change immediately. Crescent’s liabilities however are relatively short-term with approximately 42% repricing within one year. This means Crescent’s one year interest rate repricing position is approximately 20%. At March 31, 2003 if interest rates went up or down by 2 percentage points, the impact on Crescent’s net interest income could be approximately 14%.

Our trading volume has been low compared with larger bank holding companies.

The trading volume in Crescent’s common stock on the Nasdaq SmallCap Market has been comparable to other similarly sized bank holding companies since trading began in 2002. Nevertheless, this trading volume does not compare with more seasoned companies listed on the Nasdaq SmallCap Market or other stock exchanges. Thus, the market in Crescent’s common stock is somewhat limited in scope relative to other companies. In addition, Crescent cannot say with any certainty that a more active and liquid trading market for its stock will develop after the merger.

We compete with much larger companies for some of the same business.

The banking and financial services business in Crescent’s and Centennial’s market areas is highly competitive and is becoming more competitive as a result primarily of:

•	changes in regulation;

•	changes in technology and product delivery systems; and

•	the accelerating pace of consolidation among financial services providers.

Crescent’s combined results of operations could be adversely affected by the nature or pace of change in competition. Crescent State Bank will compete for loans, deposits and customers with various bank and nonbank financial services providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Joint Proxy Statement-Prospectus about the financial condition, results of operations, and business of Crescent following the consummation of the merger that are subject to risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:

•	deposit attrition, customer loss, or revenue loss following the merger is greater than expected;

•	competitive pressure in the banking industry increases significantly;

•	changes in the interest rate environment reduce our margins;

•	general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

•	changes occur in the regulatory environment; and

•	changes occur in business conditions and the rate of inflation.

When used in this Joint Proxy Statement-Prospectus, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they relate to Crescent, Crescent State Bank, Centennial, or their management are intended to identify forward-looking statements.

MARKET PRICES AND DIVIDEND POLICIES

Crescent

Crescent’s common stock traded publicly on the OTC Bulletin Board from February 29, 2002, until it became listed on the Nasdaq SmallCap Market on August 20, 2002. The prices shown below do not include commissions or other expenses charged by brokers. The following table sets forth the high and low sale price information of Crescent’s common stock for the periods indicated:

	High	Low
Year Ended December 31, 2003
Second Quarter (through May 21)	$11.00	$10.23
First Quarter	10.43	9.02

Year Ended December 31, 2002
Fourth Quarter	10.00	7.39
Third Quarter	8.70	7.97
Second Quarter	10.43	7.17
First Quarter	10.87	6.80

Year Ended December 31, 2001
Fourth Quarter	7.34	6.18
Third Quarter	12.37	6.57
Second Quarter	7.73	5.16
First Quarter	5.16	4.12

The above prices have been adjusted to reflect stock splits effected as 12.5% stock dividends paid in 2001 and 2002 and a 15% stock dividend paid in the second quarter of 2003.

Crescent has not paid any cash dividends since its inception. After the merger, the only funds available to Crescent for use in paying dividends would be dividends received from Crescent State Bank. North Carolina law and federal banking law impose restrictions on the payment of dividends by North Carolina chartered banks.

In addition, North Carolina corporate law precludes any distribution to shareholders, including the payment of a dividend, if, after giving effect to the distribution, Crescent:

•	would not be able to pay its debts as they become due in the usual course of business; or

•	its total assets would be less than the sum of its total liabilities.

Future dividends will be determined by Crescent’s Board of Directors in light of circumstances existing from time to time, including Crescent’s:

•	growth;

•	financial condition and results of operations;

•	the continued existence of the restrictions described above; and

•	other factors that the Board of Directors considers relevant.

Centennial

No Market for the Common Stock of Centennial.    There is no established public trading market in Centennial’s common stock. Centennial’s common stock trades thinly, primarily in privately negotiated transactions. As of March 1, 2003, Centennial had approximately 600 shareholders of record.

Restrictions on cash dividends.    Centennial began operations on January 24, 2000. The payment of cash dividends for the first three years of operations of a North Carolina state chartered bank is generally prohibited by the

North Carolina Commissioner of Banks and the FDIC. Subject to such restrictions, there can be no assurances when and if Centennial would be in a position to pay cash dividends on its common stock. Centennial’s Board of Directors anticipates that all or substantially all of Centennial’s earnings in the foreseeable future would be required for development of its business. The payment of future cash dividends would be determined by the Board of Directors and would be dependent upon Centennial’s earnings, financial condition, business projections, and other pertinent factors. In addition, North Carolina banking law allows the payment of dividends only out of retained earnings and prohibits the payment of cash dividends if a bank’s surplus is less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if a bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by a bank if it is in default of any deposit insurance assessment due to the FDIC. Subject to these same restrictions on the effect on capital, the payment of stock dividends would be considered by Centennial’s Board of Directors when and if it is deemed prudent to do so.

CRESCENT AND CENTENNIAL UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2003 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2003 and for the year ended December 31, 2002 give effect to the merger, accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2003 has been derived from the unaudited interim financial statements for both Crescent and Centennial, which are included in this Joint Proxy Statement-Prospectus (See “Information Incorporated by Reference”). The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2002 is based on the historical financial statements of Crescent and Centennial under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. It gives effect to the merger as if it had been consummated at the beginning of the earliest period presented. All per share amounts for Crescent and all pro forma combined per share amounts have been adjusted to reflect the effects of the stock split effected as a 15% stock dividend paid by Crescent to its shareholders on April 25, 2003. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the merger.

The unaudited pro forma condensed combined financial statements should be read together with the historical financial statements of Crescent and Centennial, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

Pro forma per share amounts for the combined entity are based on an assumed exchange ratio of 0.9693 shares of Crescent stock for 50% of the shares of Centennial. The assumed exchange ratio represents the ratio of (i) the amount to be paid by Crescent for Centennial stock valued at $10.11 per share to (ii) the fair value of Crescent’s common stock (adjusted for the stock split effected as a 15% stock dividend paid to Crescent’s shareholders on April 25, 2003) at March 31, 2003 of $10.43 per share.

CRESCENT FINANCIAL CORPORATION

CENTENNIAL BANK

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2003.

	Crescent	Centennial	Pro Forma Acquisition Adjustments (Note 2)		Pro Forma Combined
	(In thousands, except share data)
Assets
Cash and cash equivalents	$45,882	$868	$(4,762)	(B)	$41,988
Investment securities available for sale	26,495	3,621	—		30,116
Loans, net	130,770	52,417	499	(D)	183,686
Interest receivable	660	247	—		907
Stock in FHLB of Atlanta	500	310	—		810
Premises and equipment, net	1,724	557	(40)	(D)	2,241
Core deposit intangible	—	—	540	(D)	540
Goodwill	—	—	2,614	(E)	2,614
Other assets	1,028	341	530	(D)	1,899

Total Assets	$207,059	$58,361	$ (619)		$264,801

Liabilities
Deposits	$178,492	$49,917	$ (427)	(D)	$227,982
Borrowings	10,000	2,777	(120)	(D)	12,657
Accrued expenses and other liabilities	646	225	735	(B)	1,606

Total Liabilities	189,138	52,919	188		242,245

Stockholders’ Equity
Crescent Financial Corporation
Preferred stock, no par value, 5,000,000 shares authorized, no shares issued	—		—		—
Common stock, $1 par value, 20,000,000 shares authorized, 2,143,249 shares issued, 2,566,289 shares issued pro forma	2,143	—	423	(A)	2,566
Additional paid-in capital	14,605	—	4,212	(A)	18,817
Retained earnings	938	—	—		938
Accumulated other comprehensive income	235	—	—		235

Centennial Bank
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—	—		—
Common stock, $3.50 par value, 5,000,000 shares authorized, 872,861 shares issued and outstanding	—	3,055	(3,055)	(C)	—
Additional paid-in capital	—	3,960	(3,960)	(C)	—
Retained deficit	—	(1,726)	1,726	(C)	—
Accumulated other comprehensive income	—	153	(153)	(C)	—

Total Stockholders’ Equity	17,921	5,442	(807)		22,556

Total Liabilities and Stockholders’ Equity	$207,059	$58,361	$ (619)		$264,801

Total book value per common share	$7.27	$6.23			$7.81
Tangible book value per common share	7.27	6.23			6.72

CRESCENT FINANCIAL CORPORATION

CENTENNIAL BANK

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2003

	Crescent	Centennial	Pro Forma Acquisition Adjustments (Note 2)		Pro Forma Combined
	(In thousands, except share data)
Interest income	$2,336	$918	$ (56)	(G)	$3,198
Interest expense	790	332	68	(H)	1,190

Net interest income	1,546	586	(124)		2,008
Provision for loan losses	108	51	—		159

Net interest income after provision for loan losses	1,438	535	(124)		1,849

Non-interest income	304	153	—		457

Non-interest expenses	1,177	606	0	(I)	1,783
Amortization of intangible assets	—	—	14	(F)	14

Total non-interest expenses	1,177	606	14		1,797

Income before income taxes	565	82	(138)		509
Provision for income taxes	202	—	(52)	(J)	150

Net income	$363	$82	$ (86)		$359

Net Income Per Common Share
Basic	$0.15	$0.09			$0.12
Diluted	$0.14	$0.09			$0.12

Weighted Average Common Shares Outstanding
Basic	2,464,737	872,861			2,887,777
Diluted	2,549,779	872,861			2,994,169

Equivalent Net Income Per Common Share For Centennial Common Shares Exchanged for Crescent Common Shares
Basic					$0.12
Diluted					$0.12

CRESCENT FINANCIAL CORPORATION

CENTENNIAL BANK

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2002

	Crescent	Centennial	Pro Forma Acquisition Adjustments (Note 2)		Pro Forma Combined

	(In thousands, except share data)
Interest income	$8,556	$3,787	$ (226)	(G)	$12,117
Interest expense	3,189	1,508	274	(H)	4,971

Net interest income	5,367	2,279	(500)		7,146
Provision for loan losses	689	390	—		1,079

Net interest income after provision for loan losses	4,678	1,889	(500)		6,067

Non-interest income	768	520	—		1,288

Non-interest expenses	4,124	2,265	(1)	(I)	6,388
Amortization of intangible assets	—	—	54	(F)	54

Total non-interest expenses	4,124	2,265	53		6,442

Income before income taxes	1,322	144	(553)		913
Provision for income taxes	94	—	(210)	(J)	(116)

Net income	$1,228	$144	$ (343)		$1,029

Net Income Per Common Share
Basic	$0.63	$0.16			$0.43
Diluted	$0.61	$0.16			$0.42

Weighted Average Common Shares Outstanding
Basic	1,960,810	872,861			2,383,850
Diluted	2,017,408	872,861			2,461,799

Equivalent Net Income Per Common Share For Centennial Common Shares Exchanged for Crescent Shares
Basic					$0.42
Diluted					$0.41

Notes To Unaudited Pro Forma Condensed Combined Financial Statements

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be completed on or before September 30, 2003.

NOTE 1—Basis of Presentation and Centennial Acquisition

Basis of Presentation

The unaudited pro forma condensed combined financial statements give effect to the merger of Crescent and Centennial in a business combination accounted for as a purchase. As a result of the merger, Centennial will be merged into Crescent. All per share data has been adjusted to show the effects of the stock split effected as a 15% stock dividend declared by Crescent on March 20, 2003 and paid on April 25, 2003 to stockholders of record on April 11, 2003.

Centennial Acquisition

Upon completion of the merger, each share of Centennial is assumed to be converted into .9693 shares of Crescent common stock or $10.11 in cash. The merger agreement requires that 50% of the total consideration received by Centennial shareholders in exchange for their Centennial common stock will be paid in the form of Crescent common stock. Centennial shareholders will have the opportunity to elect the form of consideration they would like to receive for their shares of Centennial common stock. However, should Centennial shareholders elect Crescent common stock in an amount less than or more than the percentage set forth above, then Crescent common stock will be allocated to achieve that ratio and the additional shares of Crescent common stock or cash will be allocated pro rata among Centennial shareholders.

The pro forma balance sheet reflects the proposed exchange ratio as if it had occurred on March 31, 2003, based on an estimated market value of Crescent common stock on that date, adjusted for the stock split effected as a 15% stock dividend, of $10.43 per share. This estimate will be refined and updated as of the effective date of the merger and may be more or less than the value indicated in these Pro Forma Condensed Combined Financial Statements, depending upon operating results from March 31, 2003 to the effective date of the merger, changes in market conditions and other factors. For purposes of these Pro Forma Condensed Combined Financial Statements, it is assumed that the purchase price for the Centennial common stock is paid as follows:

(i) 50%, or 436,430, of the outstanding shares of Centennial common stock on March 31, 2003 are exchanged for Crescent common stock at an exchange ratio of .9693 shares of Crescent for each share of Centennial common stock, resulting in the issuance of 423,040 shares of Crescent common stock.

(ii) 50%, or 436,431, shares of the Centennial common stock outstanding on March 31, 2003 are exchanged for cash at $10.11 per share.

Transaction costs incurred in the merger are assumed to be $200,000 for Crescent and $885,000, net of estimated tax benefits of $185,000, for Centennial. For Crescent, $175,000 are assumed to have been paid as of the merger date and $25,000 are reflected as a liability as of the merger date. For Centennial, $175,000 of such costs are assumed to have been paid as of the merger date, with the remaining $710,000 of transaction related costs reflected as a liability as of the merger date.

Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustment to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of Centennial:

Estimated fair value of the Crescent common shares to be issued to Centennial’ shareholders	$4,412
Cash paid for shares	4,412
Fair value of vested Crescent options granted to Centennial option holders	223
Transaction related costs incurred by Crescent in the merger	200

Total purchase price paid by Crescent for Centennial	9,247
Less adjusted net assets of Centennial	(6,633)

Goodwill recorded in the merger	$2,614

The adjusted net assets of Centennial are determined as follows:

Centennial Stockholders’ equity at March 31, 2003	$5,442
Less net transaction related costs incurred by Centennial in the merger	(700)
Adjustments for fair values of assets acquired and liabilities assumed	1,891

Adjusted net assets of Centennial	$6,633

The fair value adjustments for the Centennial assets acquired and liabilities assumed are as follows:

Increase in loans	$499
Decrease in premises and equipment	(40)
Core deposit intangible	540
Decrease in deposits	427
Decrease in borrowings	120
Increase in net deferred income tax assets	345

Total fair value adjustments	$1,891

NOTE 2—Description of Pro Forma Acquisition Adjustments

The purchase accounting and pro forma adjustments related to the unaudited pro forma condensed balance sheet and income statements are described below:

A.	Issuance of 423,040 shares (872,861 x 50% x .9693) of Crescent’s $1.00 par value common stock with an effective date value of $10.43 per share, combined with the value of vested Crescent options issued to Centennial option holders.

B.	To record cash paid for Centennial shares and for transaction costs, and to record liabilities incurred for transaction costs.

C.	To eliminate Centennial equity accounts.

D.	To record fair value adjustments to Centennial assets acquired and liabilities assumed.

E.	To record goodwill. Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, goodwill acquired will not be amortized but will be subject to an annual impairment test.

F.	To record amortization of the core deposit intangible using the straight-line method over a ten-year life.

G.	To reduce interest income for (1) the effects of cash used in the acquisition based upon a 1.25% rate earned on overnight funds and (2) amortization of the fair value adjustment to loans over a three-year period.

H.	To increase interest expense for the effects of the fair value adjustment to deposits and borrowings over a two-year period.

I.	To record accretion of the fair market value adjustment to real property using the straight-line method over a thirty-year life.

J.	To adjust income tax expense at a rate of 38% applied to the foregoing adjustments to income before income taxes.

THE ANNUAL MEETINGS OF SHAREHOLDERS

Crescent Annual Shareholders’ Meeting

General.    This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Crescent in connection with the solicitation by the Board of Directors of Crescent of proxies for use at the Crescent annual meeting of shareholders. The purposes of the Crescent annual meeting are:

•	to vote on approval of the merger agreement, as amended, dated March 12, 2003 between Crescent, Crescent State Bank and Centennial;

•	to elect two (2) directors to the Board of Directors of Crescent; and

•	to ratify the appointment of Dixon Odom, PLLC as independent public accountants for the fiscal year ended December 31, 2003.

Record Date; Voting Rights.    Crescent’s shareholders of record at the close of business on May 27, 2003 are entitled to vote at the Crescent annual meeting, or following any adjournment or postponement of the Crescent annual meeting. On May 27, 2003, there were 2,465,456 shares of Crescent’s common stock outstanding and entitled to vote held by approximately 600 holders of record. Each share of Crescent’s common stock outstanding on May 27, 2003 entitles the holder to one vote on each matter submitted to a vote at the meeting. Pursuant to the Bylaws of Crescent, a majority of the votes entitled to be cast by holders of Crescent’s common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

Approval of the merger will require the affirmative vote of holders of a majority of the shares of Crescent entitled to vote at the annual meeting.

As of the record date for the Crescent annual meeting, the executive officers and directors of Crescent and their affiliates owned an aggregate of 568,856 shares, or 21.10% of Crescent’s issued and outstanding common stock as of that date, all of which are expected to be voted in favor of approval of the merger agreement, as amended.

Solicitation, Revocation, and Use of Proxies.    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors of Crescent to complete, date, sign, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

You have three choices with regard to the proposal to approve the merger agreement. By checking the appropriate box on the proxy card you may:

•	vote “FOR” approval of the merger agreement;

•	vote “AGAINST” approval of the merger agreement; or

•	“ABSTAIN” from voting altogether.

The merger cannot be completed unless holders of a majority of all outstanding shares, voting either in person or by proxy, vote “FOR” the proposal. If a quorum is present at the meeting, in person or by proxy, your failure to vote, or a vote to “ABSTAIN,” would have the same effect as a vote “AGAINST” the merger proposal. Broker non-votes will also have the same effect as a vote “AGAINST” the merger proposal.

You may revoke your proxy at any time before it is actually voted at Crescent’s annual meeting by:

•	delivering written notice of revocation to Bruce W. Elder, Secretary, Crescent Financial Corporation, 1005 High House Road, Cary, North Carolina 27513;

•	submitting a subsequently dated proxy; or

•	attending the annual meeting and voting in person.

Each proxy card that is properly executed, received prior to the beginning of the annual meeting and not revoked will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted “FOR” (i) the merger proposal; (ii) the two directors nominated for re-election; and (iii) ratification of the appointment of Dixon Odom PLLC as independent accountants for the fiscal year ended December 31, 2003. Your death or incapacity will not revoke your proxy unless, before the shares are voted, notice of death or incapacity is filed with the Secretary of Crescent or other person authorized to tabulate votes. Whether or not you plan to attend Crescent’s annual meeting, you are requested to complete, date, and sign the accompanying proxy and return it promptly in the enclosed, postage-prepaid envelope.

Centennial Annual Shareholders’ Meeting

General.    This Joint Proxy Statement-Prospectus is being furnished to shareholders of Centennial as of May 27, 2003, and is accompanied by a form of proxy which is solicited by the Board of Directors of Centennial for use at Centennial’s annual meeting to be held on July 22, 2003 and at any adjournment or postponement thereof. The purposes of the Centennial annual meeting are:

•	to vote on approval of the merger agreement, as amended, dated March 12, 2003 between Crescent, Crescent State Bank and Centennial; and

•	to elect four (4) directors to the Board of Directors of Centennial.

Record Date; Voting Rights.    Shareholders of record at the close of business on May 27, 2003 are entitled to vote at Centennial’s annual meeting or at any adjournment or postponement thereof. On May 27, 2003, there were 872,861 shares of Centennial’s common stock outstanding which were held by approximately 600 holders of record. Each share of Centennial’s common stock outstanding on May 27, 2003 is entitled to one vote on each matter submitted to a vote at the annual meeting.

Approval of the merger will require the affirmative vote of holders of two-thirds of the shares of Centennial’s common stock entitled to vote at the annual meeting.

As of the record date for the Centennial annual meeting, the executive officers and directors of Centennial and their affiliates owned an aggregate of 81,300 shares, or 9.3% of Centennial’s issued and outstanding common stock as of that date, all of which are expected to be voted in favor of the merger agreement and in favor of the other matters presented for shareholder consideration.

Solicitation, Revocation, and Use of Proxies.    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors of Centennial to complete, date, sign, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

You have three choices with regard to the proposal to approve the merger agreement. By checking the appropriate box on the proxy card you may:

•	vote “FOR” the merger;

•	vote “AGAINST” the merger; or

•	“ABSTAIN” from voting altogether.

The merger cannot be completed unless holders of two-thirds of all outstanding shares, voting either in person or by proxy, vote “FOR” the proposal to approve the merger agreement. If a quorum is present at the meeting, in person or by proxy, your failure to vote, or a vote to “ABSTAIN,” would have the same effect as a vote “AGAINST” the merger proposal. Broker non-votes will also have the same effect as a vote “AGAINST” the merger proposal.

You may revoke a proxy at any time prior to its exercise by:

•	delivering a written notice of revocation to Julia A. Simmons, Secretary, Centennial Bank, P.O. Box 750, Southern Pines, North Carolina 28388;

•	submitting a subsequently dated proxy; or

•	attending Centennial’s annual meeting and voting in person.

Each proxy card that is properly executed, received prior to the beginning of the annual meeting and not revoked will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted “FOR” (i) the merger proposal; and (ii) the four directors nominated for re-election. Your death or incapacity will not revoke your proxy unless, before the shares are voted, notice of death or incapacity is filed with the Secretary of Centennial or other person authorized to tabulate votes. Whether or not you plan to attend Centennial’s annual meeting, you are requested to complete, date, and sign the accompanying proxy and return it promptly in the enclosed, postage-prepaid envelope.

Authorization to Vote on Adjournment

Unless either the Secretary of Crescent or Centennial, as the case may be, is notified otherwise, the proxies solicited by the Boards of Directors of Crescent and Centennial allow shareholders to either grant or withhold authority from the persons named as proxies to vote on an adjournment or adjournments of the annual meetings. Adjournment could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. Proxies voted against the merger proposal will not be used to adjourn the annual meetings. Neither corporation has any plans to adjourn its annual meeting at this time, but each intends to do so, if needed, to promote shareholder interests.

The Boards of Directors of Centennial and Crescent each recommend that shareholders grant authority to the proxies to vote on adjournment of the annual meetings.

Expenses

The expense of preparing, printing, and mailing this Joint Proxy Statement-Prospectus will be shared equally by Crescent and Centennial. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Crescent and Centennial without additional compensation. Crescent and Centennial will each reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the respective beneficial owners of Crescent’s and Centennial’s common stock.

PROPOSAL 1 FOR BOTH THE CRESCENT ANNUAL MEETING

AND THE CENTENNIAL ANNUAL MEETING:

THE MERGER OF CENTENNIAL INTO CRESCENT STATE BANK

The following information describes material aspects of the proposed transaction by which Centennial would be merged into Crescent State Bank under the merger agreement. The merger agreement is attached as Appendix A and incorporated by reference into this Joint Proxy Statement-Prospectus.

General

At the effective time of the merger, Centennial will be merged with and into Crescent State Bank and will cease to exist as a separate legal entity. The shares of Centennial’s $3.50 par value common stock issued and outstanding immediately prior to the merger (excluding shares as to which Centennial’s shareholders have exercised dissenters’ rights) will be converted into the right to receive:

•	the number of shares of Crescent common stock that equals $10.11 per share of Centennial stock (based on the closing price of Crescent common stock over the thirty (30) trading day period ending three (3) trading days prior to the merger); or

•	$10.11 in cash per share of Centennial stock; or

•	50% of the stock consideration and 50% of the cash consideration.

An election form will be mailed to the shareholders of Centennial shortly after they receive this Joint Proxy Statement-Prospectus. The election form will allow shareholders of Centennial to elect to receive, in the event the merger is completed, in exchange for their shares of Centennial common stock:

•	only shares of Crescent common stock;

•	only cash; or

•	50% Crescent common stock and 50% cash.

Shareholders of Centennial may also indicate that they have no preference with regard to the foregoing and choose not to make an election. To be effective, a properly completed election form must be received by the exchange agent, First-Citizens Bank & Trust Company, by 5:00 p.m., North Carolina time on July 21, 2003, or such other date as Crescent and Centennial mutually agree.

Shareholder elections will be adjusted pro rata, if necessary, so that 50% of the shares of common stock of Centennial will be exchanged for shares of Crescent common stock and 50% will be exchanged for cash. If the elections of Centennial shareholders are adjusted, then some or all Centennial shareholders who elect to receive either all stock or all cash may be required to receive a different mix of cash and stock from that which they elected.

Background of the Merger

Centennial has been a rapidly growing institution. This growth carried Centennial’s asset base to the point that management recognized it needed to increase capital to support continued growth in Centennial’s assets. In September 2002, management of Centennial engaged a registered securities broker to assist in a potential community offering of Centennial common stock on a best efforts basis. Following a strategic evaluation of Centennial and a focus group study in the community, the broker recommended that the offering commence in the first quarter of 2003. In January 2003, management began further discussions with the broker and Centennial’s legal counsel regarding the timetable and the terms of such an offering.

On January 10, 2003, Mr. Michael G. Carlton, President of Crescent requested a meeting with Mr. John H. Ketner, Jr., President of Centennial. Messrs. Carlton and Ketner were familiar with each other and somewhat familiar with each other’s institutions due to the fact that both serve on the board of directors of Sidus Financial, LLC., a mortgage broker in which both Crescent State Bank and Centennial have an investment interest. At that meeting the two Presidents discussed the future prospects of their respective banks and shared their visions of the future. At its conclusion, Mr. Carlton expressed his belief that a combination of the two banks would be beneficial to both institutions and their shareholders. Mr. Carlton pointed out the liquidity in Crescent’s stock, which was lacking for Centennial’s stock, the proximity of their markets and Crescent’s desire to expand in the direction of Southern Pines, North Carolina as reasons for the combination. Mr. Carlton also noted that shareholders of Centennial, by joining Crescent in its first acquisition, would be benefited by Crescent’s future growth. Mr. Carlton concluded by requesting permission to make a presentation to Centennial regarding a possible combination of the banks.

Although Mr. Ketner had on occasion received general indications of interest from other community banks regarding a possible combination, none had previously asked to make a specific presentation. On January 14, 2003, Mr. Ketner informed Centennial’s Executive Committee (Directors Peterson, Corso, Ketner, Tuomala and Quis) at its regular meeting that Crescent requested permission to make a presentation. In anticipation that such request would be granted, Crescent forwarded a confidentiality agreement to Mr. Ketner for his consideration which bound each party to retain any shared information, as well as the fact that discussions were taking place, to the highest level of confidentiality. The Executive Committee created a subcommittee to consider any such presentation and authorized Mr. Ketner to execute the confidentiality agreement with Crescent and provide information to Crescent so that it could prepare a presentation. The confidentiality agreement was executed on January 16, 2003 and both parties exchanged information that was requested by the other party.

On March 11, 2003, Crescent retained the investment banking firm of Ryan Beck & Co., Livingston, New Jersey, to act as its investment advisor and to assist Crescent in preparing its presentation to Centennial.

On January 21, 2003, Crescent made a presentation to the Centennial subcommittee. That presentation gave a historical perspective of Crescent and a timeline of its growth, reviewed December 31, 2002 key balance sheet figures, operating principles, and statistics on growth, stock trading and business strategies for the future. The presentation also presented a rationale for the merger between the two banks and perceived benefits to Centennial’s shareholders. Later that day, the Centennial subcommittee advised a special meeting of the Executive Committee that the presentation should be considered by the full Board. The full Centennial Board held a special meeting on January 27, 2003 with its legal counsel to discuss the strategic issues regarding a potential secondary stock offering and the potential combination with Crescent. The Board agreed to consider Centennial’s strategic alternatives and to meet later that week. The Board met again in special session on January 31, 2003 and decided to (i) advise the broker to put the secondary offering on hold; (ii) engage a financial advisor to assist in evaluating Centennial’s strategic options and to advise the Board of the financial advisor’s estimate of the market value of Centennial’s common stock; and (iii) authorize Mr. Ketner to request a formal written proposal from Crescent.

On February 4, 2003, Centennial engaged the financial advisory firm of Smith Capital, Inc., Charlotte, North Carolina to act as its advisor in connection with any further discussions with Crescent and to assess the strategic alternatives available to Centennial.

The Board of Directors of Crescent held a special meeting on February 8, 2003 and received a presentation from Ryan Beck regarding the potential of an acquisition of Centennial. Ryan Beck reviewed the financial position of Centennial at December 31, 2002 and presented a comparable acquisition analysis of bank acquisitions in the Southeast with values between $5 million and $15 million since January 1, 2002. Ryan Beck also presented a proposed combination analysis with the consideration being 100% stock of Crescent as well as an analysis with a ratio of 60% stock and 40% cash and an analysis of a ratio of 50% stock and 50% cash. Ryan Beck also presented perceived cost savings through a combination of the two institutions and presented various pricing models showing a maximum and minimum amount of consideration that could be paid to the shareholders of Centennial in a combination. Based upon that presentation, the Board of Directors of Crescent unanimously proposed that a nonbinding letter of intent be presented by Mr. Carlton to Centennial, which would propose a combination of Centennial and Crescent State Bank within the parameters set forth in the letter of intent. Mr. Carlton was authorized some latitude in negotiating the transaction, but it was agreed that any final agreement would be returned to the Board of Directors of Crescent for final authorization.

Crescent presented a nonbinding letter of intent to Centennial later in the day on February 8, 2003, which contained a deadline for Centennial to respond by close of business on February 18, 2003. At Centennial’s regular

Board meeting on February 13, Smith Capital delivered its initial analysis to the Board in the form of a strategic evaluation. The strategic evaluation considered numerous factors, including: (i) the capital markets and the banking industry; (ii) Centennial’s potential growth rates and its resulting financial performance; (iii) the availability and cost to Centennial of additional capital; and (iv) Crescent’s potential growth rates and its resulting financial performance. The strategic evaluation concluded that, compared to continued long-term operations as an independent entity, an affiliation with another institution could result in a higher projected value of Centennial for Centennial’s shareholders. Smith Capital also indicated that the solicitation of alternative bids could confirm whether the Crescent proposal represented the best offer for Centennial’s shareholders. The Board authorized Smith Capital to solicit other proposals.

Smith Capital contacted a number of North Carolina financial institutions to determine their level of interest in a merger transaction with Centennial. After confirming such interest from certain contacted parties, Smith Capital obtained confidentiality agreements from those parties and delivered information regarding Centennial to each such interested party that was equivalent to the information shared with Crescent. As a result of the review of that information, Centennial had a number of verbal discussions with other parties.

At a special meeting of the Board of Directors of Centennial on February 18, 2003 Smith Capital presented an analysis of the competing merger proposals and the other strategic options available to Centennial. After weighing the potential business combinations and considering the various options available to Centennial, including continued independence, the Centennial Board determined that a merger with Crescent, within the framework of Crescent’s February 8, 2003 proposal, could provide the best potential for enhancing the long-term return to shareholders of Centennial. However, there were certain aspects of the Crescent proposal that the Board felt could be improved. The Board meeting went into recess while the Chairman contacted Crescent to counter certain parts of the Crescent proposal. Mr. Carlton indicated his acceptance of these conditions. The Board reconvened and authorized management: (i) to conduct a due diligence investigation of Crescent; and (ii) to negotiate a definitive agreement for a merger of Centennial with and into Crescent State Bank.

On February 20, 2003, the Board of Directors of Crescent received a report from Ryan Beck regarding the status of discussions between the parties. At that meeting, the exchange ratio was agreed upon and Crescent’s Board authorized its Executive Committee to finalize certain “social” issues of the proposal including severance payments, board representation and to report to the full Board prior to the execution of a definitive agreement.

Between February 20, 2003 and March 11, 2003, both parties, together with their legal and financial advisors, conducted a due diligence review of each other’s books and records. Simultaneously, a definitive merger agreement was negotiated. On March 7, 2003, the Executive Committee of the Crescent Board of Directors held a special meeting and received a presentation from Ryan Beck regarding its results of due diligence and discussions between the parties. Ryan Beck recommended to the executive committee that Crescent enter into a merger transaction as proposed and legal counsel reviewed the elements of a definitive merger agreement.

On March 11, 2003, Centennial and Crescent each held special meetings of their Boards of Directors. At the Centennial meeting, the Board received the due diligence results and reviewed the terms of the definitive agreement with legal counsel. Smith Capital indicated that the proposed transaction was fair, from a financial point of view, to the shareholders of Centennial and the Board authorized executive management to execute and deliver the definitive agreement.

At the Crescent Board meeting, Ryan Beck advised the directors of the events that had transpired since the last meeting on February 8, 2003. Ryan Beck summarized the results of the March 7, 2003 meeting with Crescent’s Executive Committee, including the consideration for the shares of Centennial outstanding that was proposed to be paid, the representation on the Board after the merger and the compensation/severance packages being proposed. Ryan Beck presented a package of materials that reviewed the transaction in its entirety including the share exchange ratios, the “floor” and “ceiling” for those ratios, breakup fees and cost reimbursement in such event and executive management compensation issues. (See “Waiver, Amendment, and Termination” at page 44 for more information regarding breakup fees and cost reimbursement in the event of termination). Legal counsel then presented an executive summary of the proposed definitive agreement that reflected the transaction as presented by Ryan Beck. Based upon the legal and investment banker presentations, Crescent’s Board authorized executive management to execute and deliver the definitive agreement.

Centennial’s Reasons for the Merger

Centennial’s Board of Directors believes that the merger will enable Centennial’s shareholders to realize significant value when compared to the value of Centennial common stock if the merger does not occur.

In reaching its determination that the merger agreement is fair to, and in the best interests of, Centennial and its shareholders, the Centennial Board considered a number of factors, both from a short-term and long-term perspective. Listed below are the material factors the Centennial Board considered and a brief discussion of how such factors affected the Board’s decision in analyzing the opportunities presented by a merger of Centennial with Crescent State Bank. Such material factors were:

•	the Centennial Board’s review of Crescent’s business, financial condition, results of operations, and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

—	the Centennial Board believed that Crescent’s business and potential for growth was complimentary to both Centennial’s short-term and long-term objectives;

•	the Centennial Board’s perception that Crescent common stock had a greater potential for price appreciation than a more mature institution’s common stock;

—	the Centennial Board believed that an investment in Crescent, a recently chartered bank, was more compatible with the investment wishes of Centennial’s shareholders, who invested in Centennial as a start-up bank, to participate in the growth of the common stock’s price as Crescent grows;

•	the Crescent offer including one Board seat for a Centennial director (Francis P. Quis, Jr.) and Advisory Board seats of Crescent State Bank in Southern Pines:

—	a seat on the Board of Directors of Crescent and positions as advisory directors of Crescent State Bank would allow the directors of Centennial to remain actively involved in the ongoing operations of the combined entity. It is expected that advisory board members of Crescent State Bank in Southern Pines will receive $100 per meeting and that the Advisory Board will meet six (6) times a year;

•	the need to raise additional equity capital and the concern for a successful sale in today’s market and economic climate:

—	the Board believed the Crescent offer enhanced shareholder value considerably more than an additional stock offering, the success of which was problematic in the current economic climate; in addition, the Board believed that the combined banks would have a more liquid stock than Centennial, even if Centennial was able to raise additional capital;

•	the anticipated tax-free exchange of 50% of Centennial’s common stock for Crescent common stock in the merger (see the subheading “–Federal Income Tax Consequences”);

—	this was a significant benefit to shareholders;

•	the current and prospective environment in which Centennial operates, including national, state and local economic conditions, Centennial’s competitive environment, the trend toward consolidation in the financial services industry in general and among financial institutions in North Carolina and the likely effect of the foregoing factors on Centennial’s potential growth, development, productivity and profitability;

—	the Board recognized the need to expand beyond Centennial’s single county market and that the merger would permit expansion;

•	the business, financial condition, results of operations, market valuations and market liquidity of the stock of Crescent and the opportunity for Centennial shareholders to participate in any further growth of Crescent by obtaining Crescent common stock in the merger;

—	the synergies created by the merger would allow the combined entity to continue its growth in central North Carolina. The structure of the merger would allow Centennial’s current shareholders to continue to participate in the anticipated growth of the combined entity;

•	an in-depth due diligence review of Crescent’s operations, financial records, capital position and legal matters conducted by representatives of Centennial;

—	as with other factors, the Board believed that such review supported their belief that Crescent had the resources to allow the combined entity to expand its market share while continuing to provide a high level of customer service;

•	Crescent’s intention to retain most of Centennial’s employees;

—	there is no overlap between the markets of Centennial and Crescent, and only “backroom” employees will be terminated as a result of the merger;

•	the merger consideration represented a premium of $3.98 per share over the December 31, 2002 book value per share of Centennial’s common stock at the time the merger agreement was approved;

—	this factor represented a significant benefit to the Centennial shareholders; and

•	the presentation by Smith Capital to the Centennial Board of Directors on March 11, 2003, including the verbal opinion of Smith Capital that, as of March 11, 2003, the merger consideration was fair to the shareholders of Centennial from a financial point of view;

—	the Centennial Board relied on the opinion of Smith Capital that the merger consideration is fair, from a financial point of view, to the Centennial shareholders.

This discussion of the information and factors considered by Centennial Board is a summary of the factors considered by the Centennial Board. In reaching its determination to approve and recommend the merger, the Centennial Board did not assign any relative or specific weights to these factors, and individual directors may have given differing weights to different factors.

Crescent’s Reasons for the Merger

The Crescent Board of Directors believes that the merger is in the best interests of Crescent and its shareholders because it presents an important opportunity for Crescent to increase shareholder value through growth by acquiring a financial institution in a market that is a logical expansion for Crescent’s subsidiary bank, Crescent State Bank.

In reaching its decision to approve the merger agreement, the Crescent Board consulted with management of Crescent, as well as its financial and legal advisors, and considered the following factors:

•	The pro forma and prospective financial impact of the acquisition upon Crescent which indicated potential operating expense reductions of approximately $400,000 annually. Operating expense reductions would come primarily through the elimination of a chief financial officer position and certain “back-room” operations positions. Both of Centennial’s offices would remain open following the merger;

•	The business, operations, financial condition, earnings and prospects of each of Crescent and Centennial. In making its determination, the Crescent Board took into account the results of Crescent’s due diligence review of Centennial’s business, which indicated that Crescent could enhance existing and initiate new banking products that could appeal to a broader customer base;

•	The current and prospective economic and competitive environment facing financial institutions, including Crescent, which competitive position Crescent believes could be enhanced by expansion into new and broader economic markets served by Centennial;

•	The structure of the merger, the terms of the merger agreement and that the merger is intended to qualify as a transaction of a type that is generally tax-free for federal income tax purposes;

•	The opinion of Ryan Beck to the Crescent Board that the merger consideration is fair to the Crescent shareholders from a financial point of view which gave the Board assurance it was not unreasonably diluting the current ownership base of Crescent;

•	The likelihood of the merger being approved by the appropriate regulatory authorities.

This discussion of the information and factors considered by the Crescent Board includes all material factors considered by the Crescent Board. In reaching its determination to approve and recommend the merger, the Crescent Board did not assign any relative or specific weights to those factors, and individual directors may have given differing weights to different factors.

Recommendation of Centennial’s Board

The Board of Directors of Centennial has unanimously approved the merger agreement and believes that the merger is fair to, and in the best interests of, Centennial and its shareholders. Centennial’s Board of Directors, therefore, recommends that the holders of Centennial’s common stock vote “FOR” approval of the merger agreement. In making its recommendation, the Board of Directors of Centennial has considered, among other things, the opinion of Smith Capital that Crescent’s proposal is fair to Centennial’s shareholders from a financial point of view. See “Opinion of Centennial’s Financial Advisor” below.

Recommendation of Crescent’s Board

The Board of Directors of Crescent has unanimously approved the merger agreement and believes that the merger is fair to, and in the best interests of, Crescent and its shareholders. Crescent’s Board of Directors, therefore, recommends that the holders of Crescent’s common stock vote “FOR” approval of the merger agreement. In making its recommendation, the Board of Directors of Crescent has considered, among other things, the opinion of Ryan Beck & Co. that the merger is fair to Crescent’s shareholders from a financial point of view. See “Opinion of Crescent’s Financial Advisor” below.

Opinion of Centennial’s Financial Advisor

Centennial retained Smith Capital to deliver a fairness opinion in connection with the proposed merger. Smith Capital, Inc. is a recognized investment advisory firm specializing in mergers and acquisitions of financial institutions, valuations and fairness opinions. At the meeting of Centennial’s Board of Directors on March 11, 2003, Smith Capital gave its verbal opinion to the Centennial Board that, as of that date and based upon and subject to the various considerations mentioned, the consideration to be received by Centennial shareholders pursuant to the merger agreement was fair, from a financial point of view, to Centennial’s shareholders. Centennial’s Board did not limit Smith Capital in any way in the investigations it made or the procedures it followed in giving its opinion. Smith Capital confirmed its opinion as of May 29, 2003, the date immediately preceding the mailing of this Joint Proxy Statement-Prospectus. The full text of Smith Capital’s opinion is included as Appendix C to this Joint Proxy Statement-Prospectus. The opinion sets forth the assumptions made, matters considered and limits on the review undertaken. Smith Capital’s opinion is incorporated into this Joint Proxy Statement-Prospectus by reference and you are urged to read the opinion in its entirety.

Smith Capital addressed its opinion to the Centennial Board. The opinion addresses only the consideration pursuant to the merger agreement and is not a recommendation to any Centennial or Crescent shareholder as to how that shareholder should vote with respect to the merger.

In arriving at its opinion Smith Capital reviewed:

•	The merger agreement;

•	Various publicly available information concerning the businesses of Centennial and Crescent and of several other companies engaged in businesses comparable to those of Centennial and Crescent, and the reported market prices of the securities deemed comparable;

•	The terms of various merger or acquisition transactions involving companies comparable to Centennial and Crescent;

•	Current and historical market prices of the common stock of Crescent;

•	The audited financial statements of Centennial and Crescent for each of the years ended December 31, 2000, 2001 and 2002;

•	Certain internal financial analyses and forecasts prepared by Centennial and Crescent and their respective managements; and

•	The terms and conditions of other business combinations that Smith Capital deemed relevant.

Smith Capital also held discussions with several members of the managements of Centennial and Crescent on numerous aspects of the merger, the past and current business operations of Centennial and Crescent; the financial condition and future prospects and operations of Centennial and Crescent, the effects of the merger on the financial condition and future prospects of Centennial and Crescent and other matters that Smith Capital believed necessary or appropriate to its inquiry. In addition, Smith Capital reviewed other financial studies and analyses and considered such other information that it deemed appropriate for the purposes of its opinion.

Smith Capital relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or Centennial and Crescent furnished to it or that it otherwise reviewed. Smith Capital is not responsible or liable for the information or its accuracy. Smith Capital did not conduct any valuations or appraisals of any assets or liabilities, nor were any valuations or appraisals provided to Smith Capital. In relying on financial analyses and forecasts provided to it, Smith Capital has assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial conditions of Centennial and Crescent to which those forecasts or analyses relate. Smith Capital also assumed that, in the course of obtaining regulatory and third party consents for the merger and the other transactions contemplated by the merger agreement, no restriction will be imposed that will have a material adverse effect on the future results or financial condition of Centennial or Crescent.

The projections furnished to Smith Capital for Centennial and Crescent were prepared by the respective managements of each company. Neither Centennial nor Crescent publicly discloses internal management projections of the type provided to Smith Capital in connection with Smith Capital’s analysis of the merger, and the projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the projections.

As is customary in the rendering of fairness opinions, Smith Capital based its opinion on economic, market and other conditions in effect on, and the information made available to Smith Capital as of, the date of its opinion. Subsequent developments may affect the opinion. Smith Capital expressed no opinion as to the price at which Crescent’s common stock will trade at any future time.

In accordance with customary investment banking practice, Smith Capital employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Smith Capital utilized in providing its March 11 opinion. We have presented some of the summaries of financial analysis in tabular format. In order to understand the financial analyses used by Smith Capital more fully, you should read the tables together with the text of each summary. The tables do not alone constitute a complete description of Smith Capital’s financial analyses.

Comparative Analysis of Financial Condition—Peer Group Analysis.    In evaluating Centennial and Crescent, Smith Capital compared their respective financial conditions to a group of publicly traded comparable banks (the Centennial Group and the Crescent Group respectively). Smith Capital used these samples to compare financial condition as well as the valuation of the respective banks’ shares.

Smith Capital developed two different groups of banks for comparison, as Centennial and Crescent are different in size and nature.

The Centennial Group was comprised of 10 banks with assets less than $150 million (range $89.5 million to $129.8 million) and an equity assets ratio below 10% and a return on average assets below 1%. These banks are listed below.

Albemarle First Bank, Charlottesville, VA

Bank of the James, Lynchburg, VA

Bank of Wilmington, Wilmington, NC

Cherokee Banking Company, Canton, GA

CNB Holdings, Inc., Alpharetta, GA

CommonWealth Bank, Richmond, VA

Community Capital Bancshares, Inc., Albany, GA

First Capital Bank, Glen Allen, VA

United Financial, Inc., Graham, NC

Weststar Financial Services Corporation, Asheville, NC

The Crescent Group was comprised of 13 publicly traded banks formed between November 30, 1997 and December 31, 1998 in North Carolina, South Carolina, Georgia, Tennessee and Virginia with assets ranging from $97.6 million to $739.5 million. These banks are listed below.

Alliance Bankshares Corporation, Fairfax, VA

American Community Bancshares, Inc., Monroe, NC

Bank of the Carolinas, Mocksville, NC

Gateway Financial Holdings, Inc., Elizabeth, NC

High Country Financial Corporation, Boone, NC

Pinnacle Financial Partners, Inc., Nashville, TN

TowneBank, Hampton Roads, VA

Bank of Wilmington, Wilmington, NC

First Trust Bank, Charlotte, NC

CNB Holdings, Inc., Alpharetta, GA

James Monroe Bancorp, Inc., Arlington, VA

Weststar Financial Services Corporation, Asheville, NC

United Financial, Inc., Graham, NC

Smith Capital analyzed certain balance sheet ratios, asset quality, growth in assets and deposits, profitability and stock price multiples. Smith Capital compared Centennial’s values to the median Centennial Group and the values in the 25th percentile, as Centennial’s performance was lower than the median.

	Centennial	Median	25th Percentile

Loans/Deposits	103.00	83.25	79.64

Equity/Assets	9.08	8.28	7.52

Tangible Equity/Assets	9.08	8.28	7.52

Liquidity	9.87	22.03	18.57

Tier 1 Capital Ratio	10.85	11.04	10.04

Centennial’s capital ratios were higher than the Centennial Group, but its liquidity was very low.

	Crescent	Group Median

Loans/Deposits	80.96	86.55

Equity/Assets	9.75	8.37

Tangible Equity/Assets	9.75	8.13

Liquidity	35.53	19.49

Tier 1 Capital Ratio	10.05	12.14

Crescent exhibited less leverage than the Crescent Group and had high liquidity.

Loan Composition	Centennial	Median	25th Percentile

Real Estate	73.5	70.52	60.81

Construction	4.7	15.29	10.11

Commercial	9.7	23.85	14.29

Consumer	4.3	5.98	3.19

1-4 Family	32.46	23.96	18.03

Deposit Composition	Centennial	Median	25th Percentile

Non Interest Bearing/Total Deposits	6.57	11.87	10.31

MMA and Savings/Total Deposits	3.8	19.96	15.22

Time/Deposits/Total Deposits	64	58.93	41.70

Demand Deposits/Total Deposits	6.57	11.81	9.99

Transaction Accounts/Total Deposits	32.19	19.84	16.26

Loan Composition	Crescent	Group Median

Real Estate	79.76	70.20

Construction	23.32	14.32

Commercial	17.26	25.61

Consumer	3.18	3.34

1-4 Family	21.57	21.58

Deposit Composition	Crescent	Group Median

Non Interest Bearing/Total Deposits	30.87	12.40

MMA and Savings/Total Deposits	11.40	17.38

Time/Deposits/Total Deposits	42.31	55.33

Demand Deposits/Total Deposits	30.87	12.40

Transaction Accounts/Total Deposits	46.29	22.66

Crescent’s level of real estate and construction loans was higher than the Crescent Group.

Asset Quality

The table below shows Centennial’s asset quality relative to the Centennial Group.

	Centennial	Median	25th Percentile

Loan Loss Allowance/Total Loans	1.31	1.28	1.10

Net Charge Offs/Average Loans(LTM)	0.26	0.36	0.25

Non Performing Assets+90 days/Total Assets	0.30	0.48	0.32

The table below shows Crescent’s asset quality relative to the Crescent Group.

	Crescent	Group Median

Loan Loss Allowance/Total Loans	1.36	1.28

Net Charge Offs/Average Loans(LTM)	0.09	0.16

Non Performing Assets+90 days/Total Assets	0	0.43

Asset Growth.    The table below shows Centennial’s asset growth relative to the Centennial Group.

Asset Growth	Centennial	Median	25th Percentile

YTD	10.1	27.97	13.08

2001 vs 2000	81	49.21	39.48

2000 vs 1999		64.64	61.24

The table below shows Crescent’s asset growth relative to the Crescent Group.

Asset Growth	Crescent	Group Median

YTD	40.90	37.47

2001 vs 2000	79.37	45.35

2000 vs 1999	113.54	84.66

Profitability.    The table below compares certain profitability measures for Centennial with the Centennial Group.

	Centennial	Median	25th Percentile

Return on Assets	0.3	0.68	0.53

Return on Equity	3.21	8.04	6.15

Net Interest Margin(MRQ)	3.94	3.95	3.70

Efficiency	82.74	72.42	66.71

Non Interest Income/Average Assets	0.93	0.66	0.43

Non Interest Expense /Average Assets	4.04	3.15	2.86

Effective Tax Rate		33.61	0.00

	Crescent	Group Median

Return on Assets	0.85	0.65

Return on Equity	9.31	7.80

Net Interest Margin(YTD)	3.87	3.81

Efficiency	67.22	73.27

Non interest income/Average Assets	0.49	0.78

Non interest expense /average assets	2.65	3.05

Effective Tax Rate	7.08	23.93

Market Comparable Analysis. Comparison of the Shares of Centennial and Crescent to those of Comparable Publicly Traded Banks.    Smith Capital compared the market valuation of Centennial’s shares and Crescent’s shares with the comparable group of publicly traded banks used in the analyses of financial condition. Smith Capital used closing prices or bid prices (if there was no trade) of the comparable groups on March 10, 2003. The table below shows the multiples of the Centennial Group and a comparison of Crescent with the multiples of the Crescent Group.

Pricing	Centennial	Median	25th Percentile

Price/Book	*	1.27	1.14

Price/Tangible Book	*	1.27	1.14

Price/LTM Earnings	*	16.13	15.04

Price/Assets	*	0.11	0.09

Price/Core LTM Earnings	*	16.65	13.09

Dividend Yield	*	0.00	0.00

Market Capitalization ($ in 000’s)	*	1,025.55	832.99

Assets($ in 000’s)	58,358	110,974	98,544

*	There is no public market for Centennial’s common stock, and therefore, this data is not meaningful.

Pricing	Crescent	Group Median

Price/Book	1.33	1.16

Price/Tangible Book	1.33	1.25

Price/LTM Earnings	1.33	1.25

Price/Assets	0.13	0.10

Price/Core LTM Earnings	15.74	16.84

Dividend Yield	0.00	0.00

Market Capitalization ($ in 000’s)	23,640	23,277.6

Assets($ in 000’s)	182,005	186,535

Smith Capital also calculated a range of imputed values for a share of Centennial based on the ratios for the Centennial Group. Smith Capital took a weighted average of the results, weighting values based on earnings and assets 25% each, and values based on book value, 50%. The imputed value for Centennial was $5.75 per share using 25th percentile multiples and $6.47 per share, using median multiples. The consideration offered by Crescent exceeds these values by 75.8% and 56.25%, respectively.

Smith Capital calculated the per share value of Crescent by applying the median Crescent Group multiples of earnings, book value and assets to Crescent’s respective earnings per share, book value per share and assets per share. The range of values for Crescent was $10.61, $8.35 and $7.65, respectively. Crescent’s closing price on March 10, 2003 was $9.60 which fell within the calculated range (prices adjusted for the stock split effected as a 15% stock dividend paid on April 25, 2003).

Discounted Dividend Analysis.    Smith Capital used a discounted dividend analysis to estimate the net present value of distributable capital that Centennial and Crescent could produce on a stand-alone basis from 2003 through 2007. Smith Capital derived its own projections for Centennial and Crescent after discussion with their respective managements. Smith Capital calculated for each company the sum of: (1) the estimated distributable capital per share, projected such that the equity to assets ratio would be maintained at 8%, and discounted to present values at discount rates of 12% to 14%; and (2) the terminal value based on the projected net income in 2007 in the cash flow model, multiplied by 15.04 to 16.13 in the case of Centennial, and 15.76 to 17.43 in the case of Crescent. The multiples represent the median and 25th percentile Centennial Group price to earnings multiples, and in the case of Crescent, Crescent’s actual and the Crescent Group median multiple price to earnings.

The discounted dividend analysis indicated a range of $4.85 to $6.78 per share for Centennial and $8.56 to $9.95 for Crescent (prices adjusted for the stock split effected as a 15% stock dividend paid on April 25, 2003). The consideration offered by Crescent exceeds Centennial’s values by 108% and 49.11%.

Smith Capital noted that while the discounted dividend analysis is widely used in valuation models, its results depend on a large number of variables such as asset and earnings growth rates, discount rates and terminal value multiples. Smith Capital selected discount rates which, in Smith Capital’s experience, represented the rates that investors in securities such as Crescent and Centennial’s common stock would demand as expected returns for alternative investments with similar risks and appreciation potential.

Analysis of Merger and Acquisition Transactions.    Smith Capital reviewed merger and acquisition prices paid for banks and thrifts in the Carolinas, Virginia, Georgia and Tennessee since 1999, where the seller’s assets were less than $150 million and the equity to assets ratio was greater than 8%. There were nine such transactions.

Smith Capital applied the median prices paid to book value, earnings and assets to Centennial’s respective amounts. The values derived were weighted 50% to book and 25% each to assets and earnings. The results showed a value of $9.22 for Centennial.

The consideration to be received of $10.11 per share exceeds this value by 9.8%.

Pro forma Merger Analysis.    Smith Capital measured the impact of the merger on the combined company’s operating results and financial condition. In calculating pro forma earnings for 2003 and 2004, Smith Capital assumed one time pre-tax merger expenses of $600,000 in 2003. Also included were pre-tax merger related savings of $100,000 in 2003 and $400,000 in 2004. The assumptions also included $2.5 million in goodwill and $360,000 in core deposit intangibles. Smith Capital assumed that 50% of the consideration was paid in cash and 50% in Crescent stock.

Earnings Per Share	2003	2004
Accretion to Centennial Equivalent Earnings Per Share	73%	102%

Accretion to Centennial before merger expenses	124%	na

Dilution to Crescent Earnings Per Share	-17%	1%

Dilution to Crescent Earnings Per Share before merger expenses	-0.85%	na

Book Value Per Share	2003	2004

Centennial Book Value Per Share Accretion	35.21%	39.11%

Centennial Tangible Book Value Per Share Accretion	18.81%	23.82%

Crescent Book Value Per Share Accretion	3.97%	3.91%

Crescent Tangible Book Value Per Share Dilution	-8.64%	-7.51%

Summary Conclusions

Consideration Payable by Crescent	$10.11	Consideration Premium
Range of Market Comparable Values of Centennial	$5.75	75.81%
	$6.47	56.23%

Acquisition Value	$9.22	9.70%

Range of Discounted Cash Flow Values of Centennial	$6.78	49.19%
	$4.85	108.45%

The summary above shows that the consideration payable exceeds all the valuation measures of Centennial described in the analysis. This supports Smith Capital’s conclusion that the consideration payable to Centennial was fair, from a financial viewpoint, to the shareholders of Centennial.

This summary does not purport to be a complete description of the analyses or data presented by Smith Capital. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Smith Capital believes that one must consider its opinion, the summary and its analyses as a whole. Selecting portions of the summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion.

Smith Capital based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry specific factors. Smith Capital’s analyses are not necessarily indicative of actual values or actual future results that either company or the combined entities might achieve, which values may be higher or lower than those indicated. Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Therefore, none of Smith Capital, Centennial, Crescent or any other person assumes responsibility if future results are materially different from those forecast. Moreover, Smith Capital’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold.

Smith Capital is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, estates, corporate and other purposes.

Fees.    Centennial paid Smith Capital $8,500 for its initial advice on the merger. Centennial also paid Smith Capital a monthly retainer of $5,000 during the merger process and a fee of $15,000 for its fairness opinion (plus an additional $5,000 if the updated opinion requires additional financial analysis). Centennial has also agreed to pay Smith Capital’s out of pocket expenses in connection with the engagement. In addition, Centennial has agreed to indemnify Smith Capital and its officers, directors, affiliates and employees against various liabilities and expenses that Smith Capital may incur as a result of its engagement.

The written opinion of Smith Capital to Centennial is attached as Appendix C to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. The description of the Centennial fairness opinion is qualified in its entirety by reference to Appendix C. Centennial shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Smith Capital in connection with rendering its opinion.

Opinion of Crescent’s Financial Advisor

By letter agreement dated March 11, 2003, the Board of Directors of Crescent retained Ryan Beck as an independent financial advisor in connection with Crescent’s consideration of a possible business combination involving Crescent and Centennial. Ryan Beck is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Ryan Beck is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Ryan Beck acted as financial advisor to Crescent in connection with the proposed merger and participated in certain of the negotiations leading to the Merger Agreement. At the request of Crescent’s Board of Directors, representatives of Ryan Beck attended the March 11, 2003, Board meeting at which the merger agreement was considered. At the meeting, Ryan Beck delivered to Crescent’s Board of Directors its oral opinion that, as of that date, the merger consideration was fair to Crescent’s shareholders from a financial point of view. Ryan Beck confirmed its opinion in writing as of May 29, the date immediately prior to the mailing of this Joint Proxy Statement-Prospectus by updating certain aspects of its analyses and by reviewing the assumptions upon which its analyses were based and the other factors considered in rendering its opinion.

In connection with rendering its March 11, 2003 oral opinion, Ryan Beck reviewed, among other things: (1) the merger agreement and related plan of merger; (2) certain publicly available financial statements and other historical financial information provided by Crescent that Ryan Beck deemed relevant; (3) certain publicly available financial statements and other historical financial information provided by Centennial that Ryan Beck deemed relevant; (4) the operating budget of Crescent for the years ending December 31, 2003 and 2004 prepared by and reviewed with management of Crescent and the views of senior management of Crescent, based on limited discussions with certain members of senior management, regarding Crescent’s business, financial condition, results of operations and future prospects; (5) the operating budget of Centennial for the years ending December 31, 2003 and 2004 prepared by and reviewed with management of Centennial and the views of senior management of Centennial, based on limited discussions with certain members of senior management, regarding Centennial’s business, financial condition, results of operations and future prospects; (6) the pro forma impact of the merger on Crescent; (7) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (8) the current market environment generally and the banking environment in particular; and (9) such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

In performing its reviews and analyses, Ryan Beck relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it. Ryan Beck was not asked to and did not undertake an independent verification of the accuracy or completeness of any such information and it does not assume any responsibility or liability for the accuracy or completeness of any of that information.

Ryan Beck did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Crescent or Centennial or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Ryan Beck is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Crescent or Centennial. With Crescent’s consent, Ryan Beck has assumed that the respective allowance for loan losses for both Crescent and Centennial are adequate to cover those losses, taking into account specific mutually agreed upon adjustments to Centennial’s loan loss reserve prior to closing, and will be adequate on a pro forma basis for the combined entity. In addition, Ryan Beck has not conducted any physical inspection of the properties or facilities of Crescent or Centennial. Ryan Beck is not an accounting firm and it has relied, with Crescent’s consent, on the reports of the independent accountants of Crescent and Centennial for the accuracy and completeness of the financial statements furnished to them. With respect to all financial projections prepared by or reviewed with each company’s management and used by Ryan Beck in its analyses, Ryan Beck assumed that those projections reflected the best currently available estimates and judgments of the respective managements of the respective future financial performance of Crescent and Centennial and that such performance will be achieved. Ryan Beck expressed no opinion as to such financial projections or the assumptions on which they were based.

Ryan Beck’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Ryan Beck assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to those agreements will perform all of the covenants required to be performed by that party under those agreements, and that the conditions precedent in the merger agreement will not be waived. Ryan Beck also assumed, with Crescent’s consent, that (i) there has been no material change in Crescent’s or Centennial’s assets, financial condition, results of operations, business or prospects since the date of the last publicly filed financial statements available to Ryan Beck; (ii) Crescent and Centennial will remain as going concerns for all periods relevant to its analyses; and (iii) the merger will not be a taxable transaction at the corporate level for federal income tax purposes.

A copy of Ryan Beck’s written opinion is attached as Appendix D to this Joint Proxy Statement-Prospectus and is incorporated by reference into this description. This description is qualified in its entirety by reference to the opinion. Crescent’s shareholders are urged to read the opinion carefully in connection with their consideration of the merger. Ryan Beck’s opinion was directed to Crescent’s Board of Directors for its information in considering the merger agreement. The opinion is directed only towards the fairness of the merger consideration, from a financial point of view, to Crescent’s shareholders. It does not address the underlying business decision of Crescent’s Board of Directors to engage in the merger or any other aspect of the merger and is not a recommendation to any Crescent shareholder as to how that shareholder should vote at the Crescent annual meeting with respect to the merger or any other matter.

In rendering its March 11, 2003 oral opinion, Ryan Beck performed a variety of financial analyses. The following is a summary of the material analyses performed by Ryan Beck, but is not a complete description of all the analyses underlying Ryan Beck’s opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Ryan Beck believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no transaction presented in Ryan Beck’s comparative transaction analysis described below is identical to the merger. Accordingly, an analysis of comparable transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the merger transaction values.

The earnings projections for Crescent and Centennial relied upon by Ryan Beck in its analyses were reviewed with management and were based upon the internal projections of Crescent and Centennial for the years ending December 31, 2003 and 2004. The earnings projections furnished to Ryan Beck were prepared by senior management of Crescent and Centennial for internal purposes only and not with a view towards public disclosure. Those projections were based upon numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections. In performing its analyses, Ryan Beck also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Crescent, Centennial or Ryan Beck. The analyses performed by Ryan Beck are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

Summary of Proposal.    Ryan Beck reviewed the financial terms of the merger. Based upon the option for Centennial shareholders to elect either (i) cash in the amount of $10.11 per share without interest; (ii) $10.11 in Crescent common stock based on a exchange ratio of between .8107 and 1.0965 shares of Crescent stock based on the average of the closing price of Crescent for the thirty trading day period ending three trading days immediately prior to the Effective Time; or (iii) a mixture of 50% cash and 50% stock. Ryan Beck’s analysis was subsequently updated to reflect the stock split effected as a 15% stock dividend paid to Crescent’s shareholders on April 25, 2003, which modified the exchange ratio to between .9323 and 1.2610 shares of Crescent common stock per share of Centennial common stock. Ryan Beck calculated an implied transaction value per share of Centennial common stock of $10.11 and an implied aggregate transaction value of $9.1 million, based upon approximately 872,861 actual shares of Centennial common stock outstanding and the economic value associated with the approximately 137,500 Centennial options outstanding with a weighted average strike price of $7.80 per share.

Analysis of Selected Merger Transactions.    Ryan Beck reviewed certain transactions announced since January 1, 2002 involving acquisitions of commercial banks with transaction values between $5 million and $15 million. Ryan Beck reviewed 17 transactions in the Southeast, and based on the consideration being offered to the acquired company’s shareholders in each comparable transaction, calculated the multiple of:

•	implied transaction value to the book value of the acquired company;

•	implied transaction value to the tangible book value of the acquired company;

•	implied transaction value to the last twelve months’ earnings of the acquired company;

•	implied transaction value to the total assets of the acquired company;

•	implied transaction value to the total deposits of the acquired company; and,

•	tangible book premium to the core deposits of the acquired company

Acquirer	ST	Seller	ST	Announce Date
Old Florida Bankshares, Inc	FL	Marine Bancshares, Inc.	FL	12/31/02
First Security Group Inc.	TN	Premier National Bank	GA	10/18/02
Charter Financial Corp. MHC	GA	EBA Bancshares, Inc.	AL	9/10/02
Hazlehurst Investors, Inc.	GA	Bank of Hazlehurst	GA	9/6/02
Putnam-Greene Financial Corp.	GA	Citizens Bank of Cochran	GA	8/20/02
First Citizens Bancorp. of SC	SC	CB Financial Corporation	GA	7/5/02
P.C.B. Bancorp, Inc.	FL	Gateway American Bancshares	FL	6/25/02
MountainBank Financial Corp.	NC	CNB Holdings, Inc.	VA	6/21/02
GB&T Bancshares Inc.	GA	HomeTown Bank of Villa Rica	GA	6/13/02
State Capital Corporation	MS	Mississippi Southern Bank	MS	6/10/02
Centerstate Banks of Florida	FL	CenterState Bank	FL	4/16/02
First Delta Bankshares, Inc.	AR	Bank of Trumann	AR	4/12/02
First Security Group Inc.	TN	First State Bank	TN	3/13/02
Citizens Holding Company	MS	CB&T Capital Corporation	MS	1/22/02
Bancorp of Lucedale Inc.	MS	Grand Bancorp Inc.	AL	1/16/02
Pocahontas Bancorp Inc.	AR	Peoples Bank	AR	1/16/02
Marion County Bancshares, Inc.	AL	Triangle Bancorporation	AL	1/9/02

Then, for each of the above measurements, it calculated the median multiple for the comparable transactions. In comparing Centennial’s recent financial performance to the financial performance of the selling banks used in the comparable merger transaction analysis, Ryan Beck noted the following: (i) Centennial was similar in total asset size to the median comparable company being acquired; (ii) Centennial had a lower equity to asset ratio than the median comparable company being acquired; (iii) Centennial was unprofitable whereas the median comparable company being acquired was profitable; and (iv) Centennial had a lower non-performing assets to assets ratio than the median comparable company being acquired.

Ryan Beck then compared the implied value of the consideration offered by Crescent to Centennial shareholders of $10.11 per share to the median multiples for the comparable transactions, with the results presented in the following table:

	Transaction Multiples	Median Transaction Multiples
Implied value / Book value	1.65x	1.57x
Implied value / Tangible book value	1.65x	1.57x
Implied value / Last twelve months’ EPS	NM	20.43x
Implied value / Total assets	15.13%	16.38%
Implied value / Total deposits	17.67%	18.25%
Tangible book premium / Core deposits	8.52%	7.57%

Pro Forma Merger Analysis.    Ryan Beck analyzed certain pro forma effects of the merger, based upon: (a) a mix of consideration in the transaction consisting of 50% common equity and 50% cash; (b) the option for Centennial shareholders to elect either (i) $10.11 in Crescent common stock based on an exchange ratio between of .8107 and 1.0965 shares of Crescent common stock to be exchanged for Centennial shares (based upon the stock split effected as a 15% stock dividend paid to Crescent shareholders of record on April 11, 2003, the exchange ratio was adjusted to between .9323 and 1.2610 shares of Crescent common stock) or (ii) $10.11 in cash; and (c) Crescent’s and Centennial’s current and projected income statements and balance sheets, assumptions regarding the economic environment, accounting and tax treatment of the merger, charges associated with the merger, operating efficiencies and other adjustments discussed with Crescent’s senior management.

As illustrated in the following tables, this analysis indicated that in the first pro forma year following the merger, the merger would be dilutive to Crescent’s GAAP earnings per share and accretive to Crescent’s cash earnings per share. Based upon a pro forma capital analysis at December 31, 2002, the merger would be accretive to Crescent’s stated book value per share and dilutive to its tangible book value per share and tangible capital ratio. The merger would be accretive to Crescent’s GAAP and cash earnings per share in the second pro forma year following the merger. It should be noted that the actual results achieved by the combined institution may vary from projected results and the variations may be material.

	Crescent Financial Corp. Year Ending December 31, 2003 (pro forma)
	Stand alone	Combined	Accretion/ (Dilution)	Accretion/ (Dilution)
Projected GAAP EPS	$0.54	$0.48	($0.06)	(10.40)%
Projected Cash EPS	$0.54	$0.56	$0.02	4.09%
Stated book value (1)	$7.19	$7.63	$0.43	6.05%
Tangible book value (1)	$7.19	$6.19	($1.00)	(13.96)%
Tangible capital ratio (1)	9.75%	7.70%	(2.05)%	(21.03)%

(1)	Calculated using December 31, 2002 balance sheet information

	Crescent Financial Corp. Year Ending December 31, 2004 (pro forma)
	Stand alone	Combined	Accretion/ (Dilution)	Accretion/ (Dilution)
Projected GAAP EPS	$0.62	$0.63	$0.01	1.90%
Projected Cash EPS	$0.62	$0.70	$0.08	13.45%

Internal Rate of Return Analysis.    Ryan Beck prepared a discounted future cash flow model to estimate the internal rate of return from Crescent’s acquisition of Centennial. The input assumptions for the discounted future cash flow model were (1) a transaction value of $9.1 million; (2) an estimation of Centennial’s stand-alone net income based upon current profitability results; and (3) an estimation of the anticipated synergies from the acquisition, including both revenue enhancements and cost savings with an initial amount of $397,000, with 75% of the synergies implemented in the first year and 100% implemented in the second year. The synergies were increased 5% per year thereafter. These inputs were cast over a five-year period, and Ryan Beck then assumed a terminal multiple range of 12-14 times the trailing twelve months cash flow stream at the end of the fifth year. The results of Ryan Beck’s analysis are presented in the following table:

	Crescent Internal Rate of Return Analysis
Estimated Terminal Multiple	12.0	x	13.0	x	14.0	x
Transaction IRR	14.3%		15.7%		17.1%
Crescent’s Hurdle Rate 14.0%	14.0%		14.0%		14.0%

Ryan Beck noted that the merger transaction’s internal rate of return exceeds Crescent’s required hurdle rate in each case.

Crescent has agreed to pay Ryan Beck a transaction fee of $75,000 in connection with the merger, of which $37,500 has been paid with the balance contingent and payable upon completion of the merger. Crescent has also agreed to reimburse Ryan Beck for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Ryan Beck and its affiliates and their respective directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws. Ryan Beck has in the past provided and currently provides certain other investment banking services to Crescent and has received and will receive compensation for such services. In the ordinary course of its business as a broker-dealer, Ryan Beck may also purchase securities from and sell securities to Crescent and Centennial and may actively trade the equity securities of Crescent and Centennial for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The written opinion of Ryan Beck & Co. to Crescent is attached as Appendix D to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. The description of the Crescent fairness opinion is qualified in its entirety by reference to Appendix D. Crescent shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Ryan Beck & Co. in connection with rendering its opinion.

Effective Time of the Merger

Subject to the conditions to the obligations of the parties to effect the merger (including, without limitation, the receipt of all required approvals of governmental and regulatory authorities), the merger will become effective when Articles of Merger, with the approval of the North Carolina Commissioner of Banks, are filed with the North Carolina Secretary of State.

Although we anticipate that all conditions to consummation of the merger will be satisfied so that the merger can be consummated on or before September 30, 2003, we cannot give any assurance that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the merger can or will be satisfied.

Cash or Stock Election

Under the terms of the merger agreement, Centennial shareholders may elect to convert their shares into (i) cash; or (ii) Crescent common stock; or (iii) half cash and half Crescent common stock. All elections of Centennial shareholders are subject to the provisions of the merger agreement. The merger agreement provides that the number of shares of Centennial common stock to be converted into Crescent common stock in the merger must be 50% of the total number of shares of Centennial common stock issued and outstanding on the date of the merger and contains allocation and proration procedures to accomplish this result. We are not making any recommendation as to whether Centennial shareholders should elect to receive cash; or Crescent common stock; or half cash and half Crescent common stock in the merger. Each Centennial shareholder must make his or her own decision with respect to the election.

It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. Therefore, the merger agreement describes the procedures to be followed if Centennial shareholders in the aggregate elect to receive more or less of the Crescent common stock than Crescent has agreed to issue. A summary of these procedures follows:

•	Combination Elections: Centennial shareholders who elect to receive shares of Crescent common stock for 50% of the total number of shares of Centennial owned by them and $10.11 per share in cash for 50% of the total number of shares of Centennial owned by them will have their elections filled.

•	When Crescent Stock Is Oversubscribed: If Centennial shareholders elect to receive more Crescent common stock than Crescent has agreed to issue in the merger, then all Centennial shareholders who have elected to receive only cash or who have made no election will receive cash for their Centennial shares and all shareholders who elected to receive only Crescent common stock will receive a pro rata portion of the available Crescent shares plus cash for those shares not converted into Crescent common stock.

•	When Crescent Stock Is Undersubscribed: If Centennial shareholders elect to receive fewer shares of Crescent common stock than Crescent has agreed to issue in the merger, then all Centennial shareholders who have elected to receive only Crescent common stock will receive Crescent common stock and those shareholders who have elected only cash or have made no election will be treated in the following manner:

(1)	If the number of shares held by Centennial shareholders who have made no election is sufficient to make up the shortfall in the number of Crescent shares that Crescent has agreed to issue, then all Centennial shareholders who elected only cash will receive cash and those shareholders who made no election will receive both cash and Crescent common stock in whatever proportion is necessary to make up the shortfall.

(2)	If the number of shares held by Centennial shareholders who have made no election is insufficient to make up the shortfall, then all of those shares will be converted into Crescent common stock and those Centennial shareholders who elected to receive only cash will receive cash and Crescent common stock in whatever proportion is necessary to make up the shortfall.

•	No guarantee can be made that if you elect to receive only Crescent common stock or only cash that you will receive precisely what you requested. As a result of the allocation procedures and other limitations described in this Joint Proxy Statement-Prospectus and in the merger agreement, if you elect to receive all cash, you may be required to receive some stock and if you elect to receive all stock, you may be required to receive some cash.

Election Procedures; Surrender of Stock Certificates

An election form will be sent to Centennial shareholders shortly after this Joint Proxy Statement-Prospectus. Each election form entitles Centennial shareholders to elect to receive all cash; or all Crescent common stock; or half cash and half Crescent common stock described above.

To make an effective election, you must submit a properly completed election form in the return envelope mailed with it to First-Citizens Bank & Trust Company, which will be acting as the exchange agent, on or before the election deadline of 5:00 p.m., North Carolina time, on July 21, 2003. You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent prior to the election deadline. All elections will be revoked automatically if the merger is not approved or the merger agreement is otherwise terminated. Centennial shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of Centennial stock designated as non-election shares.

The exchange agent will allocate cash and Crescent common stock among the Centennial shareholders according to the allocation procedures described above.

After the completion of the merger, a letter of transmittal, together with a return envelope will be mailed to Centennial shareholders. The letter of transmittal will include instructions for the surrender and exchange of certificates representing Centennial common stock for the merger consideration. A letter of transmittal will be deemed properly completed only if signed and accompanied by stock certificates representing all shares of Centennial common stock or an appropriate guarantee of delivery of the certificates.

Until you surrender your Centennial stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Crescent common stock into which your Centennial shares have been converted. When you surrender your Centennial stock certificates, Crescent will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of Centennial common stock. Centennial stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

No fractional shares of Crescent common stock will be issued to any holder of Centennial common stock upon consummation of the merger. For each fractional share that would otherwise be issued, Crescent will pay cash in an amount equal to the holder’s fractional interest multiplied by the last sale price of Crescent common stock on the Nasdaq SmallCap Market for the last trading day immediately preceding the date of the effective time of the merger. No interest will be paid or accrued on cash payable to holders of Centennial common stock in lieu of fractional shares. No shareholder of Centennial will be entitled to dividends, voting rights or any other rights as a shareholder of Crescent in respect of any fractional shares.

None of Crescent, Centennial or any other person will be liable to any former holder of Centennial common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

If a certificate for Centennial common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon compliance by the holder of Centennial common stock with the conditions reasonably imposed by the exchange agent of Crescent. These conditions will include a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the exchange agent and Crescent.

Conditions to Consummation of the Merger

Consummation of the merger is subject to various conditions, including:

•	receipt of the approval of the respective shareholders of Centennial and Crescent of the merger agreement and receipt of regulatory approvals required for consummation of the merger;

•	receipt by Centennial of a written legal opinion from Gaeta & Associates, P.A. and by Crescent of a written legal opinion from Maupin Taylor P.A.;

•	the accuracy, as of the date of the merger agreement and as of the merger effective time, of the representations and warranties of Centennial and Crescent as set forth in the merger agreement;

•	the performance of all agreements and the compliance with all covenants of Centennial and Crescent as set forth in the merger agreement;

•	the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the merger agreement;

•	the execution of a confidentiality and non-compete agreement by and between Crescent, Crescent State Bank and John H. Ketner, Jr. in form satisfactory to Crescent;

•	the execution of an employment agreement by and between Crescent State Bank and James F. Byrd in form satisfactory to Crescent; and

•	satisfaction of certain other conditions, including the receipt of various certificates from the officers of Centennial and Crescent.

We are unable to provide assurance as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the party permitted to do so.

Regulatory Approval

The merger may not proceed in the absence of receipt of the requisite regulatory approval. Applications for the approval described below have been submitted to the appropriate regulatory authorities.

Centennial and Crescent are not aware of any material governmental approvals or actions that are required for consummation of the merger, except as described in this Joint Proxy Statement-Prospectus. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

The merger is subject to the prior approval of the FDIC, pursuant to the Bank Merger Act. In evaluating the merger, the FDIC is required to consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the FDIC from approving the merger if:

•	it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the FDIC should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

The merger may not be consummated until the 15th day following the date of the FDIC approval, during which time the United States Department of Justice is afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the FDIC, unless a court of competent jurisdiction should specifically order otherwise.

The merger is also subject to the prior approval of the North Carolina Banking Commission and the North Carolina Commissioner of Banks. Crescent and Centennial have filed an application with the North Carolina Commissioner of Banks for authority to merge Centennial with and into Crescent State Bank.

Crescent has also filed notice of the proposed transaction with the Federal Reserve Bank of Richmond.

Any regulatory approval that imposes material changes to the merger agreement or other material conditions could necessitate a resolicitation of shareholder approval.

Waiver, Amendment, and Termination

To the extent permitted by law, the merger agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Board of Directors of each of the parties before or after shareholder approval of the merger agreement. However, no amendment may be made which modifies the consideration to be received by Centennial without the further approval of the Centennial shareholders. In addition, prior to or at the filing of the Articles of Merger with the North Carolina Secretary of State either Centennial or Crescent, or both, acting through their respective Boards of Directors, may:

•	waive any default in the performance of any term of the merger agreement by the other party;

•	waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the merger agreement; and

•	waive any of the conditions precedent to the obligations of such party under the merger agreement,

except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation and provided that such waiver would not adversely affect the interests of the waiving party or its shareholders. No such waiver will be effective unless written and unless executed by a duly authorized officer of Centennial or Crescent as the case may be.

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, notwithstanding its approval by the shareholders of Crescent and Centennial:

•	by the mutual agreement of Crescent and Centennial;

•	by Crescent if:

—	the conditions to Crescent’s obligations have not been satisfied or waived by September 30, 2003;

—	the merger has not become effective on September 30, 2003, or such later date as the parties shall have agreed in writing;

—	Centennial violates or does not fulfill, in any material respect, its obligations, covenants or agreements contained in the merger agreement;

—	Centennial is in breach, in any material respect, of the representations and warranties provided to Crescent in the merger agreement and certificates or other documents delivered to Crescent by Centennial pursuant to the merger agreement;

—	either the Crescent shareholders or the Centennial shareholders do not approve the merger;

—	any environmental survey undertaken by Crescent on the real property of Centennial indicates that (i) there likely has been a discharge, disposal or release of certain hazardous substances on the property; (ii) following the merger Crescent could become responsible for the remediation or removal of such hazardous substance and liable for monetary damages; and (iii) the amount of expenses or liability which could occur as the result of such hazardous substance would equal or exceed $250,000; or

—	Crescent enters into a transaction with a third party under which the third party will acquire all, or substantially all, of the capital stock of Crescent, or merge with Crescent, and such transaction specifies that it may only occur if the merger agreement between Crescent, Crescent State Bank and Centennial is terminated.

•	by Centennial if:

—	the conditions of Centennial’s obligations have not been satisfied or waived by September 30, 2003;

•	Crescent violates or does not fulfill, in any material respect, its obligations, covenants or agreements contained in the merger agreement;

•	Crescent is in breach, in any material respect, of the representations and warranties provided to Centennial in the merger agreement and certificates or other documents delivered to Centennial by Crescent pursuant to the merger agreement;

•	either the Crescent shareholders or the Centennial shareholders do not approve the merger agreement; or

•	prior to the effective time of the merger, Centennial receives an acquisition proposal that the Centennial Board of Directors determines is more favorable to the Centennial shareholders.

If the merger is terminated as described above, the merger agreement will become void and have no effect, except that certain of its provisions including those relating to the obligations to maintain the confidentiality of certain information and the return of all documents obtained from the other party, will survive.

In the event Centennial terminates the merger agreement because its has received a more favorable acquisition proposal, Centennial is required to reimburse Crescent for its expenses up to $100,000. In the event that Centennial actually consummates such a transaction within twelve (12) months of the termination of the merger agreement, Centennial shall make a cash payment of $450,000 to Crescent.

In the event Crescent terminates the merger agreement because it has entered into a transaction with a third party under which the third party will acquire all, or substantially all, of the capital stock of Crescent, or merge with

Crescent, and such transaction specifies that it may only occur if the merger agreement between Crescent, Crescent State Bank and Centennial is terminated, Crescent is required to reimburse Centennial for its expenses up to $100,000. In the event that Crescent consummates such a transaction with a third party, Crescent shall make a $450,000 cash payment to Centennial.

Management and Operations After the Merger

As soon as practicable following the merger and subject to any necessary regulatory and shareholder approval, the Board of Directors of Crescent will take steps to increase its size to ten (10) individuals, nine (9) of whom shall be current members of the Board of Directors of Crescent and one of whom shall be Francis R. Quis, Jr., a current member of the Board of Directors of Centennial.

Under the change in control provisions of his current employment contract with Centennial, John H. Ketner, Jr., President and Chief Executive Officer of Centennial, will receive $242,564, upon the merger of Centennial with and into Crescent State Bank. It is also expected that Julia A. Simmons, Chief Financial Officer of Centennial, will exercise rights under the change in control provisions of her employment agreement with Centennial, which will entitle her to receive $78,576 upon completion of the merger.

Crescent has agreed that it will enter into a confidentiality and non-compete agreement with John H. Ketner, Jr. Under the confidentiality and non-compete agreement, which has a term of one year, Mr. Ketner will agree not to “compete” (as such term is defined in the agreement) with Crescent in a 60 mile radius from each branch office of Crescent and Centennial currently in operation. The confidentiality and non-compete agreement would also prevent Mr. Ketner from disclosing any data which was obtained exclusively through Mr. Ketner’s association with Centennial and which is not otherwise part of the public domain. In exchange for these covenants on Mr. Ketner’s part, the confidentiality and non-compete agreement calls for a lump sum payment in the amount of $121,281 by Crescent to Mr. Ketner. Crescent has also agreed to assign to Mr. Ketner, a $500,000 “key man” life insurance policy currently held by Centennial on Mr. Ketner.

Crescent has also agreed that Crescent State Bank will enter into an employment agreement with James F. Byrd of Centennial. The proposed employment agreement would provide for Mr. Byrd to be employed by Crescent State Bank as a Commercial Banker and Regional Executive for the Southern Pines/Pinehurst area, for a three-year term at an initial base salary of $103,500. The employment agreement provides for automatic one-year extensions of the initial three-year term on each anniversary of its execution, unless notice to the contrary is received by either party at least 90 days prior to the anniversary. In addition, Mr. Byrd will be entitled to receive normal and customary employee benefits associated with his position, including payment of membership dues associated with membership in the Country Club of North Carolina and certain civic clubs. The employment agreement provides that Mr. Byrd may not “compete” (as such term is defined in the employment agreement) with Crescent State Bank for a period of three years following the termination of the employment agreement. In addition, the employment agreement provides that Mr. Byrd will be entitled to terminate the employment agreement and receive a one-time payment equal to 200% of his “base amount” (as such term is defined in the employment agreement) in the event that a “termination event” (as such term is defined in the employment agreement) occurs within 12 months of a “change in control” (as defined in the employment agreement).

Effect on Certain Benefit Plans

At the merger effective time, each Centennial stock option granted by Centennial under its 2000 Incentive Stock Option Plan and 2000 Nonstatutory Stock Option Plan and that is outstanding at the effective time of the merger, whether or not exercisable, will be converted into and become a right with respect to Crescent common stock, and Crescent will assume each Centennial stock option, in accordance with the terms of the Centennial Bank 2000 Incentive Stock Option Plan or the Centennial Bank 2000 Nonstatutory Stock Option Agreement, as applicable, and the stock option agreement by which it is evidenced. However, from and after the merger effective time:

•	Crescent and its stock option committee will be substituted for Centennial and the Compensation Committee of the Centennial Board of Directors administering such Centennial stock plan;

•	each Centennial stock option assumed by Crescent may be exercised solely for shares of Crescent common stock;

•	the number of shares of Crescent common stock subject to such Centennial stock option will be equal to the number of shares of Centennial common stock subject to such Centennial stock option immediately prior to the merger effective time multiplied by the exchange ratio for the exchange of Crescent common stock for Centennial common stock in the merger, rounded to the nearest whole share; and

•	the per share exercise price under each such Centennial stock option will be adjusted by dividing the per share exercise price under each such Centennial stock option by the exchange ratio referenced above, rounded to the nearest cent.

Federal Income Tax Consequences of the Merger

The merger is intended to qualify as a reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code. Dixon Odom PLLC, Crescent’s independent public accountant, has rendered its opinion to Crescent and Centennial that the merger will constitute such a reorganization. In delivering its opinion, Dixon Odom received and relied upon certain representations of officers of Centennial and Crescent and certain other factual assumptions, information, data, documentation and other materials as it deemed necessary.

Neither Crescent nor Centennial intends to seek a ruling from the IRS as to the federal income tax consequences of the merger. Centennial’s shareholders should be aware that the opinion of Dixon Odom PLLC will not be binding on the IRS or the courts. Centennial’s shareholders also should be aware that some of the tax consequences of the merger are governed by provisions of the Internal Revenue Code as to which there are no final regulations and little or no judicial or administrative guidance. There can be no assurance that future legislation, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

The tax opinion states that, provided the assumptions stated therein are satisfied, the merger of Centennial with and into Crescent State Bank will constitute a reorganization as defined in Section 368(a) of the Internal Revenue Code, and the following federal income tax consequences will result:

Shareholders That Receive Only Crescent Common Stock.    No gain or loss will be recognized by the Centennial shareholders that receive only Crescent common stock in the merger. The aggregate federal income tax basis of the Crescent common stock received by each of those Centennial shareholders will be the same as the aggregate federal income tax basis of the shareholder’s Centennial common stock. The holding period of the shares of the Crescent common stock received by each of those Centennial shareholders will include the period for which the exchanged Centennial common stock was held as a capital asset by the Centennial shareholder.

Shareholders That Receive Both Crescent Common Stock and Cash.    Centennial shareholders who receive a combination of Crescent common stock and cash, will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the cash and the fair market value of the Crescent common stock received pursuant to the merger over the adjusted tax basis of Centennial common stock surrendered) and (2) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Shareholders should consult their tax advisors regarding the manner in which cash and Crescent common stock should be allocated among different blocks of Centennial common stock. Any recognized gain will generally be long-term capital gain if the shareholder’s holding period with respect to the Centennial common stock surrendered is more than one year at the effective time of the merger. If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the shareholder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See “Possible Treatment of Cash as a Dividend” below.

The tax basis of Crescent common stock received by a Centennial shareholder that exchanges its shares of Centennial common stock for a combination of Crescent common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Centennial common stock surrendered, reduced by the amount of cash received by the shareholder pursuant to the merger, and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below) recognized by the shareholder on the exchange. The cash received for this calculation excludes any cash received instead of a fractional share of Crescent common stock and the gain recognized for this calculation excludes gain recognized from the deemed receipt and redemption of fractional shares. The holding period of the Crescent common stock (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of Centennial common stock surrendered.

Shareholders That Receive Only Cash.    In general, any cash received by Centennial’s shareholders who receive only cash for their shares (either in the merger or through the exercise of dissenters’ rights) will be treated as a distribution in redemption of their shares. Those shareholders generally will recognize capital gain or loss, as applicable, equal to the difference between the amount of cash they receive and their tax basis in their shares of Centennial stock. However, it is possible that, in some circumstances, the full amount of cash received by one of those Centennial shareholders (not just the amount in excess of the shareholder’s tax basis in the Centennial shares) could be treated as a dividend and be taxed as ordinary income. Whether a Centennial shareholder’s receipt of cash will be treated as a redemption or a dividend will vary depending on the circumstances of the individual shareholder.

Possible Treatment of Cash as a Dividend.    In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the shareholder’s deemed percentage stock ownership of Crescent. For purposes of this determination, the shareholder is treated as if it first exchanged all of its shares of Centennial common stock solely for Crescent common stock and then Crescent immediately redeemed a portion of the Crescent common stock in exchange for the cash the shareholder actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is “substantially disproportionate” with respect to the shareholder or “not essentially equivalent to a dividend.”

These rules are complex and dependent upon the specific factual circumstances particular to each shareholder. Consequently, each shareholder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such shareholder.

Cash Received Instead of a Fractional Share.    A shareholder who receives cash instead of a fractional share of Crescent common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the shares of Centennial common stock surrendered which is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Centennial common stock is more than one year at the effective time of the merger.

Crescent and Centennial.    Neither Crescent nor Centennial will recognize gain solely as a result of the merger, except that gain or loss may be recognized on the recapture of tax attributes, including but not limited to the recapture of bad debt reserves.

Centennial’s shareholders are urged to consult their own tax advisors regarding specific tax consequences to them of the merger and the exchange of their Centennial stock for Crescent stock or cash.

Section 1.368-3 of the Treasury Regulations requires that each shareholder that receives Crescent common stock pursuant to the merger attach to such shareholder’s federal income tax return for the taxable year in which the merger occurs, a complete statement of all the facts pertinent to the non-recognition of gain or loss upon the merger. Shareholders should consult their own tax advisors regarding the disclosure requirements.

The foregoing discussion is intended only as a summary of material federal income tax consequences of the merger to the shareholders of Centennial and does not purport to be a complete description of all potential tax effects of the merger. The discussion does not address the tax consequences that may be relevant to particular shareholders subject to special treatment under certain federal income tax laws, such as:

•	dealers in securities;

•	banks;

•	insurance companies;

•	tax-exempt organizations;

•	non-United States persons;

•	shareholders who do not hold their shares of Centennial common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code; and

•	shareholders who acquired their shares of Centennial common stock pursuant to the exercise of options or otherwise as compensation.

In addition, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Moreover, the tax consequences to holders of Centennial options are not discussed. The discussion is based upon the Internal Revenue Code, treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing is subject to change and any such change could affect the continuing validity of this discussion. Centennial shareholders are urged to consult their own tax advisors concerning the particular federal, state, local and foreign tax consequences of the merger to them.

Accounting Treatment

The merger will be treated as a “purchase” under generally accepted accounting principles. Under the purchase method of accounting, at the effective time of the merger, Centennial’s assets and liabilities will be recorded at their respective fair values and added to those of Crescent. The excess of the cost over the fair value of the assets acquired will be recorded as goodwill on Crescent’s books. Crescent’s financial statements after the effective time of the merger will reflect the assets and liabilities of Centennial, but Crescent’s financial statements will not be restated retroactively to reflect Centennial’s historical financial position or results of operations.

All unaudited pro forma condensed combined financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the purchase method to account for the merger. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair values of Centennial’s tangible and identifiable intangible assets and liabilities. In a addition, estimates related to restructuring and merger-related charges are subject to final decisions related to combining Centennial and Crescent. Accordingly, the final purchase accounting adjustments, restructuring and merger-related charges may be materially different from the unaudited pro forma adjustments presented in this document. Any decrease in the net fair value of the assets and liabilities of Centennial as compared to the information shown in this document will have the effect of increasing the amount of the purchase price allocable to goodwill.

Expenses and Fees

The merger agreement provides that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the merger agreement, including legal, accounting and financial advisory fees. All expenses associated with the printing and mailing of this Joint Proxy Statement-Prospectus will be shared by Crescent and Centennial equally.

Resales of Crescent Common Stock

Crescent common stock to be issued to shareholders of Centennial in connection with the merger will be registered under the Securities Act of 1933, as amended. All shares of Crescent common stock received by Centennial shareholders will be freely transferable upon consummation of the merger by those shareholders who were not “affiliates” of Centennial. “Affiliates” generally are defined as persons or entities who control, are controlled by, or are under common control with Centennial (generally, this will include executive officers, directors, and 10% or greater shareholders).

DISSENTERS’ RIGHTS

Article 13 of the North Carolina Business Corporation Act (entitled “Dissenters’ Rights”) sets forth the rights of the shareholders of Crescent and Centennial who object to the merger. The following summarizes the material terms of the statutory procedures to be followed by a shareholder in order to dissent from the merger and perfect dissenters’ rights under the North Carolina Business Corporation Act. A copy of Article 13 of the North Carolina Business Corporation Act is attached as Appendix B to this Joint Proxy Statement-Prospectus.

If you elect to exercise such a right to dissent and demand appraisal, you must satisfy each of the following conditions:

(a) you must give to your company and your company must actually receive, before the vote at the annual shareholders’ meeting on approval or disapproval of the merger is taken, written notice of your intent to demand payment for your shares if the merger is effectuated (this notice must be in addition to and separate from any proxy or vote against the merger; neither voting against, abstaining from voting, nor failing to vote on the merger will constitute a notice within the meaning of the North Carolina Business Corporation Act); and

(b) you must not vote in favor of the merger (a failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the merger or direction to abstain, will constitute a waiver of your dissenters’ rights).

If the requirements of (a) and (b) above are not satisfied and the merger becomes effective, you will not be entitled to payment for your shares under the provisions of Article 13 of the North Carolina Business Corporation Act.

If you are a Centennial shareholder, any notices should be addressed to Centennial Bank, P.O. Box 750, Southern Pines, North Carolina 28388, attention: John H. Ketner, Jr. If you are a Crescent shareholder, any notices should be addressed to Crescent Financial Corporation, 1005 High House Road, Cary, North Carolina 27513, attention: Michael G. Carlton. The notice must be executed by the holder of record of shares of common stock as to which dissenters’ rights are to be exercised. A beneficial owner may assert dissenters’ rights only if he dissents with respect to all Centennial or Crescent common stock of which he is the beneficial owner. With respect to shares of Centennial or Crescent common stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise dissenters’ rights if such beneficial holder also submits to Centennial or Crescent the record holder’s written consent to such exercise not later than the time such beneficial holder asserts the dissenters’ rights. A record owner, such as a broker, who holds shares of Centennial common stock as a nominee for others, may exercise dissenters’ rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all Centennial or Crescent common stock beneficially owned by any one person. In such case, the notice submitted by such broker as record owner must set forth the name and address of the shareholder who is objecting to the merger and demanding payment for such person’s shares.

If you properly dissent and the merger is approved, Centennial or Crescent must mail by registered or certified mail, return receipt requested, a written dissenters’ notice to you. This notice must be sent no later than ten days after the shareholder approval of the merger. The dissenters’ notice will state where your payment demand must be sent, and where and when certificates for shares of Centennial or Crescent common stock must be deposited; supply a form for demanding payment; set a date by which Centennial or Crescent must receive your payment demand (not fewer than 30 days nor more than 60 days after the dissenters’ notice is mailed); and include a copy of Article 13 of the North Carolina Business Corporation Act.

If you receive a dissenters’ notice, you must demand payment and deposit your share certificates in accordance with the terms of the dissenters’ notice. If you demand payment and deposit your share certificates, you retain all other rights of a shareholder until these rights are canceled or modified by the merger. If you do not demand payment or deposit your share certificates where required, each by the date set in the dissenters’ notice, you are not entitled to payment for your shares under the North Carolina Business Corporation Act.

Within 30 days after receipt of your demand for payment, Crescent is required to pay you the amount it estimates to be the fair value of your shares, plus interest accrued from the effective date of the merger to the date of payment. The payment must be accompanied by:

•	Centennial’s or Crescent’s most recent available balance sheet, income statement and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

•	an explanation of how Crescent estimated the fair value of the shares;

•	an explanation of the interest calculation;

•	a statement of the dissenters’ right to demand payment (as described below); and

•	a copy of Article 13 of the North Carolina Business Corporation Act.

If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, Centennial or Crescent must return your deposited certificates. If after returning your deposited certificates the merger is consummated, Centennial or Crescent must send you a new dissenters’ notice and repeat the payment demand procedure.

Demand for Payment.    You may, however, notify Crescent in writing of your own estimate of the fair value of your shares and amount of interest due, and demand payment of the excess of your estimate of the fair value of your shares over the amount previously paid by Crescent if:

(a) you believe that the amount paid is less than the fair value of Centennial or Crescent common stock or that the interest is incorrectly calculated;

(b) Crescent fails to make payment of its estimate of fair value to you within 30 days after receipt of a demand for payment; or

(c) the merger not having been consummated, Centennial or Crescent does not return your deposited certificates within 60 days after the date set for demanding payment.

You waive the right to demand payment unless you notify Crescent of your demand in writing within 30 days of Crescent’s payment of its estimate of fair value (with respect to clause (a) above) or Centennial’s or Crescent’s failure to perform (with respect to clauses (b) and (c) above). If you fail to notify Centennial or Crescent of your demand within such 30-day period, you shall be deemed to have withdrawn your shareholder’s dissent and demand for payment.

Appraisal Proceeding.    If your demand for payment remains unsettled, you may commence a proceeding within 60 days after the earlier of (a) the date of your payment demand or (b) the date payment is made, by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of the shares and accrued interest. If you do not commence the proceeding within such 60-day period, you shall be deemed to have withdrawn the dissent and demand for payment.

The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, you will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts the court finds equitable: (a) against Centennial or Crescent if the court finds that either did not comply with the statutes; or (b) against Centennial, Crescent or you, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for you were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against Centennial or Crescent, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

The summary set forth above does not purport to be a complete statement of the provisions of the North Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the applicable sections of the North Carolina Business Corporation Act, which are included as Appendix B to this Joint Proxy Statement-Prospectus. If you intend to exercise your dissenters’ rights, you are urged to carefully review Appendix B and to consult with legal counsel so as to be in strict compliance therewith.

INFORMATION ABOUT CRESCENT

Crescent

General.    Crescent is a business corporation incorporated under the laws of the State of North Carolina on April 27, 2001. The only office of Crescent, and its principal place of business, is located at 1005 High House Road, Cary, North Carolina 27513. Crescent’s telephone number is (919) 460-7770.

Crescent was organized for the purpose of becoming the holding company of Crescent State Bank which was effected at the close of business on June 29, 2001.

Property.    Crescent neither owns nor leases any real or personal property but utilizes the premises and property of Crescent State Bank without the payment of any rental fees to Crescent State Bank.

Competition.    The primary business of Crescent is the ongoing business of Crescent State Bank. Therefore, the competitive conditions faced by Crescent are the same as those faced by Crescent State Bank. In addition, many banks and financial institutions have formed, or are in the process of forming holding companies. It is likely that these holding companies will attempt to acquire banks, thrift institutions or companies engaged in bank-related activities. Thus, Crescent faces competition in undertaking any such acquisitions and in operating subsequent to any such acquisitions.

Employees.    Crescent does not have any employees other than its management. It utilizes the support staff of Crescent State Bank from time to time without the payment of any fees. As of March 31, 2003, Crescent and Crescent State Bank had a total of 44 employees.

Legal Proceedings.    From time to time, Crescent may become involved in legal proceedings occurring in the ordinary course of its business. However, subject to the uncertainties inherent in any litigation, management of Crescent believes there currently are no pending or threatened proceedings that are reasonably likely to result in a material adverse change in Crescent’s financial condition or operations.

Other Available Information.    Crescent’s audited consolidated financial statements for the years ended December 31, 2002 and 2001, are incorporated by reference into this Joint Proxy Statement-Prospectus from Crescent’s 2002 Annual Report to Shareholders, a copy of which accompanies this Joint Proxy Statement-Prospectus. Crescent’s unaudited interim balance sheets, statements of operations, and statements of cash flows, as of and for the three-month periods ended March 31, 2003 and 2002, are incorporated by reference into this Joint Proxy Statement-Prospectus from Crescent’s report on Form 10-QSB for the three-month period ended March 31, 2003, which has been filed with the SEC. A copy of Crescent’s Form 10-QSB for the three-month period ended March 31, 2003 accompanies this Joint Proxy Statement-Prospectus.

Crescent’s common stock is registered under the Securities Exchange Act of 1934, and Crescent is subject to the informational requirements of, and files periodic reports and other information with, the SEC under Sections 13 and 15(d) of the Securities Exchange Act. You may read and copy any reports, proxy and information statements and other materials filed by Crescent with the SEC under the Securities Exchange Act at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, such as Crescent, that file electronically with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Crescent’s Management’s Discussion and Analysis is incorporated by reference to Crescent’s 2002 Annual Report to Shareholders, a copy of which accompanies this Joint Proxy Statement-Prospectus.

Ownership of Voting Securities

As of March 31, 2003, the only person known to Crescent to be the beneficial owner of more than five percent (5.0%) of Crescent’s common stock was James A. Lucas, Jr., Cary, North Carolina, a member of Crescent’s Board of Directors, who beneficially owned, to the best knowledge of Crescent, 129,523 shares of common stock (including vested unexercised options to purchase 22,890 shares of Crescent common stock), or approximately 5.21% of Crescent’s outstanding shares of common stock.

As of March 31, 2003, the beneficial ownership of Crescent’s common stock, by directors individually, and by directors and executive officers as a group, was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(3)
Brent D. Barringer Cary, NC	34,247	(4)	1.38

Michael G. Carlton Cary, NC	81,731	(5)	3.23

Joseph S. Colson, Jr. Cary, NC	62,202		2.50

Bruce I. Howell Cary, NC	34,600	(6)	1.39

James A. Lucas Cary, NC	129,523		5.21

Kenneth A. Lucas Garner, NC	107,125		4.31

Sheila Hale Ogle Cary, NC	27,632		1.11

Jon S. Rufty Cary, NC	25,914	(7)	1.05

Stephen K. Zaytoun Raleigh, NC	19,178		0.77

All Directors and Executive Officers as a Group (12 persons)	568,856		21.10

(1)	Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Barringer – 13,182 shares; Mr. Carlton – 351 shares; and Ms. Ogle – 16,026 shares.
(2)	Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Mr. Barringer – 9,398 options; Mr. Carlton – 64,040 options; Mr. Colson – 21,269 options; Mr. Howell – 16,016 options; Mr. J. Lucas – 22,890 options; Mr. K. Lucas – 22,890 options; Ms. Ogle – 11,606 options; Mr. Rufty – 10,721 options; Mr. Zaytoun – 9,398 options; and three executive officers – 42,230 options.
(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 2,464,736 shares of common stock outstanding as of March 31, 2003, and (ii) options to purchase shares of common stock which are exercisable within 60 days of March 31, 2003.
(4)	Includes 2,880 shares held in Mr. Barringer’s spouse’s SEP/IRA account.
(5)	Includes 230 shares held by Mr. Carlton as custodian for minor children.
(6)	Includes 479 shares held by Mr. Howell’s spouse and 432 shares held by Mr. Howell as custodian for his minor children.
(7)	Includes 1,996 shares held by Mr. Rufty’s spouse and 1,998 shares held by Mr. Rufty as custodian for his minor children.

Required Reports of Beneficial Ownership.    Directors and executive officers of Crescent are required by federal law to file reports with the SEC regarding the amount of and changes in their beneficial ownership of Crescent common stock. To the best of Crescent’s knowledge, all such ownership reports have been timely filed and the ownership status of Crescent’s common stock is current.

Crescent State Bank

Crescent State Bank engages in general banking business in the City of Cary and surrounding areas located in Wake and Johnston Counties, North Carolina. Its operations are primarily retail-oriented and aimed at individuals and small- to medium-sized businesses located in its market area, primarily businesses in the service industries with annual revenues of $10 million or less and up to 50 employees. Crescent State Bank provides most traditional commercial and consumer banking services, including:

•	personal and commercial checking and savings accounts;

•	money market accounts;

•	certificates of deposit;

•	individual retirement accounts and related business and individual banking services;

•	safe-deposit boxes, and other associated services; and

•	leasing and accounts receivable services.

Crescent State Bank’s lending activities include making commercial loans to individuals and small- to medium-sized businesses located primarily in its market area for various business purposes and various consumer-type loans to individuals, including installment loans, home equity lines of credit, overdraft checking credit and credit cards. Also, Crescent State Bank provides residential mortgage loan products to its customers through several strategic relationships for which it receives a portion of the origination fee. Crescent State Bank issues ATM cards which allow its customers to access their deposit accounts at the automated teller machines of other banks that are linked to its system. Crescent State Bank also provides credit cards through an unaffiliated third-party on an agency basis, which allow its customers to make point of sale transactions at various merchants. Crescent State Bank provides Internet and electronic banking services to its customers, with numerous enhancements, such as online bill-pay and check imaging. Crescent State Bank does not provide trust services or leasing services.

Crescent State Bank operates five offices, each of which is a full-service office. Crescent State Bank’s main office is located at 1005 High House Road, in Cary, North Carolina and it operates a second office in Cary, located at 1155 Kildaire Farm Road. Crescent State Bank’s Apex branch is located at 303 South Salem Street in Apex, North Carolina. Crescent State Bank also has a branch office located in Clayton, North Carolina at 315 East Main Street. A recently approved branch office, located in Holly Springs, North Carolina, opened in May 2003. Crescent State Bank also provides certain investment services under the name Crescent Financial Services. These services are provided exclusively through unaffiliated third-party affiliations.

Commercial banking in Wake County, and in North Carolina as a whole is extremely competitive with state laws permitting statewide branching. Crescent State Bank competes directly for deposits in its market area with other commercial banks, credit unions, brokerage firms and all other organizations and institutions engaged in money market transactions. In its lending activities, Crescent State Bank competes with all other financial institutions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. Twenty (20) commercial banks operate with multiple offices in Crescent State Bank’s market area. Crescent State Bank’s predominant competitors are Wachovia Bank, Branch Banking and Trust Company, and First-Citizens Bank & Trust Company. These three institutions control approximately 58% of the market’s deposits.

Interest rates, both on loans and deposits, and prices of services are significant competitive factors among financial institutions. Office locations, office hours, customer service, community reputation and continuity of personnel are also important competitive factors. Crescent State Bank’s predominant competitors have greater resources, broader geographic markets and higher lending limits. They can offer more products, and can better afford and make more effective use of media advertising, support services and electronic technology than Crescent State Bank. Crescent State Bank depends on its reputation as a community bank in its local market, direct customer contact, its ability to make credit and other business decisions locally, and personalized service to counter these competitive disadvantages.

At March 31, 2003, Crescent State Bank had total assets of approximately $207 million, total deposits of approximately $178 million and total shareholders’ equity of approximately $18 million.

PROPOSAL 2 CRESCENT ANNUAL MEETING:

ELECTION OF DIRECTORS

Crescent’s Bylaws provide that its Board of Directors shall consist of between seven (7) and fifteen (15) members, as determined by the Board of Directors or the shareholders. If there are more than nine (9) members, the Board shall be divided into three classes approximately equal in number with each class being elected for three year terms on a staggered basis. The Board of Directors has set the number of directors of Crescent at nine (9). The following two (2) directors, whose terms expire at the Annual Meeting, have been renominated to the Board for three-year terms:

Name and Age	Position(s) Held	Director Since (1)	Principal Occupation and Business Experience During Past 5 Years
Joseph S. Colson, Jr. (55)	Director	1998

Retired from Lucent Technologies, Inc.; formerly President, International Regions and Professional Services, Lucent Technologies, 1997-1998; President AT&T Customer Business Unit, Warren, NJ; Director, InterDigital Communications Corp., King of Prussia, PA (traded under symbol “IDCC” on Nasdaq).

Kenneth A. Lucas (48)	Director	1998

President and Chief Executive Officer, The Tar Heel Companies of North Carolina, Inc., Raleigh, NC (real estate property management and development, formerly named Tar Heel Management and Maintenance Co.); Secretary-Treasurer, Carolina Janitorial and Maintenance Supply, Inc., 1995-Present; President and Chief Executive Officer, Tar Heel Commercial Realty, Inc., Raleigh, NC.

(1)	Includes service as a director of Crescent State Bank, which reorganized into the bank holding company form of organization in 2001. Each director also serves as a director of the Bank.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES ABOVE FOR DIRECTOR OF CRESCENT FOR THREE-YEAR TERMS.

Incumbent Directors

Crescent’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table:

Name and Age	Director Since (1)	Term Expires	Principal Occupation and Business Experience During Past 5 Years

Brent D. Barringer (43)	1998	2004	Attorney and Partner, Barringer Law Firm, LLP, Cary, NC.

Michael G. Carlton (41)	1998	2005

President and Chief Executive Officer, Crescent Financial Corporation and Crescent State Bank, Cary, NC, 1998-Present; Vice President and Business Banking Manager, South Trust Bank, Raleigh, NC 1997-1998.

Bruce I. Howell (60)	1998	2005	President, Wake Technical Community College, Raleigh, NC.

James A. Lucas (51)	1998	2005	Partner, James A. Lucas and Company, LLP, Certified Public Accountants, Raleigh, NC.

Sheila Hale Ogle (63)	1998	2004	Owner and CEO, Media Research Planning & Placement, Inc., Cary, NC (advertising).

Jon S. Rufty (48)	1998	2004	Owner and President, Rufty Homes, Inc., Cary, NC (residential construction company).

Stephen K. Zaytoun (45)	1998	2004	Owner and President, Zaytoun & Associates, Inc., Cary, NC (insurance agency).

(1)	Includes service as a director of Crescent State Bank, which reorganized into the bank holding company form of organization in 2001. Each director also serves as a director of Crescent State Bank.

Director Relationships

Only one family relationship on Crescent’s Board of Directors exists. James A. Lucas and Kenneth A. Lucas are brothers. Other than Joseph S. Colson, Jr., no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

Board of Directors.    Crescent’s Board of Directors held thirteen (13) meetings during 2002. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served.

Crescent’s Board of Directors has several standing committees including an Audit Committee, Compensation Committee and Executive Committee.

Report of the Audit Committee

The Audit Committee of Crescent’s Board of Directors is responsible for receiving and reviewing the annual audit report of Crescent’s independent auditors and reports of examinations by bank regulatory agencies, and helping to formulate, implement, and review the internal audit programs of both Crescent and Crescent State Bank. The Audit Committee assesses the performance and independence of Crescent’s independent auditors and recommends their appointment and retention for ratification by the shareholders.

During the course of its examination of Crescent’s audit process in 2002, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with Crescent’s independent auditors, Dixon Odom PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Dixon Odom disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Odom their independence.

Based on the review and discussions above, the Audit Committee: (i) recommended to Crescent’s Board that the audited financial statements be included in Crescent’s annual report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC; and (ii) recommended that shareholders ratify the appointment of Dixon Odom PLLC as Crescent’s independent auditors for 2003.

The Audit Committee has a written charter which is reviewed by the Audit Committee for adequacy on an annual basis.

Crescent’s common stock is listed on the Nasdaq SmallCap Market and the members of its Audit Committee members are “independent” as defined by Nasdaq listing standards.

The Audit Committee has considered whether Dixon Odom’s provision of the other non-audit services to Crescent is compatible with maintaining independence of Dixon Odom. The Audit Committee has determined that it is compatible with maintaining the independence of Dixon Odom.

This report is submitted by the Audit Committee:

Joseph S. Colson, Jr.

James A. Lucas, Jr.

Jon S. Rufty

Sheila Hale Ogle

Compensation Committee.    The members of the Compensation Committee of Crescent’s Board of Directors in 2002 were Messrs. Howell, Lucas, and Zaytoun and Ms. Ogle. The Compensation Committee reviews and recommends to the Board the annual compensation, including salary, stock option grants, incentive compensation, and other benefits for senior management and employees of Crescent and Crescent State Bank. The Compensation Committee met five (5) times in 2002.

Executive Committee.    Among its various duties, the Executive Committee of Crescent’s Board performs the function of the Nominating Committee. The members of the Executive Committee in 2002 were Messrs. Barringer, Carlton, Colson, Howell, and J. Lucas. The Executive Committee met seven (7) times in 2002.

Director Compensation

Board Fees.    As of December 31, 2002, each director of Crescent received $500 per board meeting attended and $100 per committee meeting attended, except Mr. Carlton who did not receive any fees for committee meeting attendance. At each individual director’s option, all fees may be paid in the form of shares of stock of Crescent purchased on the open market pursuant to Crescent’s Directors Compensation Plan, which was adopted by the Board in 2001.

1999 Nonstatutory Stock Option Plan for Directors.    The shareholders of Crescent State Bank approved the Crescent State Bank 1999 Nonstatutory Stock Option Plan for Directors at the 1999 annual meeting, pursuant to which options covering 160,101 shares, as adjusted for prior stock splits, of Crescent State Bank’s common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of Crescent State Bank into the holding company form which resulted in the creation of Crescent in 2001, the Nonstatutory Option Plan was adopted by Crescent and options under the plan are now options of Crescent. All other initial provisions of the Nonstatutory Option Plan, as approved by the shareholders in 1999, remain in effect. No options were granted under the Nonstatutory Option Plan in 2002.

Executive Officers

Set forth below is certain information regarding the executive officers of the Company and the Bank.

Name	Age	Position With Company	Business Experience
Michael G. Carlton	41	President, Chief Executive Officer, and director of Company and Bank

President and Chief Executive Officer, Crescent Financial Corporation and Crescent State Bank, Cary, NC, 1998-Present; Vice President and Business Banking Manager, South Trust Bank, Raleigh, NC 1997-1998.

Robert E. Branch	43	Senior Vice President and Senior Lender of Bank

Senior Vice President and Senior Commercial Lender, Crescent State Bank, Cary, NC, 2003-Present; Senior Vice President and Cary City Executive, Crescent State Bank, Cary, NC, 2001-2002; Small Business Banking Manager, Centura Bank, Raleigh, NC, 2000; Executive Vice President, Triangle Bank, Raleigh, NC, 1998-2000.

Bruce W. Elder	40	Vice President and Secretary of Company and Senior Vice President and Chief Financial Officer of Bank

Vice President and Secretary, Crescent Financial Corporation and Senior Vice President and Chief Financial Officer, Crescent State Bank, Cary, NC, 1998-Present; Chief Financial Officer, Mutual Community Savings Bank, SSB, Durham, NC, 1996-1998.

Thomas E. Holder, Jr.	43	Senior Vice President and Senior Credit Officer of Bank	Senior Vice President and Senior Credit Officer, Crescent State Bank, Cary, NC, 1998-Present; Commercial Lending Officer, Centura Bank, Raleigh, NC, 1997-1998.

Executive Compensation.    Crescent State Bank has entered into employment agreements with Michael G. Carlton, President and Chief Executive Officer, and Bruce W. Elder, Senior Vice President, Secretary, and Treasurer.

Mr. Carlton’s employment agreement (dated December 31, 1998) and Mr. Elder’s employment agreement (dated December 31, 2001) establish their duties and compensation and provide for their continued employment with Crescent State Bank. Mr. Carlton’s employment agreement provides for an initial term of employment of three (3) years with an automatic renewal on each anniversary of the agreement for an additional one-year term unless there is prior notice in accordance with the employment agreement. Mr. Elder’s employment agreement provides for a term of three (3) years.

Mr. Carlton’s and Mr. Elder’s employment agreements provide for annual base salaries, as adjusted for 2002, of $140,000 and $96,640, respectively, both of which are to be reviewed by Crescent’s Board of Directors not less often than annually. In addition, the employment agreements provide for discretionary bonuses, participation in other pension, profit sharing, and retirement plans maintained by Crescent State Bank on behalf of its employees, as well as fringe benefits normally associated with the officers’ positions or made available to all other employees.

Mr. Carlton’s and Mr. Elder’s employment agreements provide that either officer may be terminated at any time by Crescent State Bank. However, unless the officer is terminated for cause, as defined in the employment agreements, the officer’s right to compensation and other benefits will not be prejudiced.

Mr. Carlton’s and Mr. Elder’s employment agreements establish certain protections for each of them should they be terminated in connection with a change in control of Crescent State Bank. In the event of a “termination event” in connection with or within twenty-four (24) months of a “change in control” each officer shall be entitled to terminate the agreement and receive 299% of his base amount of compensation as then in effect. A “termination event” will occur if: (1) the officer is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities, or status which existed at the time of the change in control or with his reporting responsibilities or titles with Crescent State Bank in effect at the time of the change in control; (2) the officer’s annual base salary is reduced below the annual amount in effect at the time of the change in control; (3) the officer’s life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by Crescent State Bank to the officer as of the date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated unless such reduction or elimination applies proportionately to all salaried employees of Crescent State Bank who participated in such benefits prior to such change in control; or (4) the officer is transferred to a location which is an unreasonable distance from his current principal work location. A change in control of Crescent State Bank will occur if: (1) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of Crescent State Bank, or acquires control in any manner of the election of a majority of the directors of Crescent State Bank; (2) Crescent State Bank consolidates or merges with or into another corporation, association, or entity where it is not the surviving corporation; or (3) all or substantially all of the assets of Crescent State Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity, or group.

The following table shows the cash and certain other compensation paid to or received or deferred by Michael G. Carlton, Robert E. Branch, Bruce W. Elder, and Thomas E. Holder, Jr. for services in all capacities during 2002, 2001 and 2000. No other current executive officer of Crescent or Crescent State Bank received compensation for 2002 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

			Annual Compensation				Long-Term Compensation
Name and Principal Position	Year		Salary	Bonus (1)	Other Annual Compensation		Options	All Other Compensation (4)
Michael G. Carlton, President and Chief Executive Officer	2002 2001 2000		$140,000 130,000 110,000	$52,066 15,822 11,352	$27,944 * *	(3)	-0- -0- -0-	$5,567 3,900 3,280

Robert E. Branch, Senior Vice President and Senior Lending Officer	2002 2001	(2)	113,300 58,795	20,765 -0-	* *		7,500 8,438	4,455 1,464

Bruce W. Elder, Vice President and Secretary of Crescent and Senior Vice President and Chief Financial Officer	2002 2001 2000		96,640 90,673 84,767	20,765 10,230 7,408	* * *		-0- -0- -0-	3,866 2,724 2,547

Thomas E. Holder, Jr., Senior Vice President and Senior Credit Officer	2002 2001 2000		100,170 94,950 89,485	20,765 10,230 7,408	* * *		-0- -0- -0-	3,991 2,853 2,689

(1)	Bonuses are paid each year based on each prior year’s results.

(2)	Mr. Branch began his employment with Crescent in 2001.

(3)	Includes use and maintenance of a leased automobile, 50% of an initiation fee for a local country club and associated dues.

(4)	Includes premiums on life insurance, 401(k) matching contributions and deferred compensation.

*	Perquisites and other personal benefits did not exceed 10% of officer’s total salary.

Stock Options

Crescent’s shareholders have approved its 1999 Incentive Stock Option Plan. Options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code. Under the Internal Revenue Code, options are afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to Crescent. The purpose of the Incentive Plan is to increase the performance incentive for employees, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in Crescent.

The following table sets forth information with regard to stock options granted under Crescent’s 1999 Incentive Stock Option Plan. Currently, 231,337 shares, as adjusted for stock splits, may be issued under the Incentive Stock Option Plan.

Option Grants in Fiscal Year 2002

(Individual Grants)

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in 2002	Exercise or Base Price		Expiration Date
Robert E. Branch	8,625	(1)	46.875	$8.09	(1)	September 19, 2012

(1)	Adjusted for the 15% stock dividend paid on April 25, 2003.

Aggregated Option Exercises in Fiscal Year 2002

And Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Dec. 31, 2002 (1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Dec. 31, 2002 (2) Exercisable/Unexercisable
Michael G. Carlton	-0-	-0-	64,040 / -0-	$142,002 / -0-
Robert E. Branch	-0-	-0-	7,008 / 11,320	$9,708 / $14,021
Bruce W. Elder	-0-	-0-	19,211 / -0-	$42,600 / -0-
Thomas E. Holder, Jr.	-0-	-0-	16,010 / -0-	$35,501 / -0-

(1)	Adjusted for the 15% stock dividend paid on April 25, 2003.

(2)	Crescent’s stock price on December 31, 2002 was $9.09 per share, adjusted for the stock split effected as a 15% stock dividend paid on April 25, 2003.

401(k) Savings Plan

On April 9, 1999, Crescent State Bank adopted the Crescent State Bank Employees’ 401(k) Plan effective January 1, 1999. The 401(k) Plan provides that employees may elect to defer up to 22% of their salary, subject to the $11,000 limit contained in Section 402(g) of the Internal Revenue Code for the plan year beginning January 1, 2000. Crescent State Bank makes matching contributions equal to 50% of a contributing participant’s elective deferral. The maximum matching contribution by the bank is 3%. A participant becomes vested in his or her individual account derived from Crescent State Bank’s matching contributions over a three-year period. Effective January 1, 2002, the 401(k) Plan was amended to provide for changes in the matching contributions formula, vesting of Crescent State Bank’s matching contributions and eligibility for participation. The 401(k) Plan calls for Crescent State Bank to make matching contributions equal to 100% of the contributing participant’s first 3% elective deferral and equal to 50% of the contributing participant’s next 2% elective deferral. The maximum matching contribution is 4%. A participant becomes vested in his or her individual account derived from bank matching contributions immediately. Due to the immediate vesting of matching contributions, employees must meet a six (6) month service period prior to becoming an eligible contributing participant. A minimum age requirement of 18 years also applies. Matching contributions made under the 401(k) Plan from January 1, 1999 through December 31, 2001 remain subject to the original three-year vesting schedule.

Indebtedness of and Transactions with Management

Crescent State Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by Crescent State Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of Crescent’s management, Regulation O has been complied with in its entirety.

PROPOSAL 3 CRESCENT ANNUAL MEETING:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of Crescent’s Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as Crescent’s independent public accountants for 2003, subject to shareholder ratification. A representative of Dixon Odom PLLC is expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Crescent has paid Dixon Odom PLLC fees in connection with its assistance in Crescent’s annual audit and review of its financial statements. Sometimes Crescent State Bank engages Dixon Odom PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Odom PLLC in various categories in 2002.

Category	Amount Paid
Audit Fees:	$62,283
Financial Information System Design and Implementation Fees:	—
All Other Fees:	2,300

Total Fees Paid:	$64,583

THE BOARD OF DIRECTORS OF CRESCENT RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF DIXON ODOM PLLC AS CRESCENT’S INDEPENDENT PUBLIC ACCOUNTANTS.

INFORMATION ABOUT CENTENNIAL

General

Centennial is a North Carolina chartered commercial bank that was organized in December 1999. Its deposits are insured by the Bank Insurance Fund of the FDIC to the maximum amount permitted by law. Centennial is focused on community-oriented banking through localized lending, core deposit funding, conservative balance sheet management, and stable growth.

Business

As a North Carolina chartered commercial bank, Centennial’s deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits.

The primary purpose of Centennial is to serve the banking needs of individuals and small- and medium-sized businesses in Moore County. Its operations are primarily retail oriented and its principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. Centennial offers a wide range of banking services including checking and savings accounts; commercial, installment, mortgage, and personal loans; safe deposit boxes; and other associated services. Centennial uses the most current technology to satisfy the banking needs of its customers. Centennial’s primary source of revenue is interest income it derives from its lending activities.

On March 31, 2003, Centennial’s unaudited interim financial statements reflected total assets of approximately $58.4 million, total loans of approximately $52.4 million, total deposits of approximately $49.9 million, and total shareholders’ equity of approximately $5.4 million.

Business Offices.    Centennial’s main office is located in Southern Pines, North Carolina and it operates a branch office in Pinehurst, North Carolina.

Banking Market.    Centennial’s current banking market consists of Moore County, North Carolina. Moore County is located in the Sandhills section of the central Piedmont of North Carolina.

Competition.    Centennial competes for deposits in its banking market with other commercial banks, savings banks and other thrift institutions, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, Centennial competes with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders. Commercial banking in Moore County and in North Carolina as a whole is extremely competitive. North Carolina is the home of two of the largest commercial banks in the United States, each of which has branches located in Moore County. Ten (10) other commercial banks, and one (1) credit union also are represented in Moore County. BB&T Corp., First Bancorp and Wachovia Corp. control approximately 70% of the market share of deposits in Moore County.

Interest rates, both on loans and deposits, and prices of fee-based services, are generally significant competitive factors among financial institutions. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Most of Centennial’s competitors have greater resources, broader geographic markets and higher lending limits than Centennial, and they can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than can Centennial. To counter these competitive disadvantages, Centennial attempts to differentiate itself from its larger competitors with its focus on relationship banking, personalized service, direct customer contact, and its ability to make credit and other business decisions locally. Centennial also depends on its reputation as a community bank in its banking markets and its involvement in the community it serves.

In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking, a North Carolina commercial bank may be required to compete not only with other North Carolina-based financial institutions, but also with out-of-state financial institutions which may acquire North Carolina institutions, establish or acquire branch offices in North Carolina, or otherwise offer financial services across state lines, thereby adding to the competitive atmosphere of the industry in general. In terms of assets, Centennial is one of the smaller commercial banks in North Carolina.

Employees.    On March 31, 2003, Centennial had seventeen (17) full-time employees and three (3) part-time employees. Centennial and its employees are not party to any collective bargaining agreement, and Centennial considers relations with its employees to be good.

Legal Proceedings.    From time to time, Centennial may become involved in legal proceedings occurring in the ordinary course of its business. However, subject to the uncertainties inherent in any litigation, management of Centennial believes there currently are no pending or threatened proceedings that are reasonably likely to result in a material adverse change in Centennial’s financial condition or operations.

Other Available Information

Centennial’s audited financial statements as of and for the years ended December 31, 2002 and 2001 are incorporated by reference to Centennial’s 2002 Annual Report on Form 10-KSB-A, a copy of which accompanies this Joint Proxy Statement-Prospectus. Centennial’s unaudited interim statements of financial condition, statements of operations, and statements of cash flows, as of and for the three-month periods ended March 31, 2003 and 2002, are incorporated by reference into this Joint Proxy Statement-Prospectus from Centennial’s Form 10-QSB, which has been filed with the FDIC. A copy of Centennial’s report on Form 10-QSB for the period ended March 31, 2003 accompanies this Joint Proxy Statement-Prospectus.

Centennial common stock is registered under the Securities Exchange Act of 1934, and Centennial is subject to the informational requirements of, and files periodic reports and other information with, the FDIC under Sections 13 and 15(d) of the Securities Exchange Act. You may read and copy any reports, proxy and information statements and other material filed by Centennial with the FDIC under the Securities Exchange Act at the FDIC Accounting and Securities Disclosure Section, located at 550 17th Street, N.W., Room F-6043, Washington, DC 20429. You may also obtain copies of those reports and other documents by contacting the FDIC by telephone at (202) 898-8913 or by facsimile at (202) 898-3909. As a result of the merger, Centennial will cease to exist as a separate corporation, and it will no longer file reports with the FDIC under the Securities Exchange Act.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Centennial’s Management’s Discussion and Analysis is incorporated by reference into this Joint Proxy Statement-Prospectus from Centennial’s 2002 Annual Report on Form 10-KSB-A, a copy of which accompanies this Joint Proxy Statement-Prospectus.

Beneficial Ownership of Securities

To the best of Centennial’s knowledge, as of March 31, 2002, no shareholder owned more than five percent (5%) of the outstanding shares of Centennial common stock other than John H. Ketner, Jr., a director and President and CEO of Centennial. The following table sets forth certain information as to this shareholder:

Name and Address of Shareholder	Shares Currently Beneficially Owned(1)	Percent of Shares Beneficially Owned(2)
John H. Ketner, Jr. 235 Olmstead Blvd. Pinehurst, NC 28374	47,750	5.3%

(1)	The ownership percentage reflected above is calculated based on the total of 872,861 shares issued and outstanding at March 31, 2003, plus the number of shares of common stock that can be issued to that individual within 60 days of March 31, 2003 upon the exercise of stock options held by the individual.

The following table shows, as of March 31, 2003, the number of shares of common stock of Centennial owned by each director and by all directors and principal officers of Centennial as a group:

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership (1)	Percentage of Class (2)
James L. Boles, Jr. Southern Pines, NC	12,801	1.5%

Patrick A. Corso Pinehurst, NC	14,249	1.6%

H. Wayne Haddock Pinehurst, NC	11,125	1.3%

Stanley J. Bradshaw Pinehurst, NC	250	*

John H. Ketner, Jr. Pinehurst, NC	47,750	5.3%

Kelly R. Miller Southern Pines, NC	13,250	1.5%

W. Frankie Page, Jr. Pinehurst, NC	14,250	1.6%

D. Wayne Peterson Pinehurst, NC	39,250	4.5%

Francis R. Quis, Jr. Southern Pines, NC	14,250	1.6%

Kathleen A. Tuomala Aberdeen, NC	11,875	1.4%

Directors and principal officers as a group (12 persons)	195,800	19.8%

*	Owns less than 1% of outstanding common stock.

(1)	For each director listed above, this column includes the following number of shares of common stock of Centennial capable of being issued within 60 days of March 31, 2003, upon the exercise of stock options held by the named individual: Boles – 8,000; Corso – 8,000; Haddock – 8,000; Ketner – 34,250; Miller – 8,000; Page – 8,000; Peterson – 8,000; Quis – 8,000; Tuomala – 8,000; and directors and principal officers as a group – 114,500 Shares. To the Bank’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following shares which the individual indicates that he or she shares voting and/or investment power: Haddock – 1,250 shares; Ketner – 125 shares; Miller – 3,750 shares; Peterson – 18,750 shares; Tuomala – 2,625 shares; and directors and principal officers as a group – 26,500 shares.

(2)	The ownership percentages were calculated based on the total of 872,861 shares issued and outstanding at March 31, 2003, plus the number of shares that can be issued to that individual within 60 days of March 31, 2003 upon the exercise of stock options held by the individual. The ownership percentage of the group is based on the total shares outstanding plus the number of shares that can be issued to the entire group within 60 days of March 31, 2003 upon the exercise of all stock options held by the group.

PROPOSAL 2 CENTENNIAL ANNUAL MEETING:

ELECTION OF DIRECTORS

Board size and membership.    Under Centennial’s Articles of Incorporation and Bylaws, the number of directors shall be such number as the Board determines from time to time prior to each annual meeting of shareholders at which directors are to be elected, such number to be not less than seven (7) nor more than fifteen (15). Centennial’s Articles of Incorporation and Bylaws provide that its Board shall be divided into three (3) classes, each containing as nearly equal a number of directors as possible, each elected to staggered three-year terms of office and thereafter directors elected to succeed those directors in each class shall be elected for a term of office of three (3) years.

At the 2000 annual meeting of shareholders of Centennial Bank, the Board was divided into classes and elected to terms ranging from one (1) to three (3) years in order to establish staggered terms. Directors elected to succeed the directors currently in each class shall be elected for a term of office of three (3) years. The Board, by resolution, has fixed the number of directors at ten (10) for 2003.

Directors to be elected at this Annual Meeting.    At the Centennial annual meeting, four (4) directors will be elected to serve until the effective time of the merger or, if the merger is not completed, three Class III directors will be elected for three-year terms, expiring at the annual meeting of shareholders in 2006, and one Class II director will be elected for a two-year term, expiring at the annual meeting of shareholders in 2005, or until their successors are elected and qualified.

Voting procedure.    In the absence of any contrary specification, Centennial’s proxy committee will vote for the election of the four (4) nominees listed below by casting an equal number of votes for each nominee. If, at or before the meeting time, any of the nominees listed below has become unavailable for any reason, the proxy committee has the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any nominee or nominees listed below will become unavailable.

Votes needed to elect.    The three (3) Class III and one (1) Class II nominee receiving the highest number of votes will be elected.

Board nominations.    Centennial’s Board of Directors has nominated the three incumbent Class III Directors for re-election. All of the nominees have served as directors of Centennial since its incorporation on December 30, 1999, and each was elected to a three-year term at Centennial’s 2000 annual meeting of shareholders. The Board has also nominated a Class II director, Stanley J. Bradshaw, who has served as a director since his appointment to the Board in December 2002.

Nominees.    Listed below are the names of the nominees for election as directors, their ages at December 31, 2002, and their principal occupations during the past five (5) years.

Listed below is the nominee for election as a Class II director of Centennial for a two-year term expiring in 2005:

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During Past 5 Years
Stanley J. Bradshaw (45)	Director	2002	Owner, Bradshaw Capital Management, LLC; Chairman, Bradshaw Charitable Foundation; Chairman, The Roosevelt Group, LLC; all of Pinehurst, NC.

Listed below are the names of the nominees for election as Class III Directors of Centennial for three-year terms expiring in 2006:

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During Past 5 Years

Patrick A. Corso (52)	Director	1999	President, The Pinehurst Company (resort operations and management), Pinehurst, NC

John H. Ketner, Jr. (61)	Director, President and CEO	1999

President and Chief Executive Officer, Centennial Bank, Southern Pines, NC since 1999; formerly, management consultant to various financial institutions and closely held family businesses, Charlotte, NC (acted as consultant to Triangle Bancorp, Charlotte, NC; acted as interim President and Chief Executive Officer, Waccamaw Bank, Whiteville, North Carolina, 1998-1999).

W. Frankie Page, Jr. (49)	Director	1999	Owner, W. Frankie Page, Jr., CPA, Inc. (certified public accountant), Pinehurst, NC

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES ABOVE FOR DIRECTOR OF CENTENNIAL. THE NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES WILL BE ELECTED.

Incumbent Directors

The following table lists Centennial’s Class I and Class II directors, their ages at December 31, 2002 and their principal occupations during the last five years.

Name and Age	Director Since	Term Expires	Principal Occupation and Business Experience During Past 5 Years

James L. Boles, Jr. (41)	1999	2004	Owner, Boles Funeral Home and Crematory, Inc., Southern Pines, NC

Kelly R. Miller (43)	1999	2004	General Manager and Chief Operating Officer, Pine Needles Lodge and Golf Club, Southern Pines, NC

Francis R. Quis, Jr. (53)	2000	2004	Owner, Quis Machinery, Inc., Southern Pines, NC

Kathleen A. Tuomala (51)	1999	2004	Chief Clinical Audiologist/Owner, Audiology of the Sandhills, Aberdeen, NC

H. Wayne Hadcock (53)	1999	2005	President and Owner, Pinehurst Homes, Inc., Pinehurst, NC (residential construction company); President and Owner, Pinehurst Photography, Inc., Pinehurst, NC

D. Wayne Paterson (66)	1999	2005	Retired in 1997; formerly, President, Sprint National Integrated Services

Board relationships.    No director or principal officer of Centennial is related to another director or principal officer.

Other directorships.    No director of Centennial is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Committees of the Board of Directors

Centennial’s Board has established the committees described below.

Executive Committee.    The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by Board resolution, may exercise all of the Board’s authority. The Executive Committee prepares and evaluates the compensation plans for the directors and employees of the Bank and makes recommendations to the Board of Directors regarding compensation issues. The Executive Committee also establishes, monitors compliance with, and makes recommendations regarding changes in the Bank’s investment policy, asset/liability mix, interest gap exposure and interest rate policy. The Executive Committee also acts as the nominating committee. The Executive Committee’s nominating committee functions include, among other things, recommending annually to the Board the names of persons to be considered for nomination and election by the Bank’s shareholders and, as necessary, recommending to the Board the names of persons to be elected to the Board to fill vacancies as they occur between annual meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Executive Committee for consideration. The Executive Committee held twelve (12) meetings during 2002. The Executive Committee presently consists of Directors D. Wayne Peterson (chair), Patrick A. Corso, John H. Ketner, Jr., Kathleen Tuomala, and Francis R. Quis, Jr.

Audit Committee.    In accordance with the Audit Committee Charter, the Audit Committee is responsible for insuring that the Board receives objective information regarding Bank policies, procedures and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other Bank activities as the Board may direct. Subject to the Board’s approval, the Audit Committee engages a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. See Report of Audit Committee below. The Audit Committee held two (2) meetings during 2002. Members of the Audit Committee are Directors W. Frankie Page, Jr. (chair), Stanley J. Bradshaw, and Kathleen Tuomala.

Other standing committees.    The Board has approved two additional standing committees to which certain responsibilities have been delegated. These are the Loan Committee and the Marketing Committee.

Board Attendance and Fees

During 2002, the Centennial Board held twelve (12) meetings. All directors attended at least 75% of all Board meetings and any committees on which they serve.

The directors received no compensation for Board or Committee meeting attendance during 2002. It is not expected that the Board will receive compensation for Board or Committee meeting attendance in 2003.

Bank Transactions with Directors and Officers

Centennial has banking transactions in the ordinary course of its business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates are made in the ordinary course of Centennial’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the same time for other comparable transactions, and do not involve more than normal risks of collectibility or present other unfavorable features.

At December 31, 2002, the aggregate outstanding amount of indebtedness, net of amounts participated by other banks, from all directors and principal officers (and their associates) as a group was $456,512 (which was also the date of the largest aggregate outstanding amount of indebtedness from all directors and principal officers as a group during 2002).

Reports of Changes in Beneficial Ownership

Directors and principal officers of Centennial are required by federal law to file reports with the FDIC regarding the amount of and changes in their beneficial ownership of shares of Centennial’s common stock. To Centennial’s knowledge, all such required reports have been timely filed other than the annual reports which were inadvertently filed late.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for supervising the quality and integrity of the accounting, auditing and financial reporting practices of Centennial. As required by the Audit Committee Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on an audit committee, and at least one member has accounting or related financial management expertise, all as stated in the applicable rules of The Nasdaq Stock Market, Inc.

In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and Centennial that might bear on the auditors’ independence required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed with management, the internal auditors and the independent auditors the quality and adequacy of Centennial’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee also discussed the interim financial information contained in each earnings announcement with the independent auditors prior to the public release of each such announcement.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements of Centennial. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of Centennial as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of Centennial’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Centennial’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the FDIC. The Audit Committee also recommended the reappointment of the independent auditors to serve until the date of the merger with Crescent State Bank, or, if the merger is not completed, for the fiscal year ended December 31, 2003. The Board concurred in such recommendation.

This report is submitted by the Audit Committee: Directors W. Frankie Page, Stanley J. Bradshaw, and Kathleen Tuomala.

Independent Certified Public Accountants

Centennial’s independent certified public accountant for the year ended December 31, 2002, was Dixon Odom PLLC. Fees for the audit of Centennial’s financial statements and the review of Centennial’s quarterly financial statements for the year ended December 31, 2002 were $24,363. No fees were paid in 2002 to Dixon Odom for financial information systems design and implementation. Fees for other services provided to Centennial by Dixon Odom during 2002 were $10,015. Centennial’s Audit Committee has determined that the non-audit related services rendered by Dixon Odom are compatible with maintaining the principal accountant’s independence. Representatives of Dixon Odom will be present at Centennial’s Annual Meeting with the opportunity to make a statement if they desire, and they will be available to respond to appropriate questions.

Principal Officers

Other than John H. Ketner, Jr., President and Chief Executive Officer of Centennial, whose information appears above under the description of nominees for director, the principal officers of Centennial and their ages at December 31, 2002 are:

James F. Byrd, 41, who is Senior Vice President and Senior Credit Officer, joined Centennial in December 1999. Prior to that, Mr. Byrd was Moore County Executive and Senior Vice President in Moore County, North Carolina for Wachovia Bank, N.A., Winston-Salem, North Carolina.

Julia Simmons, 34, has been the Chief Financial Officer of Centennial since December 2001. Prior to that, Ms. Simmons was Senior Audit Manager with Dixon Odom, PLLC, since October 2001. Prior to that, she was Senior Audit Manager with KPMG (independent public accountants) where her engagements were primarily in the banking industry.

Executive Compensation

The cash and cash equivalent compensation paid by Centennial during the fiscal year ended December 31, 2002 2001, and 2000 to its named executive officers is as follows:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Options /SARs	All Other Compensation (3)
John H. Ketner, Jr., President and Chief Executive Officer	2002 2001 2000	$110,250 105,000 99,167	$26,000 30,000 -0-	$8,400 8,400 8,400	-0- -0- 34,250	$7,716 5,650 2,750

James F. Byrd, Senior Vice President	2002 2001 2000	94,608 90,300 84,071	13,500 15,000 5,000	18,520 5,760 6,006	-0- -0- 17,500	6,368 5,074 2,365

(1)	These amounts were paid during the period shown but earned for performance during the previous compensation year.

(2)	The value of non-cash compensation paid to the officer did not exceed 10% of his cash compensation.

(3)	Includes Centennial’s contribution on behalf of the officer under the Bank’s salary deferral plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Stock option grants.    No options to purchase shares of Centennial common stock were granted to the named executive officers during 2002.

Total stock options held by named executive officers:    The following table contains information with respect to stock options to purchase shares of Centennial common stock held by the named executive officers during 2002.

Aggregated Option Exercises in Fiscal Year 2002

And Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Dec. 31, 2002 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Dec. 31, 2002 (1) Exercisable/Unexercisable
John H. Ketner, Jr.	-0-	-0-	27,688 / 6,562	$-0- / $-0-
James F. Byrd	-0-	-0-	13,125 / 4,375	$-0- / $-0-

(1)	Value represents the difference between the fair market value and the exercise price for the unexercised options at December 31, 2002.

Employment Agreements

Terms of the agreements.    Centennial is a party to employment contracts with John H. Ketner, Jr., President and Chief Executive Officer of Centennial and James F. Byrd, Senior Vice President and Senior Credit Officer, effective November 15, 2000. The term of the employment agreements is two (2) years. On each anniversary of the effective date of each employment agreement, the term of the employment agreement is automatically extended for an additional one-year period beyond the then-effective expiration date unless written notice from Centennial or the officer is received 90 days prior to the anniversary date, advising the other that the employment agreement shall not be further extended. No such notice has been given by any such party. In addition, each officer has the option to terminate the contract upon sixty days’ written notice to Centennial.

Under the Employment Agreements, each officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board.

Change of control provisions.    The employment agreements provide for certain payments to each officer upon any change of “control” of Centennial. “Control” is defined, under the employment agreements, to mean any of the following events:

(i) After the effective date of the Employment Agreement, any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of Centennial, or acquires control of, in any manner, the election of a majority of the directors of Centennial; or

(ii) Centennial consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where Centennial is not the surviving corporation in such transaction; or

(iii) All or substantially all of the assets of Centennial are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, he has not been assigned duties, responsibilities and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under the employment agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.

Upon his termination of employment upon a change in control, whether voluntary or involuntary, Centennial has agreed to pay each officer an amount equal to two times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at each officer’s option, either by lump sum or in 24 equal monthly installments. Centennial has the right, under the employment agreement, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on each officer or the disallowance of a deduction to Centennial.

DESCRIPTION OF CRESCENT’S CAPITAL STOCK

The following is a summary of the material provisions of Crescent’s Articles of Incorporation and Bylaws relating to the rights of holders of capital stock of Crescent.

General

The Articles of Incorporation of Crescent authorize the issuance of capital stock consisting of 20,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of no par value preferred stock. As of May 27, 2003, there were 2,465,456 shares of Crescent common stock issued and outstanding and no shares of Crescent preferred stock issued and outstanding.

After consummation of the merger, pursuant to which 50% of the shares of Centennial’s common stock will be exchanged for shares of Crescent common stock, and assuming the price of Crescent’s common stock used to calculate the exchange ratio is $10.32 per share, Crescent would have approximately 2,893,005 shares outstanding, subject to the exercise of options or dissenters’ rights.

In the future, the authorized but unissued and unreserved shares of Crescent common stock will be available for issuance for general purposes, including, but not limited to, possible issuance as stock dividends or stock splits, future mergers or acquisitions, or future private placements or public offerings. Except as may be required to approve a merger or other transaction in which the additional authorized shares of Crescent common stock would be issued, no shareholder approval will be required for the issuance of those shares. See page 74 for a discussion of the rights of the holders of Crescent common stock as compared to the holders of Centennial common stock.

Common Stock

General.    Each share of Crescent common stock has the same relative rights as, and is identical in all respects to, each other share of Crescent common stock.

Dividend Rights.    As a North Carolina corporation, Crescent is not directly subject to the restrictions on the payment of dividends applicable to Crescent State Bank. Holders of shares of Crescent common stock will be entitled to receive such cash dividends as the Board of Directors of Crescent may declare out of funds legally available therefor. However, the payment of dividends by Crescent will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. After the merger is consummated, the ability of Crescent to pay dividends to the holders of shares of Crescent common stock will, at least initially, be completely dependent upon the amount of dividends Crescent State Bank pays to Crescent. See “Comparison of the Rights of Shareholders—Payment of Dividends.”

Voting Rights.    Each share of Crescent common stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. Currently, the Board of Directors of Crescent is comprised of nine directors, who are elected in staggered terms of three years. Upon the effective time of the merger, Francis P. Quis, Jr., who is currently a member of Centennial’s Board of Directors, will be added to Crescent’s Board of Directors. Shareholders of Crescent are not entitled to cumulate their votes for the election of directors. See “Comparison of the Rights of Shareholders—Voting Rights.”

Liquidation Rights.    In the event of any liquidation, dissolution, or winding up of Crescent, the holders of shares of Crescent common stock will be entitled to receive, after payment of all debts and liabilities of Crescent, all remaining assets of Crescent available for distribution in cash or in kind. In the event of any liquidation, dissolution, or winding up of Crescent State Bank, Crescent, as the holder of all shares of Crescent State Bank common stock, would be entitled to receive payment of all debts and liabilities of Crescent State Bank (including all deposits and accrued interest thereon) and all remaining assets of Crescent State Bank available for distribution in cash or in kind.

Preemptive Rights; Redemption.    Holders of shares of Crescent common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Crescent common stock is not subject to call or redemption.

Certain Articles and Bylaw Provisions Having Potential Anti-Takeover Effects

General.    The following is a summary of the material provisions of Crescent’s Articles of Incorporation and bylaws which address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by the Board of Directors of Crescent (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. All references to the Articles of Incorporation and bylaws are to the Crescent Articles of Incorporation and bylaws in effect as of the date of this Joint Proxy Statement-Prospectus.

Classification of the Board of Directors.    Currently, the bylaws provide that the Board of Directors of Crescent shall be divided, provided there are nine (9) or more directors, into three classes, which shall be as nearly equal in number as possible. In such case, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. A director elected to fill a vacancy shall serve for the remainder of the term of the present term of office of the class to which he or she was elected. At the current time, there are nine members of the Board of Directors, all of whom are serving staggered three-year terms (Upon the effective time of the merger, one director from Centennial, Francis P. Quis, Jr., will be added to Crescent’s Board of Directors). As a result, approximately one-third of the members of the Board of Directors of Crescent are elected each year, and two annual meetings are required for Crescent’s shareholders to change a majority of the members constituting the Board of Directors of Crescent.

Removal of Directors, Filling Vacancies.    Crescent’s Bylaws provide that:

•	shareholders may remove one or more of the directors with or without cause;

•	a director may be removed by the shareholders only if the number of votes cast for the removal exceeds the number of votes cast against the removal; and

•	a director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Vacancies occurring in the Board of Directors of Crescent may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.

Amendment of Bylaws.    Subject to certain restrictions described below, either a majority of the Board of Directors or the shareholders of Crescent may amend or repeal the bylaws. A bylaw adopted, amended, or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors of Crescent. Generally, the shareholders of Crescent may adopt, amend, or repeal the bylaws in accordance with the North Carolina Business Corporation Act.

Special Meetings of Shareholders.    Crescent’s bylaws provide that special meetings of shareholders may be called only by the President or by a majority vote of the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for Crescent’s common stock is First-Citizens Bank & Trust Company. If the merger is approved, First Citizens Bank & Trust Company will also serve as the exchange agent for the exchange of certificates formerly representing shares of Centennial common stock.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

General.    Upon consummation of the merger, shareholders of Centennial who elect, or are required, to receive shares of common stock of Crescent will become shareholders of Crescent. Certain legal distinctions exist between owning Crescent common stock and Centennial common stock. The shareholders of Crescent will be governed by and subject to the Articles of Incorporation and bylaws of Crescent rather than the Articles of Incorporation and bylaws of Centennial. Neither the Centennial common stock nor the Crescent common stock is insured by the FDIC or guaranteed by the issuer and both are subject to investment risk, including the possible loss of value.

The following is a discussion of the major legal issues associated with owning common stock of either Crescent or Centennial. There are material differences in the shareholder ownership rights of these organizations. Crescent is a North Carolina corporation, governed by Chapter 55 of the North Carolina General Statutes. Centennial is a North Carolina banking corporation governed by Chapter 53, and to the extent not inconsistent, Chapter 55 of the General Statutes of North Carolina. There are differences between Chapter 53 and Chapter 55. There are also certain distinctions and differences in the documents governing both organizations.

The following is only a general summary of certain differences in the rights of holders of Centennial common stock and Crescent common stock. Centennial’s shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the merger.

Capital Structure.    Centennial’s Articles of Incorporation authorize the issuance of up to 6,000,000 shares of capital stock consisting of 5,000,000 shares of common stock, par value $3.50 per share, and up to 1,000,000 shares of preferred stock, no par value per share. As of March 31, 2003 there were 872,861 shares of Centennial common stock and no shares of Centennial preferred stock issued and outstanding. Crescent’s Articles of Incorporation authorize the issuance of up to 25,000,000 shares of capital stock consisting of 20,000,000 shares of $1.00 par value common stock and 5,000,000 shares of no par value preferred stock. As of May 27, 2003, 2,465,456 shares of Crescent common stock were issued and outstanding (adjusted for stock split effected as a 15% stock dividend paid to Crescent shareholders on April 25, 2003). No shares of Crescent’s preferred stock are issued and outstanding.

Voting Rights.    In general, each holder of Centennial common stock and Crescent common stock is entitled to one vote per share on all matters submitted to a vote of shareholders.

In the election of directors, each holder of Centennial common stock and of Crescent common stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of Centennial or Crescent.

Directors.    The Articles of Incorporation and bylaws of Centennial provide that the Board of Directors of Centennial shall have from seven (7) to fifteen (15) members and the Board of Directors of Centennial currently has ten (10) members. The bylaws of Crescent provide that the Board of Directors of Crescent shall have from seven (7) to fifteen (15) members, and the Board of Directors of Crescent currently has nine (9) members. The bylaws of both Crescent and Centennial provide that if there are less than nine (9) directors, the members shall be elected for one-year terms and if there are nine (9) or more directors, the Board shall be divided into three (3) classes, approximately equal in number, and elected to staggered three-year terms.

Repurchase of Capital Stock.    Under Chapter 53 of the North Carolina General Statutes, Centennial must obtain the prior approval of the holders of two-thirds of its outstanding shares, as well as the prior approval of the North Carolina Commissioner of Banks and the FDIC, before it can repurchase any of its shares of capital stock.

Under Chapter 55 of the North Carolina General Statutes, Crescent may repurchase its capital stock by action of its Board of Directors without the prior approval of its shareholders. However, as a bank holding company, Crescent is required to give the Federal Reserve Board at least 45 days prior written notice of the purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by Crescent for all purchases or redemptions of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of Crescent’s consolidated net worth as of the date of such notice. The Federal Reserve Board may permit a purchase or redemption to be accomplished prior to expiration of the 45-day notice period if it determines that the repurchase or redemption would not constitute an unsafe or unsound practice and that it would not violate any applicable law, rule, regulation or order, or any condition imposed by, or written agreement with, the Federal Reserve Board.

Payment of Dividends.    Pursuant to Chapter 55, Crescent is authorized to pay dividends such as are declared by its Board of Directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis. Crescent’s principal asset is its ownership of all of the outstanding capital stock of Crescent State Bank, and its sole source of funds for the payment of dividends on Crescent common stock is dividends it receives (as Crescent State Bank’s sole shareholder) from Crescent State Bank on the Crescent State Bank capital stock it holds. Therefore, Crescent’s ability to pay dividends is subject to Crescent State Bank’s ability to pay dividends.

Centennial’s shareholders are entitled to dividends if and when declared by Centennial’s Board of Directors, subject to the restrictions described below. Pursuant to Chapter 53, Centennial may pay dividends only out of its undivided profits. Should its surplus be less than 50% of its paid-in capital stock at any time, Centennial may not declare a cash dividend until it has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage that may be required to restore its surplus to an amount equal to 50% of its paid-in capital stock. However, no cash dividends may be paid at any time by a bank when it is insolvent or when payment of a dividend would render it insolvent or be contrary to its Articles of Incorporation. Additionally, there are statutory provisions regarding the calculation of undivided profits from which dividends may be paid, and banking regulators may restrict or prohibit the payment of dividends by banks which have been found to have inadequate capital. (See “Centennial—Restrictions on cash dividends” on page 12 and “Regulation and Supervision” on page 78.)

In the future, any declaration and payment of cash dividends on Crescent capital stock will be subject to Crescent’s Board of Directors’ evaluation of its operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. Also, the payment of cash dividends by Crescent in the future will be subject to certain other legal and regulatory limitations (including the requirement that Crescent’s capital be maintained at certain minimum levels) and will be subject to ongoing review by regulators. There is no assurance that, in the future, Crescent will have funds available to pay cash dividends, or, even if funds are available, that it will pay dividends in any particular amount or at any particular times, or that it will pay dividends at all. (See “Market Prices and Dividend Policies—Crescent” on page 12).

Merger, Share Exchange, Sale of Assets or Dissolution.    Pursuant to Chapter 55, the merger of Crescent with, or a sale of substantially all of Crescent’s assets to, any other entity, or a dissolution of Crescent, requires the prior approval of the holders of only a majority of the votes entitled to be cast by the holders of Crescent’s voting stock, unless such transaction has not been approved by a majority of directors of Crescent who are unaffiliated with the transaction, in which case approval of two-thirds of Crescent’s shareholders is required.

Pursuant to Chapter 53, Centennial may not merge or consolidate with, or sell substantially all of its assets to, any other entity or be dissolved without the prior approval of the holders of at least two-thirds of its outstanding shares. Therefore, approval of a merger or other business combination involving Centennial, even if it is the surviving company in the transaction, will require the vote of a higher percentage of its shareholders than currently is required to approve a similar type of transaction involving Crescent.

In addition, Chapter 55 provides that no prior approval of Crescent’s shareholders is required to effect a merger of another entity into Crescent State Bank, provided that Crescent remains in control of its subsidiary following consummation of that transaction. Assuming that a sufficient number of shares of capital stock have been authorized in Crescent’s Articles of Incorporation, it can make acquisitions of other companies through the merger of a third party bank or other entity with or into Crescent State Bank or another subsidiary of Crescent, including acquisitions involving the issuance of Crescent common stock, without the approval of Crescent’s shareholders. Since Centennial is not currently organized in a holding company structure, it is not currently able to acquire another bank or other company by merger without the approval of its shareholders.

Limitation of Liability and Indemnification of Directors, Officers and Employees.    The Articles of Incorporation of both Centennial and Crescent eliminate a director’s personal liability for breach of duty as a director to the fullest extent permitted by law.

The bylaws of both Centennial and Crescent provide for indemnification to the fullest extent permitted by law. Under the Federal Deposit Insurance Act, both Centennial and Crescent would be prohibited from paying any indemnification with respect to any liability or legal expense incurred by a director, officer, or employee as the result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. Currently, there is no pending or threatened litigation involving Crescent, Crescent State Bank or Centennial for which indemnification might be sought.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Crescent pursuant to the foregoing provisions, Crescent has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Limitation of liability and indemnification provisions may discourage or deter shareholders or management from bringing a lawsuit against former directors for breach of duty, even though such action, if successful, might otherwise have benefited the corporation and its shareholders (See the heading “Indemnification” for more information).

Assessability.    Shares of Centennial capital stock generally are not assessable except in the limited circumstance in which Centennial’s capital has become impaired. Under Chapter 53, the North Carolina Commissioner of Banks may require Centennial’s Board of Directors to assess the holders of Centennial capital stock for the amount by which Centennial’s capital stock has become impaired, and the shares of a shareholder who fails to pay the assessment may be sold. Under Chapter 55, shares of Crescent common stock are not assessable.

Change in Control Regulation.    Crescent and Centennial are subject to the protection of the North Carolina Control Share Acquisition Act. Crescent and Centennial are also subject to the North Carolina Shareholder Protection Act.

Pursuant to the North Carolina Shareholder Protection Act, no business combination (defined to include any merger, consolidation, merger or sale of all or any substantial part of the corporation’s assets) involving a corporation which has a class of securities registered under the Securities Exchange Act of 1934, as amended, and any entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation’s voting shares may be consummated unless the holders of 95% of the outstanding voting shares approve the business combination. This provision does not apply if the parties comply with certain requirements relating to the value of the consideration paid in the business combination, the composition of the corporation’s board of directors, the disclosure to shareholders regarding the business combination and other procedural matters.

The North Carolina Control Share Acquisition Act applies to a corporation that is incorporated in North Carolina and that has substantial assets in North Carolina, its principal place of business or a principal office within North Carolina, a class of securities registered under the Securities Exchange Act and more than 10% of its shareholders reside in North Carolina or more than 10% of its shares held by North Carolina residents. The North Carolina Control Share Acquisition Act restricts the voting rights of a person who acquires “control shares” in a subject corporation. Control shares are shares that, when added to all other shares of the subject corporation beneficially owned by a person, would entitle that person to voting power equal to or greater than a stated percentage of all voting power. Without shareholder approval by “disinterested shareholders,” the shares acquired by the acquiror have no voting rights. Disinterested shareholders are shareholders other than the acquiror and the employee-directors of the subject corporation. If the shares held by the acquiror are accorded voting rights pursuant to the procedure described above and the acquiror beneficially holds more than 50% of the voting power for the election of directors, each of the corporation’s other shareholders have the right to require that the corporation redeem their shares at a price not less than the highest price per share paid by the acquiror for any of its shares.

The acquisition of more than 10% of either the outstanding Crescent common stock or the outstanding Centennial common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act. The Federal Reserve Board has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control, either directly or indirectly, of a bank holding company, to provide 60 days’ prior written notice and certain financial and other information to the Federal Reserve Board. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under Federal Reserve Board regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

Prior approval of the Federal Reserve would be required for any acquisition of control of Centennial or Crescent by any bank holding company under the Bank Holding Company Act. Control for purposes of the Bank Holding Company Act would be based on, among other things, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of the Board of Directors of Centennial or Crescent. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the Bank Holding Company Act.

The Securities Exchange Act of 1934, as amended, requires that a purchaser of any class of a corporation’s securities registered under the Securities Exchange Act notify the SEC and such corporation within ten days after its purchases exceed 5% of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation’s business or corporate structure. In addition, any tender offer to acquire a corporation’s securities is subject to the limitations and disclosure requirements of the Securities Exchange Act.

“Anti-takeover” Clause.    Crescent’s Articles of Incorporation provide that in determining what is in the best interests of Crescent, the Board of Directors of Crescent may consider, among other things, the social and economic effects of the matter to be considered (including a change of control) on Crescent and its employees, customers, creditors and the community in which Crescent operates. Additionally, in the case of a proposed change in control, the directors may consider the business and financial condition of the acquiring person and the competence, experience and integrity of the acquiring person and its management, as well as the prospects for successful completion of the proposed transaction. Since this provision permits Crescent’s Board of Directors to consider factors other than the financial effect of a proposed transaction on Crescent’s shareholders and to reject a proposal to acquire Crescent based on these various other factors, under some circumstances this provision may be used as, or have the effect of, an “anti-takeover” device or a deterrent to an acquisition or change in control of Crescent, whether or not such a transaction was favored by Crescent’s shareholders. Centennial’s Articles of Incorporation contain a similar provision, which gives Centennial’s Board of Directors the authority to weigh the social and economic effects of a proposed transaction on the employees, customers, suppliers and other constituents of Centennial and on the communities in which Centennial operates or is located.

Bylaws.    No material differences exist between the bylaws of Centennial and the bylaws of Crescent. Upon request, Centennial will provide its shareholders with copies of the bylaws of both Centennial and Crescent free of charge. Requests should be made to Julia A. Simmons, at (910) 295-2948 or mailed to Centennial’s main office, located at 185 Morganton Road, Southern Pines, North Carolina 28387, Attention Julia Simmons.

Regulation of Transferability.    The capital stock of Centennial, unlike that of Crescent, is exempt from the registration requirements of the federal Securities Act of 1933 and the North Carolina Securities Act. The effect of that exemption is to allow Centennial to sell shares of its stock without registration under those laws. In contrast, the public sale by Crescent of its stock, and resales of its stock by certain persons who are at the time of resale “affiliates” of Crescent, are required to be registered under the Securities Act of 1933 and the North Carolina Securities Act or meet certain statutory and regulatory requirements to qualify for other exemptions from registration.

REGULATION AND SUPERVISION

Crescent and Crescent State Bank are extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Crescent and Crescent State Bank cannot predict what future legislation may be enacted or what future regulations may be adopted. Any change in applicable law or regulation may have a material effect on the business of Crescent and Crescent State Bank.

Regulation of Crescent

Federal Regulation.    Crescent is subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis.

Crescent is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company or to merge with another bank holding company. Prior Federal Reserve Board approval is required for Crescent to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than five percent of any class of voting shares of such bank or bank holding company.

The merger or consolidation of Crescent with another bank holding company, or the acquisition by Crescent of the stock or assets of a bank, or the assumption of liability by Crescent to pay any deposits in a bank, will require the prior written approval of the primary federal bank regulatory agency of the bank under the federal Bank Merger Act. In addition, in certain cases an application to, and the prior approval of, the Federal Reserve Board under the Bank Holding Company Act or the North Carolina Banking Commission may be required.

Crescent is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of either company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be treated as “well capitalized” under applicable regulations of the Federal Reserve Board, that has received a composite “1” or “2” rating at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

The status of Crescent as a registered bank holding company under the Bank Holding Company Act does not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

In addition, a bank holding company is prohibited generally from engaging in, or acquiring, five percent or more of any class of voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be a proper incident thereto are:

•	making or servicing loans;

•	performing certain data processing services;

•	providing discount brokerage services;

•	acting as fiduciary, investment or financial advisor;

•	leasing personal or real property;

•	making investments in corporations or projects designed primarily to promote community welfare; and

•	acquiring a savings and loan association.

In evaluating a written notice of such an acquisition, the Federal Reserve Board will consider various factors, including among other things the financial and managerial resources of the notifying bank holding company and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of such company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The required notice period may be extended by the Federal Reserve Board under certain circumstances, including a notice for acquisition of a company engaged in activities not previously approved by regulation of the Federal Reserve Board. If such a proposed acquisition is not disapproved or subjected to conditions by the Federal Reserve Board within the applicable notice period, it is deemed approved by the Federal Reserve Board.

Capital Requirements.    The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

The Federal Reserve Board’s capital guidelines establish the following minimum regulatory capital requirements for bank holding companies:

•	a leverage capital requirement expressed as a percentage of total assets;

•	a risk-based requirement expressed as a percentage of total risk-weighted assets; and

•	a Tier 1 leverage requirement expressed as a percentage of total assets.

The leverage capital requirement consists of a minimum ratio of total capital to total assets of 6%, with an expressed expectation that banking organizations generally should operate above such minimum level. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders’ equity). The Tier 1 leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated companies, with minimum requirements of 4% to 5% for all others.

The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

The Federal Deposit Insurance Corporation Improvement Act of 1991 requires the federal bank regulatory agencies biennially to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities and, since adoption of the Riegle Community Development and Regulatory Improvement Act of 1994, to do so taking into account the size and activities of depository institutions and the avoidance of undue reporting burdens. In 1995, the agencies adopted regulations requiring as part of the assessment of an institution’s capital adequacy the consideration of:

•	identified concentrations of credit risks;

•	the exposure of the institution to a decline in the value of its capital due to changes in interest rates; and

•	the application of revised conversion factors and netting rules on the institution’s potential future exposure from derivative transactions.

In addition, in September 1996 the agencies adopted amendments to their respective risk-based capital standards to require banks and bank holding companies having significant exposure to market risk arising from, among other things, trading of debt instruments, (1) to measure that risk using an internal value-at-risk model conforming to the parameters established in the agencies’ standards and (2) to maintain a commensurate amount of additional capital to reflect such risk.

Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law is applicable to the extent that Crescent maintains as a separate subsidiary a depository institution in addition to Crescent State Bank.

Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and Federal Reserve Board regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders and their related interests of a bank holding company and any of its subsidiary banks or non-bank corporations. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

Any loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would also apply to guarantees of capital plans under the Federal Deposit Insurance Corporation Improvement Act of 1991.

Branching.    Under the Riegle Act, the Federal Reserve Board may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

North Carolina “opted-in” to the provisions of the Riegle Act. Since July 1, 1995, an out-of-state bank that did not already maintain a branch in North Carolina was permitted to establish and maintain a de novo branch in North Carolina, or acquire a branch in North Carolina, if the laws of the home state of the out-of-state bank permit North Carolina banks to engage in the same activities in that state under substantially the same terms as permitted by North Carolina. Also, North Carolina banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in North Carolina of a merged North Carolina bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

Regulation of Crescent State Bank

State Law.    Crescent State Bank is subject to extensive supervision and regulation by the North Carolina Commissioner of Banks. The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and Crescent State Bank is required to make regular reports to the Commissioner describing in detail its resources, assets, liabilities and financial condition. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

The dividends that may be paid by Crescent State Bank are subject to legal limitations. In accordance with North Carolina banking law, dividends must be paid out of retained earnings and may not be paid unless Crescent State Bank’s capital surplus is at least 50% of its paid-in capital.

Deposit Insurance.    As a member institution of the FDIC, Crescent State Bank’s deposits are insured up to a maximum of $100,000 per depositor through the Bank Insurance Fund, administered by the FDIC, and each member institution is required to pay semi-annual deposit insurance premium assessments to the FDIC. The BIF assessment rates have a range of 0 cents to 27 cents for every $100 in assessable deposits. Banks with no premium are subject to an annual statutory minimum assessment.

Capital Requirements.    The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization’s operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

A banking organization’s risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. “Tier 1,” or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. “Tier 2,” or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of March 31, 2003, Crescent State Bank was classified as “well-capitalized” with Tier 1 Capital of 9.21% and Total Risk-Based Capital of 10.39%.

The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank’s capital adequacy, an assessment of the bank’s interest rate risk exposure. The standards for measuring the adequacy and effectiveness of a banking organization’s interest rate risk management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization’s procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the Federal Deposit Insurance Corporation Improvement Act of 1991 described below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of Crescent State Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

Federal Deposit Insurance Corporation Improvement Act of 1991.    In December 1991, Congress enacted Federal Deposit Insurance Corporation Improvement Act of 1991, which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. The act provides for, among other things:

•	publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants;

•	the establishment of uniform accounting standards by federal banking agencies;

•	the establishment of a “prompt corrective action” system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital;

•	additional grounds for the appointment of a conservator or receiver; and

•	restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

The Federal Deposit Insurance Corporation Improvement Act of 1991 also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

A central feature of the Act is the requirement that the federal banking agencies take “prompt corrective action” with respect to depository institutions that do not meet minimum capital requirements. Pursuant to the Act, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

The Federal Deposit Insurance Corporation Improvement Act of 1991 provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. The Act also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

Community Reinvestment Act.    Crescent State Bank is subject to the provisions of the Community Reinvestment Act of 1977, as amended. Under the terms of the Community Reinvestment Act, the appropriate federal bank regulatory agency is required, in connection with the examination of a bank, to assess such bank’s record in meeting the credit needs of the community served by that bank, including low and moderate-income neighborhoods. The regulatory agency’s assessment of Crescent State Bank’s record is made available to the public. Such an assessment is required of any bank which has applied for any application for a domestic deposit-taking branch, relocation of a main office, branch or ATM, merger or consolidation with or acquisition of assets or assumption of liabilities of a federally insured depository institution.

Under Community Reinvestment Act regulations, banks with assets of less than $250,000,000 that are independent or affiliated with a holding company with total banking assets of less than $1 billion, are subject to streamlined small bank performance standards and much less stringent data collection and reporting requirements than larger banks. The agencies emphasize that small banks are not exempt from Community Reinvestment Act requirements. The streamlined performance method for small banks focuses on the bank’s:

•	loan-to-deposit ratio, adjusted for seasonal variations and as appropriate, other lending-related activities, such as loan originations for sale to secondary markets or community development lending or qualified investments;

•	the percentage of loans and, as appropriate, other lending-related activities located in Crescent State Bank’s assessment area;

•	Crescent State Bank’s record of lending to and, as appropriate, other lending-related activities for borrowers of different income levels and businesses and farms of different sizes;

•	the geographic distribution of Crescent State Bank’s loans given its assessment areas, capacity to lend, local economic conditions, and lending opportunities; and

•	Crescent State Bank’s record of taking action, if warranted, in response to written complaints about its performance in meeting the credit needs of its assessment areas.

Regulatory agencies will assign a composite rating of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance” to the institution using the foregoing ground rules. A bank’s performance need not fit each aspect of a particular rating profile in order for the bank to receive that rating; exceptionally strong performance with respect to some aspects may compensate for weak performance in others, and the bank’s overall performance must be consistent with safe and sound banking practices and generally with the appropriate rating profile. To earn an outstanding rating, the bank first must exceed some or all of the standards mentioned above. The agencies may assign a “needs to improve” or “substantial noncompliance” rating depending on the degree to which the bank has failed to meet the standards mentioned above.

The regulation further states that the agencies will take into consideration these Community Reinvestment Act ratings when considering any application and that a bank’s record of performance may be the basis for denying or conditioning the approval of an application.

Change of Control

State and federal law restricts the amount of voting stock of a bank holding company or a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank holding company or bank by tender offer or similar means than it might be to acquire control of another type of corporation.

Pursuant to North Carolina law, no person may, directly or indirectly, purchase or acquire voting stock of any bank holding company or bank which would result in the change of control of that entity unless the North Carolina Commissioner of Banks first shall have approved such proposed acquisition. A person will be deemed to have acquired “control” of the bank holding company or the bank if he, she or it, directly or indirectly, (i) owns, controls or has the power to vote 10% or more of the voting stock of the bank holding company or bank, or (ii) possesses the power to direct or cause the direction of its management and policy.

Federal law imposes additional restrictions on acquisitions of stock in bank holding companies and FDIC-insured banks. Under the federal Change in Bank Control Act and the regulations thereunder, a person or group acting in concert must give advance notice to the Federal Reserve or the FDIC before directly or indirectly acquiring the power to direct the management or policies of, or to vote 25% or more of any class of voting securities of, any bank holding company or federally-insured bank. Upon receipt of such notice, the federal regulator either may approve or disapprove the acquisition. The Change in Bank Control Act generally creates a rebuttable presumption of a change in control if a person or group acquires ownership or control of or the power to vote 10% or more of any class of a bank holding company or bank’s voting securities; the bank holding company has a class of securities that are subject to registration under the Securities Exchange Act of 1934, as amended; and, following such transaction, no other person owns a greater percentage of that class of securities.

Government Monetary Policy and Economic Controls

As a bank holding company whose primary asset is the ownership of the capital stock of a commercial bank, Crescent is directly affected by the government monetary policy and the economy in general. The actions and policies of the Federal Reserve Board which acts as the nation’s central bank can directly affect money supply and, in general, affect banks’ lending activities by increasing or decreasing their costs and availability of funds. An important function of the Federal Reserve Board is to regulate the national supply of bank credit in order to combat recession and curb inflation pressures. Among the instruments of monetary policy used by the Federal Reserve Board to implement these objectives are open market operations in U.S. Government securities, changes in the discount rate and surcharge, if any, on member bank borrowings, and changes in reserve requirements against bank deposits. These methods are used in varying combinations to influence overall growth of bank loans, investments and deposits, and interest rates charged on loans or paid for deposits. Crescent State Bank is not a member of the Federal Reserve System but it is subject to reserve requirements imposed by the Federal Reserve Board on non-member banks. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Crescent and Crescent State Bank.

Recent Legislative Developments

On October 26, 2001, the USA Patriot Act of 2001 was enacted. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, which sets forth anti-money laundering measures affecting insured depository institutions, broker-dealers and other financial institutions. The Act requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on the operations of financial institutions. The impact of the Act on Crescent’s operations has not been material.

Effective March 11, 2000, the Gramm-Leach-Bliley Act of 1999, which was signed into law on November 12, 1999, allows a bank holding company to qualify as a “financial holding company” and, as a result, be permitted to engage in a broader range of activities that are “financial in nature” and in activities that are determined to be incidental or complementary to activities that are financial in nature. The Gramm-Leach-Bliley Act amends the Bank Holding Company Act to include a list of activities that are financial in nature, and the list includes activities such as underwriting, dealing in and making a market in securities, insurance underwriting and agency activities and merchant banking. The Federal Reserve Board is authorized to determine other activities that are financial in nature or incidental or complementary to such activities. The Gramm-Leach-Bliley Act also authorizes banks to engage through financial subsidiaries in certain of the activities permitted for financial holding companies. Crescent has not elected to become a financial holding company.

On September 30, 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996, was enacted which contained a comprehensive approach to recapitalize the FDIC’s Savings Association Insurance Fund and to assure payment of the financing corporation obligations. All of Centennial’s deposits and Crescent State Bank’s deposits are insured by the FDIC’s Bank Insurance Fund. Under the Growth Act, banks with deposits that are insured under the Bank Insurance Fund are required to pay a portion of the interest due on bonds that were issued by the Financing Corporation to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The Growth Act stipulates that the Bank Insurance Fund assessment rate to contribute toward the Financing Corporation obligations must be equal to one-fifth the Savings Association Insurance Fund assessment rate through year-end 2000, or until the insurance funds are merged, whichever occurs first. The amount of Financing Corporation debt service to be paid by all Bank Insurance Fund-insured institutions is approximately $0.0240 per $100 of Bank Insurance Fund-insured deposits per year through the year 2019, subject in all cases to adjustments by the FDIC on a quarterly basis. The Growth Act also contained provisions protecting banks from liability for environmental clean-up costs; prohibiting credit unions sponsored by Farm Credit System banks; easing application requirements for most bank holding companies when they acquire a thrift or a permissible non-bank operation; easing Fair Credit Reporting Act restrictions between bank holding company affiliates; and reducing the regulatory burden under the Real Estate Settlement Procedures Act, the Truth-in-Savings Act, the Truth-in-Lending Act and the Home Savings Mortgage Disclosure Act.

Various legislation, including proposals to substantially change the financial institution regulatory system, expand the powers of banking institutions and bank holding companies, and limit the investments that a depository institution may make with insured funds, is from time to time introduced in the U. S. Congress. This legislation may change banking statutes and the operating environment of the combined company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether this potential legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon the financial condition or results of operations of the combined company or any of its subsidiaries.

INDEMNIFICATION

General

Permissible Indemnification.    Chapter 55 allows a corporation, by charter, bylaw, contract, or resolution, to indemnify or agree to indemnify its officers, directors, employees, and agents and any person who is or was serving at the corporation’s request as a director, officer, employee, or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities as summarized herein. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys’ fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights. Cresent’s bylaws permit the broadest available indemnification as permitted by Chapter 55 of the North Carolina General Statues.

The corporation may indemnify such person against liability expenses incurred only where such person conducted himself or herself in good faith and reasonably believed (i) in the case of conduct in his or her official corporate capacity, that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

Mandatory Indemnification.    Unless limited by the corporation’s charter, Chapter 55 requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Advance for Expenses.    Expenses incurred by a director, officer, employee, or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced, unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

Court-Ordered Indemnification.    Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Parties Entitled to Indemnification.    Chapter 55 defines “director” to include former directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

LEGAL MATTERS

The validity of the Crescent common stock to be issued in connection with the merger is being passed upon for Crescent by Gaeta & Associates, P.A., Raleigh, North Carolina. Certain legal matters relating to the merger will be passed upon for Centennial by Maupin Taylor P.A., Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of Crescent as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been included herein and in the registration statement of which this document forms a part in reliance on the report of Dixon Odom PLLC, independent accountants, given on the authority of that firm as experts in accounting and auditing.

The financial statements of Centennial as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been included herein and in the registration statement of which this document forms a part in reliance on the report of Dixon Odom PLLC, independent accountants, given on the authority of that firm as experts in accounting and auditing.

OTHER MATTERS

The Boards of Directors know of no other business that will be brought before the annual meetings. Should other matters properly come before the annual meetings, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

WHERE YOU CAN GET MORE INFORMATION

Crescent files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of Crescent’s reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at:

Judiciary Plaza

Room 1024

450 Fifth Street, N.W.

Washington, D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at l-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding companies that are required to file reports with it. The address of the Securities and Exchange Commission website is www.sec.gov.

Centennial files reports, proxy statements and other information with the FDIC. Centennial’s reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the FDIC at:

Room F-6043

1776 F Street, N.W.

Washington, D.C. 20429

Copies of these materials can also be obtained by contacting Marcia Fields of the FDIC via telephone at (202) 898-8913 or via facsimile at (202) 898-8712.

Prior to Crescent’s formation as the holding company for Crescent State Bank in 2001, Crescent State Bank was subject to the informational requirements of the Exchange Act and filed reports, proxy statements and other information with the FDIC. Crescent State Bank’s reports, proxy statements and other information may also be inspected and copied at the FDIC’s public reference facility at Room F-6043, 1776 F Street, N.W., Washington, D.C. 20429, or by contacting Marcia Fields of the FDIC via telephone at (202) 898-8913 or via facsimile at (202) 898-8712.

Crescent filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the issuance of Crescent common stock to Centennial shareholders in the merger. This Joint Proxy Statement-Prospectus is a part of that Registration Statement and constitutes a prospectus of Crescent and a proxy statement of each of Crescent and Centennial for their respective annual meetings. As allowed by the SEC rules, this Joint Proxy Statement-Prospectus does not contain all the information contained in the Registration Statement.

This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement-Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement-Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement-Prospectus, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this Joint Proxy Statement-Prospectus by reference or in our affairs since the date of this Joint Proxy Statement-Prospectus. The information contained in this Joint Proxy Statement-Prospectus with respect to Crescent was provided by Crescent and the information contained in this Joint Proxy Statement-Prospectus with respect to Centennial was provided by Centennial.

PROPOSALS FOR FUTURE ANNUAL MEETINGS OF SHAREHOLDERS

Crescent

Crescent currently expects that its 2004 annual meeting of shareholders will be held during April 2004. Any proposal of a Crescent shareholder which is intended to be presented for action at that annual meeting must be received by Crescent in writing at its main office in Cary, North Carolina, no later than November 15, 2003, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by Crescent in connection with that meeting.

Written notice of a shareholder proposal intended to be presented at Crescent’s annual meeting but which is not intended to be included in its proxy statement and form of appointment of proxy must be received by Crescent at its main office in Cary, North Carolina, no later than January 30, 2004, in order for that proposal to be considered timely received for purposes of the discretionary authority of the proxies at that meeting to vote on other matters presented for action by shareholders at the meeting.

Centennial

If the merger is completed, then Centennial will not have a 2004 annual meeting of shareholders. However, if the merger is not completed, Centennial currently expects that its next annual meeting would be held during May 2004. Any proposal of a Centennial shareholder intended to be presented for action at that annual meeting would have to be received by Centennial in writing at its main office in Southern Pines, North Carolina, no later than December 1, 2003, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by Centennial in connection with that meeting.

If Centennial has a 2004 annual meeting, then written notice of a shareholder proposal intended to be presented at that meeting but which is not intended to be included in Centennial’s proxy statement and form of appointment of proxy must be received by Centennial at its main office in Southern Pines, North Carolina, no later than February 15, 2004, in order for that proposal to be considered timely received for purposes of the discretionary authority of the proxies at that meeting to vote on other matters presented for action by shareholders at the meeting.

Centennial’s Bylaws provide its shareholders may make nominations of directors if such nominations are made in writing and delivered or mailed to the Bank not less than seven (7) days nor more than (50) days prior to any meeting of shareholders called for the election of directors. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the shareholders’ meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.

ADDITIONAL INFORMATION

CRESCENT’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER, 31, 2002 ON FORM 10-KSB, WAS FILED WITH THE SEC ON MARCH 27, 2003. A COPY OF THAT REPORT WILL BE PROVIDED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BRUCE W. ELDER, CHIEF FINANCIAL OFFICER, CRESCENT FINANCIAL CORPORATION, 1005 HIGH HOUSE ROAD, CARY, NORTH CAROLINA 27513.

CENTENNIAL’S 2002 ANNUAL REPORT ON FORM 10-KSB, WHICH SERVES AS ITS 2002 ANNUAL DISCLOSURE STATEMENT REQUIRED BY FDIC REGULATIONS, WAS FILED WITH THE FDIC ON OR BEFORE MARCH 31, 2003. AN AMENDMENT TO CENTENNIAL’S ANNUAL REPORT ON FORM  10-KSB WAS FILED WITH THE FDIC ON MAY 20, 2003. A COPY OF THAT REPORT ACCOMPANIES THIS JOINT PROXY STATEMENT-PROSPECTUS.

INFORMATION INCORPORATED BY REFERENCE

The SEC and FDIC allow us to incorporate by reference information into this Joint Proxy Statement-Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC or the FDIC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement-Prospectus, except for any information superseded by information in this Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus incorporates by reference:

•	Centennial’s amended Annual Report on Form 10-KSB-A for the year ended December 31, 2002, a copy of which accompanies this Joint Proxy Statement-Prospectus;

•	Crescent’s Annual Report on Form 10-KSB for the year ended December 31, 2002;

•	Crescent’s 2002 Annual Report to Shareholders, a copy of which accompanies this Joint Proxy Statement-Prospectus;

•	Centennial’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, a copy of which accompanies this Joint Proxy Statement-Prospectus;

•	Crescent’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, a copy of which accompanies this Joint Proxy Statement-Prospectus;

•	Crescent’s Current Reports on Form 8-K, filed on January 16, 2003, March 20, 2003 and March 24, 2003; and

•	All current, quarterly and annual reports filed by Crescent with the SEC prior to the date that shareholders of Centennial are required to submit their election of consideration form and letter of transmittal.

When deciding how to cast your vote, you should rely only on the information contained or incorporated by reference in this Joint Proxy Statement-Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus is dated May 30, 2003. You should not assume that the information contained in this Joint Proxy Statement-Prospectus is accurate as of any date other than such date, and neither the mailing of the Joint Proxy Statement-Prospectus to shareholders nor the issuance of Crescent common stock shall create any implication to the contrary.

                                                                      APPENDIX A

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                 by and between

                                 CENTENNIAL BANK

                                       and

                               CRESCENT STATE BANK

                                       and

                         CRESCENT FINANCIAL CORPORATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement")
is entered into as of the 12th day of March, 2003 by and between CENTENNIAL
BANK, a North Carolina banking corporation ("Centennial"), CRESCENT STATE BANK, a North Carolina banking corporation ("Crescent") and CRESCENT FINANCIAL
CORPORATION, a North Carolina corporation and registered bank holding company
("Crescent Financial");

                              W I T N E S S E T H:

        WHEREAS, the parties hereto have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for
Centennial to be merged with and into Crescent pursuant to a plan of merger (the
"Plan of Merger") in the form attached hereto as Schedule A, with the effect that each of the outstanding shares of Centennial's common stock will be converted into cash and/or newly issued shares of Crescent Financial's common stock, all in the manner set forth herein, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger and transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the parties hereto mutually agree as follows:

                              ARTICLE I. THE MERGER

        1.1     Merger. Subject to the provisions of this Agreement and the Plan of Merger, as of the Effective Time (as defined in Section 1.12 hereof),
Centennial shall be merged with and into Crescent pursuant to N.C. General
Statutes Section 53-12 (the "Merger"), the separate corporate existence of
Centennial shall cease and the corporate existence of Crescent, as the surviving corporation in the Merger, shall continue under the laws of the State of North
Carolina. Crescent, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2     Effect of the Merger. At the Effective Time and by reason of the
Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Centennial including, without limitation, all real, personal or mixed property, all debts due on

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whatever account, all other choses in action and every other interest of or belonging to or due to Centennial, whether tangible or intangible, shall vest in the Surviving Corporation, and the Surviving Corporation shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Centennial, all without any conveyance, assignment or further act or deed; and the Surviving Corporation shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Centennial as of the Effective Time.

        1.3     Articles of Incorporation, Bylaws and Management. The Articles
of Incorporation and bylaws of Crescent in effect at the Effective Time shall be the Articles of Incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable laws. The officers and directors of Crescent at the Effective Time shall continue to hold such offices and positions of the Surviving Corporation until removed as provided by law or until the election or appointment of their respective successors.

        1.4     Conversion of Shares.

                (a)     Centennial Stock. Except as otherwise provided herein,
at the Effective Time, all rights of Centennial's shareholders with respect to all then outstanding shares of the common stock of Centennial, $3.50 par value
("Centennial Stock"), shall cease to exist, and the holders of shares of
Centennial Stock shall cease to be and shall have no further rights as shareholders of Centennial. At the Effective Time, each such outstanding share of Centennial Stock (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Centennial, Crescent or
Crescent Financial, which shall be canceled in the Merger, and for Dissenting
Shares (as defined in Section 1.9)) shall be converted, without any action on the part of the holder of such shares, into the right to receive the Merger
Consideration (as defined in Section 1.5) in accordance with this Article I.
Following the Effective Time, certificates representing shares of Centennial
Stock outstanding at the Effective Time shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, the Merger
Consideration.

                (b)     Outstanding Crescent Financial Stock and Crescent Stock.
Each share of common stock of Crescent Financial, par value $1.00 ("Crescent
Financial Stock"), and of Crescent, par value $5.00, issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

        1.5     Merger Consideration.

                (a)     Per Share Consideration. Subject to the provisions of
this Article I, at the Effective Time each outstanding share of Centennial Stock
(except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Centennial, Crescent, or Crescent Financial and
for Dissenting Shares) shall cease to represent any interest (equity, shareholder or otherwise) in Centennial and shall automatically be converted exclusively into the right to receive, at the election of the holder thereof, either: (A) cash in the amount of $10.11 (the "Per Share Amount"), without interest; (B) the Exchange Ratio (as defined in Section 1.5(b) below) of shares of Crescent Financial Stock; or (C) 50% of the cash amount set forth in clause
(A) above and a number of shares of Crescent Financial Stock equal to 50% of the
Exchange

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Ratio; provided however, that a holder of Centennial Stock may, pursuant to
Section 1.6, make no election, in which case such share of Centennial Stock held by such holder shall be converted exclusively into the right to receive the consideration set forth in Section 1.6(e) below with respect to Non-Election
Shares (as defined in Section 1.6(b)). The amount of cash into which shares of
Centennial Stock shall be converted pursuant to this Agreement is sometimes hereinafter referred to as "Cash Consideration," and the number of shares of
Crescent Financial Stock into which shares of Centennial Stock shall be converted pursuant to this Agreement is sometimes hereinafter referred to as
"Stock Consideration." The Cash Consideration and Stock Consideration are
sometimes referred to herein collectively as the "Merger Consideration." No share of Centennial Stock, other than Dissenting Shares (as defined in Section
1.9), shall be deemed to be outstanding or have any rights other than those set forth in this Section 1.5(a) after the Effective Time.

                (b)     Stock Consideration Exchange Ratio. The exchange ratio
of Crescent Financial Stock for Centennial Stock shall be determined based upon the value of the Per Share Amount of Centennial Stock and the average of the closing price of Crescent Financial Stock for the thirty (30) day period ending three (3) business days immediately prior to the Effective Time (the "Exchange
Ratio"). The Exchange Ratio is subject to possible adjustment in accordance with
Section 1.5(d) below. Notwithstanding the foregoing, if calculation of the
Exchange Ratio results in a ratio less than .8107, the Exchange Ratio shall be fixed at .8107. If calculation of the Exchange Ratio results in a ratio more than 1.0965, the Exchange Ratio shall be fixed at 1.0965.

                (c)     Fractional Shares. Notwithstanding any other provision
of this Agreement, each holder of shares of Centennial Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Crescent Financial Stock (after taking into account all certificates delivered by such holder under Sections 1.6(c) and 1.8(a) below and the elections made pursuant to Section 1.6) shall receive, in lieu thereof, cash
(without interest) in an amount equal to such fractional part of a share of
Crescent Financial Stock multiplied by the market value of one share of Crescent
Financial Stock at the Effective Time. The market value of one share of Crescent
Financial Stock at the Effective Time shall be the last sale price of Crescent
Financial Stock on Nasdaq Market, Inc. SmallCap Market ("Nasdaq") as reported by
The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Crescent Financial, on the last trading day preceding the
Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                (d)     Anti-Dilution Provisions. In the event Crescent
Financial changes the number of shares of Crescent Financial Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or similar transaction with respect to such stock and the record date therefor
(in the case of a stock dividend) or the effective date thereof (in the case of a stock split, recapitalization, reclassification, combination, exchange of shares, or similar transaction for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to reflect such change.

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        1.6     Election and Allocation Procedures.

                (a)     An election form (an "Election Form") and other
appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Centennial Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent (as hereinafter defined) in such form as Centennial and Crescent Financial shall mutually agree shall be mailed on the
Mailing Date (as defined below) to each shareholder of record of Centennial. The
"Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Centennial Stock.

                (b)     Each Election Form shall entitle the holder of shares of
Centennial Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the
Stock Consideration for all of such holder's shares (a "Stock Election"),
(iii) elect to receive Merger Consideration in accordance with clause (C) of the first sentence of Section 1.5(a) (a "Mixed Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash
Consideration or the Stock Consideration (a "Non-Election"). Shareholders of
record of Centennial who hold shares of Centennial Stock as nominees, trustees or in other representative capacities may submit multiple Election Forms, provided that such representative certifies that each such Election Form covers all the shares of Centennial Stock held by that representative for a particular beneficial owner. Shares of Centennial Stock with respect to which a Cash
Election shall have been made are referred to herein as "Cash Election Shares."
Shares of Centennial Stock with respect to which a Stock Election shall have been made are referred to herein as "Stock Election Shares." Shares of
Centennial Stock with respect to which no election shall have been made are referred to herein as "Non-Election Shares." The aggregate number of shares of
Centennial Stock with respect to which a Stock Election shall have been made is referred to herein as the "Stock Election Number." Shares of Centennial Stock
with respect to which a Mixed Election shall have been made shall not be deemed either Stock Election Shares or Cash Election Shares, but shall in all events be converted into the right to receive the Merger Consideration as specified in subsection (e) of this Section 1.6.

                (c)     To be effective, a properly completed Election Form
shall be submitted to the Exchange Agent on or before 5:00 p.m. North Carolina time on the last business day prior to the date of the Centennial shareholders'
meeting contemplated by Section 4.3(a) (or such other time and date as
Centennial, Crescent and Crescent Financial may mutually agree) (the "Election
Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election
Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and, if required by Crescent Financial pursuant to Section 1.8(b), indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Centennial Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Centennial shareholder may at any time prior to the Election Deadline change his or her election

                                       A-4

by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any
Centennial shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Crescent
Financial, Crescent and Centennial that this Agreement has been terminated. If a
Centennial shareholder either (i) does not submit a properly completed Election
Form by the Election Deadline, or (ii) revokes its Election Form prior to the
Election Deadline, the shares of Centennial Stock held by such shareholder shall be designated Non-Election Shares. Crescent Financial shall cause the certificates representing Centennial Stock described in clause (ii) above to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form.
Subject to the terms of this Agreement and of the Election Form, the Exchange
Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the
Exchange Agent regarding such matters shall be binding and conclusive.

                (d)     Notwithstanding any other provision contained in this
Agreement, 50% (the "Stock Conversion Number") of the total number of shares of
Centennial Stock outstanding at the Effective Time to be converted into Merger
Consideration pursuant to Section 1.5(a), excluding such shares as may be subject to an effective Mixed Election (the "Adjustable Conversion Shares"),
shall be converted into the Stock Consideration and the remaining Adjustable
Conversion Shares shall be converted into Cash Consideration (excluding shares of Centennial Stock to be canceled as provided in Section 1.4(a) and Dissenting
Shares); provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section
368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by counsel to Crescent Financial, Crescent Financial shall increase the number of
Adjustable Conversion Shares that will be converted into the Stock Consideration and reduce the number of Adjustable Conversion Shares that will be converted into the right to receive the Cash Consideration.

                (e)     Within five business days after the later to occur of
the Election Deadline or the Effective Time, Crescent Financial shall cause the
Exchange Agent to effect the allocation among holders of Centennial Stock of rights to receive the Cash Consideration and Stock Consideration as follows:

                        (i)     In any event, all shares of Centennial Stock
                with respect to which a Mixed Election shall have been made shall be converted into 50% of the amount of cash set forth in clause (A) of the first sentence of Section 1.5(a) and a number of shares of Crescent Financial Stock equal to 50% of the
                Exchange Ratio;

                        (ii)    If the Stock Election Number exceeds the Stock
                Conversion Number, then all Cash Election Shares and all
                Non-Election Shares shall be

                                       A-5

                converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock
                Election Shares equal to the product obtained by multiplying (x)
                the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash
                Consideration; and

                        (iii)   If the Stock Election Number is less than the
                Stock Conversion Number (the amount by which the Stock
                Conversion Number exceeds the Stock Election Number being
                referred to herein as the "Shortfall Number"), then all Stock
                Election Shares shall be converted into the right to receive the
                Stock Consideration and the Non-Election Shares and Cash
                Election Shares shall be treated in the following manner:

                                (A)     If the Shortfall Number is less than or
                        equal to the number of Non-Election Shares, then all
                        Cash Election Shares shall be converted into the right
                        to receive the Cash Consideration and each holder of
                        Non-Election Shares shall receive the Stock
                        Consideration in respect of that number of Non-Election
                        Shares equal to the product obtained by multiplying (x)
                        the number of Non-Election Shares held by such holder by
                        (y) a fraction, the numerator of which is the Shortfall
                        Number and the denominator of which is the total number
                        of Non-Election Shares, with the remaining number of
                        such holder's Non-Election Shares being converted into
                        the right to receive the Cash Consideration; or

                                (B)     If the Shortfall Number exceeds the
                        number of Non-Election Shares, then all Non-Election
                        Shares shall be converted into the right to receive the
                        Stock Consideration, and each holder of Cash Election
                        Shares shall receive the Stock Consideration in respect
                        of that number of Cash Election Shares equal to the
                        product obtained by multiplying (x) the number of Cash
                        Election Shares held by such holder by (y) a fraction,
                        the numerator of which is the amount by which (1) the
                        Shortfall Number exceeds (2) the total number of
                        Non-Election Shares and the denominator of which is the
                        total number of Cash Election Shares, with the remaining
                        number of such holder's Cash Election Shares being
                        converted into the right to receive the Cash
                        Consideration.

For purposes of this Section 1.6(e), if Crescent Financial is obligated to increase the number of Adjustable Conversion Shares to be converted into shares of Crescent Financial Stock as a result of the application of the last clause of
Section 1.6(d) above, then the higher number shall be the Stock Conversion
Number in the calculations set forth in this Section 1.6(e).

        1.7     Closing Payment. As of the Effective Time, Crescent Financial
shall deposit, or shall cause to be deposited, with First-Citizens Bank and
Trust Company, transfer agent of Crescent Financial Stock (the "Exchange
Agent"), for the benefit of each holder of Centennial Stock for exchange in accordance with this Article I, (i) certificates representing the aggregate

                                       A-6

number of whole shares of Crescent Financial Stock to be issued as Stock
Consideration, and (ii) an aggregate amount of cash to be delivered to holders of Centennial Stock as Cash Consideration and in lieu of any fractional shares, to be issued and paid pursuant to this Article I for outstanding shares of
Centennial Stock (such certificates for shares of Crescent Financial Stock and such cash are referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article I, deliver the Crescent Financial Stock and cash contemplated to be issued with respect to
Centennial Stock out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the
Exchange Fund, as directed by Crescent Financial, on a daily basis. Any interest and other income resulting from such investments shall be paid to Crescent
Financial.

        1.8     Exchange of Shares.

                (a)     Exchange Procedures. After the Effective Time, Crescent
Financial shall cause the Exchange Agent to mail to the shareholders of
Centennial of record at the Effective Time who did not previously submit a completed Election Form transmittal materials and other appropriate written instructions (collectively, a "Transmittal Letter") (which shall specify that delivery shall be effected, and risk of loss and title to the certificate representing shares of Centennial Stock prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent and which shall be in such form and have such other provisions as Crescent Financial may reasonably specify). After the Effective Time and upon the proper surrender of certificate(s) representing shares of Centennial Stock to the Exchange Agent, together with a properly completed and duly executed Transmittal Letter or, as applicable, Election Form, the holder of such certificate(s) shall be entitled to receive in exchange therefor the number of shares of Crescent Financial Stock and the cash to which such holder is entitled hereunder (including any cash payments to which such holder is entitled hereunder in respect of rights to receive fractional shares and any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(c)), subject to any required withholding of applicable taxes. Neither Crescent Financial nor the Exchange
Agent shall be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. If there is a transfer of ownership of any shares of Centennial Stock not registered in the transfer records of Centennial, the Merger Consideration shall be issued to the transferee thereof if the certificates representing such
Centennial Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Crescent Financial and the
Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Any portion of the Exchange Fund which remains undistributed to the holders of certificates representing
Centennial Stock for six months after the Effective Time shall be delivered to
Crescent Financial, upon demand, and any shareholders of Centennial who have not previously complied with the provisions of this Article I shall thereafter look only to Crescent Financial for payment of their claim for Crescent Financial
Stock and/or cash and any dividends or distributions with respect to Crescent
Financial Stock. Any portion of the Exchange Fund remaining unclaimed by holders of Centennial Stock five years after the Effective Time (or such earlier date immediately prior to such time as such portion would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable law, become the property of

                                       A-7

Crescent Financial free and clear of any claims or interest of any person previously entitled therein. Any other provision of this Agreement notwithstanding, neither Crescent Financial nor the Exchange Agent shall be liable to any holder of shares of Centennial Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

                (b)     Lost Certificates. Any shareholder of Centennial whose
certificate representing shares of Centennial Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Crescent Financial Stock and/or any cash, including cash in lieu of fractional shares, to which he or she is entitled in accordance with and upon compliance with conditions reasonably imposed by the Exchange
Agent or Crescent Financial (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the Exchange Agent and Crescent Financial).

                (c)     Rights of Former Centennial Shareholders. At the
Effective Time, the stock transfer books of Centennial shall be closed as to holders of Centennial Stock immediately prior to the Effective Time and no transfer of Centennial Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 1.8(a) of this Agreement, each certificate theretofore representing shares of Centennial Stock (other than shares to be canceled pursuant to Section
1.4(a) of this Agreement and Dissenting Shares) shall from and after the
Effective Time represent for all purposes only the right to receive the Merger
Consideration. If, after the Effective Time, certificates representing
Centennial Stock are presented to Centennial, Crescent Financial or the Exchange
Agent for any reason, they shall be canceled and exchanged as provided in this
Article I. To the extent permitted by North Carolina law, former shareholders of record of Centennial shall be entitled to vote after the Effective Time at any meeting of shareholders of Crescent Financial the number of whole shares of
Crescent Financial Stock into which their respective shares of Centennial Stock are converted, regardless of whether such holders have exchanged their certificates representing Centennial Stock for certificates representing
Crescent Financial Stock in accordance with the provisions of this Agreement.
Whenever a dividend or other distribution is declared by Crescent Financial on the Crescent Financial Stock, the record date for which is at or after the
Effective Time, the declaration shall include dividends or other distributions on all shares of Crescent Financial Stock to be issued pursuant to the Merger, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of Crescent Financial Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Centennial Stock issued and outstanding at the Effective
Time until such holder surrenders such certificate for exchange as provided in
Section 1.8(a) of this Agreement; provided, however, that upon surrender of such
Centennial Stock certificate (or compliance with Section 1.8(b) of this
Agreement), the Crescent Financial Stock certificate, together with all undelivered dividends or other distributions (without interest) and any cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such Centennial
Stock certificate.

        1.9     Dissenting Shares. Notwithstanding any other provision of this
Agreement to the contrary, shares of Centennial Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented

                                       A-8

thereto in writing and who properly shall have demanded appraisal for such shares in accordance with Article 13 of the North Carolina Business Corporation
Act (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Article 13 of the North
Carolina Business Corporation Act, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under
Article 13 of the North Carolina Business Corporation Act shall thereupon be deemed to have been converted into and to have become exchangeable, as of the
Effective Time, for the right to receive, without any interest thereon, the
Merger Consideration upon surrender in the manner provided in Section 1.8 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such shares. Centennial shall give Crescent Financial (i) prompt notice of any written demands for appraisal of any shares of Centennial Stock, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to Article 13 of the North Carolina Business Corporation Act and
received by Centennial relating to shareholders' rights of appraisal, and (ii)
the opportunity to participate in all negotiations and proceedings with respect to demands under Article 13 of the North Carolina Business Corporation Act
consistent with the obligations of Centennial thereunder. Centennial shall not, except with the prior written consent of Crescent Financial, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal, or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Article 13 of the North Carolina Business Corporation Act.

        1.10    Treatment of Centennial Stock Options.

                (a)     At the Effective Time, Crescent Financial shall assume
each option to purchase Centennial Stock granted and outstanding under the
Centennial Bank 2000 Incentive Stock Option Plan and the Centennial Bank 2000
Nonstatutory Stock Option Plan (collectively, the "Centennial Option Plans"), whether or not then exercisable, in accordance with the terms of the Centennial
Option Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement:
(i) Crescent Financial shall be substituted for Centennial; (ii) the Crescent
Financial stock option committee shall be substituted for the compensation committee of the Centennial Board of Directors administering the Centennial
Option Plans; (iii) each stock option granted and outstanding under the
Centennial Option Plans may be exercised solely for shares of Crescent Financial
Stock; (iv) the number of shares of Crescent Financial Stock subject to each such stock option shall be the number of whole shares of Crescent Financial
Stock (omitting any fractional share) determined by multiplying the number of shares of Centennial Stock subject to such stock option immediately prior to the
Effective Time by the Exchange Ratio; and (v) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. In addition, each stock option which is an "incentive stock option" under the Centennial Option Plans shall be adjusted as required by
Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Crescent Financial and Centennial
shall take all necessary steps to

                                       A-9

effectuate the foregoing provisions of this Section 1.10, including appropriate amendments to the Centennial Option Plans if necessary.

                (b)     As soon as practicable after the Effective Time,
Crescent Financial shall deliver to each of the participants in the Centennial
Option Plans an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to the Centennial Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.10(a) after giving effect to the Merger). At or prior to the Effective Time, Crescent Financial shall take all corporate action necessary to reserve for issuance sufficient shares of Crescent Financial Stock for delivery upon exercise of the stock options assumed by it in accordance with this Section 1.10. Centennial hereby represents that the Centennial Option Plans in its current form complies with Rule 16b-3 promulgated under the Securities
Exchange Act of 1934, as amended, as in effect as of the date hereof.

                (c)     As soon as practicable after the Effective Time,
Crescent Financial will use its best efforts to cause the shares subject to options granted under the Centennial Option Plans prior to the Effective Time
(or any substitute options) to be registered under the Securities Act of 1933, as amended (the "1933 Act"), on a Form S-8 (or equivalent successor form)
registration statement.

        1.11    Closing. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Crescent in Cary,
North Carolina, or at such other place as Crescent Financial shall designate, on a date mutually agreeable to Centennial and Crescent Financial (the "Closing
Date") after the expiration of any and all required waiting periods following the effective date of all required approvals of the Merger by the Federal
Deposit Insurance Corporation ("FDIC"), the North Carolina Commissioner of Banks
(the "Commissioner") and any other governmental or regulatory authorities (as soon as practicable, but in no event to be more than 60 days following the expiration of all such required waiting periods). At the Closing, Crescent
Financial and Centennial shall take such actions (including, without limitation, the delivery of certain closing documents and the execution of Articles of
Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

        1.12    Effective Time. Subject to satisfaction or waiver of all
conditions precedent set forth in this Agreement, the Merger shall become effective (the "Effective Time") on the date and at the time on which Articles of Merger containing the Plan of Merger and the other provisions required by, and executed in accordance with applicable North Carolina and applicable federal law shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of
Merger); provided, however, that unless otherwise mutually agreed upon by the parties hereto, the Effective Time shall in no event be more than ten days following the Closing Date.

        1.13    Further Assurances. If at any time after the Effective Time
Crescent Financial shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving
Corporation, the title to any property or rights of Centennial acquired or to be acquired by reason of, or as a result of, the Merger, Centennial, and its officers and directors

                                      A-10

shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in Crescent Financial and otherwise to carry out the purpose of this Agreement, and that the officers and directors of
Crescent Financial are fully authorized and directed in the name of Centennial or otherwise to take any and all such actions.

            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF CENTENNIAL

        Except as otherwise specifically provided herein or as "Previously
Disclosed" to Crescent Financial, Centennial hereby makes the following representations and warranties to Crescent Financial. ("Previously Disclosed"
shall mean, as to Centennial, the disclosure of information in a letter delivered by Centennial to Crescent Financial specifically referring to this
Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed
Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

        2.1     Corporate Organization, Capacity and Authority.

                (a)     Organization. Centennial is a banking corporation duly
organized and incorporated and validly existing under the laws of the State of
North Carolina with its deposits insured up to applicable limits by the FDIC.
Centennial has no subsidiary corporations.

                (b)     Power and Authority. Centennial has all requisite power
and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect (as defined herein) on Centennial, and, to the best knowledge and belief of the management of Centennial, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a Material
Adverse Effect on Centennial. For purposes of this Article II, "Material Adverse
Effect" shall mean: any change in the business of Centennial that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, investments, properties or operations of Centennial.

                (c)     Constituent Documents. Centennial has previously
delivered to Crescent Financial true, accurate and complete copies of the currently effective charter and bylaws or equivalent organizational documents of
Centennial, including all amendments and proposed amendments thereto.

        2.2     Capital Stock. The authorized capital stock of Centennial
consists of 5,000,000 shares of common stock, $3.50 par value, of which 872,861 shares are issued and outstanding as of February 28, 2003, and 1,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding.
Other than the Centennial Stock, Centennial has no outstanding class

                                      A-11

of capital stock. Each outstanding share of Centennial Stock has been duly authorized and validly issued, is fully paid and nonassessable, (except to the extent assessable pursuant to N.C. General Statutes Section 53-42) has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder.

        2.3     Principal Shareholders. There are no persons or entities known to Centennial that own beneficially, directly or indirectly, more than 5% of the outstanding shares of Centennial Stock.

        2.4     Convertible Securities, Options, Etc. Except for the Centennial
Option Plans and the stock options granted thereunder, Centennial does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Centennial Stock or any other securities of Centennial, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Centennial Stock or any other securities of Centennial, or (iii)
plan, agreement or other arrangement pursuant to which shares of Centennial
Stock or any other securities of Centennial or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

        2.5     Authorization and Validity of Agreement. This Agreement has been duly and validly approved by Centennial's Board of Directors. Subject only to approval of the Plan of Merger by the shareholders of Centennial, (i) Centennial has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize Centennial to enter into this Agreement and to perform its obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of Centennial enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

        2.6     Validity of Transactions; Absence of Required Consents or
Waivers. Provided the required approvals of Centennial's shareholders and of governmental or regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Centennial with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the
Articles of Incorporation or bylaws or the equivalent organizational documents of Centennial, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which
Centennial is bound or by which it or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Centennial; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or

                                      A-12

regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Centennial; or (v) interfere with or otherwise adversely affect the ability of Centennial to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of
Crescent Financial to carry on such business after the Effective Time. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Centennial's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Centennial's shareholders as described in Section 7.1(a) below and of governmental or regulatory authorities as described in Section 7.1(d) below and approvals previously obtained.

        2.7     Books and Records. The books of account of Centennial have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects
Centennial's items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of Centennial accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Crescent Financial and its representatives.

        2.8     Regulatory Reports. Since its date of incorporation, Centennial has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the Commissioner, and (iii) any other governmental or regulatory authorities having jurisdiction over Centennial except to the extent that failure to file such reports, registrations and statements would not have a Material Adverse Effect on Centennial. All such reports, registrations and statements filed by Centennial with the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Centennial
Reports." As of their respective dates, the Centennial Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
Centennial has not been notified that any such Centennial Reports were deficient as to form or content. Following the date of this Agreement, Centennial shall deliver to Crescent Financial, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made thereafter by Centennial, with the FDIC, the Commissioner or any other such regulatory authority.

        2.9     Shareholder Communications and FDIC Filings; Financial
Statements.

                (a)     Shareholder Communications and FDIC Filings. Centennial
has made available to Crescent Financial true, accurate and complete copies of all annual reports, quarterly reports, proxy statements and other communications by Centennial to its shareholders generally since its date of incorporation
(collectively, the "Centennial Shareholder Reports"). The Centennial Shareholder
Reports did not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated in such
Centennial

                                      A-13

Shareholder Reports or necessary in order to make the statements in such
Centennial Shareholder Reports, in light of the circumstances under which they were made, not misleading.

                (b)     Financial Statements. Centennial has made available to
Crescent Financial the following financial statements (collectively, the
"Centennial Financial Statements"): (i) its balance sheets as of December 31,
2002 and 2001 and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, together with notes thereto, all as audited by Dixon Odom PLLC, independent certified public accountants. Following the date of this Agreement, Centennial promptly will deliver to Crescent Financial all other annual or interim financial statements prepared by or for Centennial. The Centennial Financial Statements
(including any related notes and schedules thereto) (x) are in accordance with
Centennial's books and records, and (y) except as stated therein, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly
Centennial's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

        2.10    Tax Returns and Other Tax Matters. (i) Centennial has timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against
Centennial, or its respective properties have been fully paid or, if not yet due, a reserve or accrual which is reasonably believed by the management of
Centennial to be adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the
Centennial Financial Statements; (iii) tax returns and reports of Centennial have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue since its incorporation and Centennial has not received any indication of the pendency of any audit or examination in connection with any such tax return or report or has any knowledge that any such return or report is subject to adjustment; and (iv) Centennial has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax.

        2.11    Absence of Material Adverse Changes or Certain Other Events.

                (a)     Since December 31, 2002, Centennial has conducted
business only in the ordinary course, and there has been no Material Adverse
Effect, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a Material Adverse Effect, on
Centennial.

                                      A-14

                (b)     Since December 31, 2002, and other than in the ordinary
course of its business, Centennial has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its respective properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

        2.12    Absence of Undisclosed Liabilities. Centennial has no
liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due
(including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the
Centennial Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 2002 and which are not, individually or in the aggregate, material to Centennial. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other liabilities of Centennial.

        2.13    Litigation and Compliance with Law.

                (a)     There are no actions, suits, arbitrations, controversies
or other proceedings or investigations (or, to the best knowledge and belief of management of Centennial, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Centennial, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Centennial, or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of Centennial for, or subject Centennial to, material monetary damages, fines or penalties or an injunction, or which could have a Material Adverse Effect on
Centennial or on Centennial's ability to consummate the Merger.

                (b)     Except for such licenses, permits, orders,
authorizations or approvals ("Permits") the absence of which would not have a
Material Adverse Effect on Centennial, Centennial has all Permits of any
federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. Except as would not have a Material
Adverse Effect on Centennial, all such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge and belief of management of
Centennial, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

                (c)     Centennial is not subject to any supervisory agreement,
enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the Commissioner, or the FDIC)
relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Centennial that in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Centennial; and Centennial has not been

                                      A-15

advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

                (d)     Centennial is not in violation or default under, and
each has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer
Credit Protection Act, and all other laws and regulations applicable to extensions of credit) except for any such violation, default or noncompliance as does not or would not have a Material Adverse Effect on Centennial, and, to the best knowledge and belief of management of Centennial, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

        2.14    Real Properties. Centennial has Previously Disclosed to Crescent
Financial a listing of all real property owned or leased by Centennial (the
"Real Property") and all leases pertaining to any such Real Property to which
Centennial is a party (the "Real Property Leases"). With respect to all Real
Property, Centennial has good and marketable fee simple title to, or a valid and subsisting leasehold interest in, such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Centennial (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Centennial's lessor, each such Real Property Lease may be assigned to
Crescent Financial and the execution and delivery of this Agreement does not constitute an event of default thereunder. To the best knowledge and belief of management of Centennial, the Real Property complies with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, except for such noncompliance as does not or would not have a Material
Adverse Effect on Centennial, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use. All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially adversely affects the economic value thereof or materially adversely interferes
(or will interfere after the Merger) with the contemplated use thereof.

        2.15    Loans, Accounts, Notes and Other Receivables.

                (a)     All loans, accounts, notes and other receivables
reflected as assets on the books and records of Centennial (i) have resulted from bona fide business transactions in the ordinary course of operations of
Centennial, (ii) were made in accordance with the standard loan

                                      A-16

policies and procedures of Centennial, and (iii) are owned by Centennial free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                (b)     All of the records of Centennial regarding all
outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to such loans the loan documentation of which indicate are secured by any real or personal property or property rights ("Loan Collateral"), such loans are in all material respects secured by valid, perfected and enforceable liens on all such
Loan Collateral having the priority described in the records of such loan.
Centennial has not engaged in any form of indirect lending and no such indirect loans are outstanding.

                (c)     To the best knowledge and belief of management of
Centennial, each loan reflected as an asset on the books of Centennial and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

                (d)     Centennial has previously delivered to Crescent
Financial (i) a written listing of each loan, extension of credit or other asset of Centennial which, as of December 31, 2002, is classified by the FDIC or the
Commissioner as "Loss," "Doubtful," "Substandard" or "Special Mention" (or
otherwise by words of similar import), or which it has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit that, as of December 31, 2002, was past due as to the payment of principal or interest or both, or as to which any obligor thereon
(including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete in all material respects as of the date indicated.

                (e)     As of December 31, 2002, Centennial's, reserve for
possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Commissioner and, in the best judgment of management of Centennial, is reasonable in view of the size and character of its loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolio.

        2.16    Securities Portfolio and Investments. All securities owned by
Centennial (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Centennial to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time.
There are no voting trusts or other agreements or undertakings to which
Centennial is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Centennial has "purchased"
securities under agreement to resell, Centennial has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase

                                      A-17

agreement equals or exceeds the amount of the debt owed that is secured by such collateral. Except for fluctuations in the market values of its investment securities, since December 31, 2002, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Centennial's securities portfolio as a whole.

        2.17    Personal Property and Other Assets. All tangible personal
property of Centennial material to the business operations of Centennial
(including, without limitation, all banking equipment, data processing equipment, vehicles, and all other tangible personal property located in any office of or used by Centennial in the operation of its business) is owned or leased by Centennial free and clear of all liens, encumbrances, leases, title defects or exceptions to title other than such as are not material in character, amount or extent, and which do not materially detract from the value of, or interfere with the present or future use or ability to convey, the property subject thereto or affected thereby. All of Centennial's tangible personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

        2.18    Patents and Trademarks. Centennial owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and Centennial has not violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

        2.19    Environmental Matters.

                (a)     Centennial has Previously Disclosed to Crescent
Financial copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental surveys or assessments of the Real Property or any of its Loan Collateral and any
improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise involving the Real Property or any Loan
Collateral.

                (b)     There has been no presence, use, production, generation,
handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any "Hazardous Substances"
(as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best knowledge and belief of management of
Centennial, the Loan Collateral, which constitutes a violation of any
Environmental Laws.

                (c)     Centennial has not violated any federal, state or local
law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions, and there has been no violation of any Environmental Laws (as defined in Section 2.19(f) below) (including, to the best knowledge and belief of management of Centennial, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation
Centennial is or may be responsible or liable, except to the extent any violations of which, when taken as a whole, would not have a Material Adverse
Effect on Centennial.

                                      A-18

                (d)     Centennial is not subject to any claims, demands, causes
of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any
Hazardous Substances on, from or relating to the Real Property or, to the best knowledge and belief of management of Centennial, any Loan Collateral by any person or entity.

                (e)     No facts, events or conditions relating to the Real
Property or, to the best knowledge and belief of management of Centennial, any
Loan Collateral, or the operations of Centennial, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities
(whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to
Environmental Laws.

                (f)     For purposes of this Agreement, "Environmental Laws"
shall include:

                        (i)     all federal, state and local statutes,
                regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                        (ii)    all contractual agreements, and

                        (iii)   all common law

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any
Hazardous Substances (including without limitation the Comprehensive
Environmental Response, Compensation and Liability Act, the Superfund Amendment
and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act,
the Hazardous Materials Transportation Act, the Resource Conservation and
Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances
Control Act, any "Superfund" or "Superlien" law, the Americans with Disabilities
Act, and the Occupational Safety and Health Act), as such may now or at any time hereafter be defined or in effect.

                (g)     For purposes of this Agreement, "Hazardous Substances"
shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants;
toxic chemicals; oil or other petroleum products, byproducts, or constituents
(including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls ("PCBs") or any material containing PCBs; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas;
formaldehyde or any material containing formaldehyde; fumigants; any

                                      A-19

material or substance comprising or contributing to conditions known as "sick building syndrome," "building-related illness" or similar conditions or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time hereafter may be in effect.

        2.20    Brokerage or Finders' Commissions. All negotiations relative to this Agreement and the transactions described herein have been carried on by
Centennial or its representative, Smith Capital ("Smith"), directly with
Crescent Financial or its representatives, and no person or firm other than
Smith has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Centennial or its
Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.

        2.21    Material Contracts.

                (a)     Except as Previously Disclosed, Centennial is not a
party to or bound by any agreement, other than loans made in the ordinary course of business, (i) involving money or other property in an amount or with a value in excess of $25,000, (ii) which calls for the provision of goods or services to
Centennial and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to Centennial and was not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps,
(v) which commits Centennial to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of business), (vi) which involves the purchase or sale of any assets of
Centennial, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Centennial, or (vii) with any director, officer or principal shareholder of Centennial (including, without limitation, any consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of its business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

                (b)     Centennial is not in default, and there has not occurred
any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits.

        2.22    Employment Matters; Employee Relations.

                (a)     Centennial (i) has paid in full to or accrued on behalf
of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or its existing policies or practices, and (ii) is in compliance in all

                                      A-20

material respects with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the best knowledge and belief of management of Centennial, asserted that Centennial is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

                (b)     There is no action, suit or proceeding by any person
pending or, to the best knowledge and belief of management of Centennial, threatened against Centennial (or its employees), involving employment discrimination, harassment, wrongful discharge or similar claims. Centennial is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to Centennial's best knowledge, threatened labor dispute, work stoppage or strike involving Centennial, or any of its employees, or any pending or, to Centennial's best knowledge, threatened proceeding in which it is asserted that Centennial has committed an unfair labor practice; and, Centennial is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

        2.23    Employment Agreements; Employee Benefit Plans.

                (a)     Centennial has Previously Disclosed to Crescent
Financial a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans;
all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Centennial for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries
(collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to Crescent Financial. Centennial does not maintain, sponsor, contribute to or otherwise participate in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section
3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code, has received or applied for a favorable determination letter from the IRS and Centennial is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the
Plans (and any Plans previously maintained by Centennial) required to be filed with any governmental department, agency, service or other authority, including, without limitation, Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

                (b)     All "Employee Benefit Plans" maintained by or otherwise
covering employees or former employees of Centennial currently are, and at all times have been, in compliance with all provisions and requirements of ERISA except those the noncompliance of which, when taken as a whole, would not have a
Material Adverse Effect on Centennial. There is

                                      A-21

no pending or, to Centennial's best knowledge, threatened litigation relating to any Plan or any such Plan previously maintained by Centennial. Centennial has not engaged in a transaction with respect to any Plan that has subjected it, or absent the exemption under which the transaction was effected, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i)
of ERISA.

                (c)     Centennial has delivered to Crescent Financial a true,
correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement
Plans, the most recent determination letters received from the IRS regarding the
Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans. The Retirement Plans are
qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the
Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension
Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the
Retirement Plans) the requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) any of the provisions of ERISA, the Code and such other laws, rules and regulations, except to the extent such violation, when taken as a whole, would not have a Material
Adverse Effect on Centennial. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no disputes or unresolved disagreements with respect to the Retirement Plans or the administration thereof currently existing between Centennial, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of
Centennial, or beneficiary of any such employee or any other person or entity.
No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plans, other than those, when taken as a whole, would not have a Material Adverse Effect on Centennial.

                (d)     No liability under subtitle C or D of Title IV of ERISA
has been or is expected to be incurred by Centennial with respect to the
Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Centennial.
Centennial presently does not contribute to a "Multiemployer Plan" or has ever contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement
Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a)
of the Code) maintained by Centennial have been timely made. Neither the
Retirement Plans nor any other "pension plan" maintained by Centennial have an
"accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Centennial has not provided, and is not required to provide, security to any "pension plan" or to any "Single
Employer Plan" pursuant to Section 401(a)(29)

                                      A-22

of the Code. Under the Retirement Plans and any other "pension plan" maintained by Centennial as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

                (e)     There are no restrictions on the rights of Centennial to
amend or terminate any Plan. Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will
(except as otherwise specifically provided for or contemplated by the transactions described in this Agreement) (i) result in any payment to any person (including, without limitation, any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

        2.24    Insurance. Centennial has in effect a "financial institutions bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to Crescent Financial
(the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is required by applicable law or regulation; and, in the judgment of management of Centennial, the insurance coverage provided under the Policies is reasonable and adequate in all respects for Centennial. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility that is qualified to transact business in
North Carolina; and Centennial has taken all requisite actions (including the giving of required notices) under each such Policy to preserve all rights thereunder with respect to all matters. Centennial is not in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims under any Policy, and Centennial has no knowledge of any facts or of the occurrence of any event that is reasonably likely to result in any such claim.

        2.25    Insurance of Deposits. Centennial is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The deposits of each depositor in Centennial are insured by the FDIC to the maximum amount provided by law, all deposit insurance premiums due from
Centennial to the FDIC have been paid in full in a timely fashion, and, to the best knowledge and belief of Centennial, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

        2.26    Compensation; Stock Ownership. Centennial has Previously
Disclosed (i) the name and current salary or wage rate for each present employee of Centennial, (ii) the name of and number of shares of Centennial Stock beneficially owned by each of the directors and officers of Centennial and by any person or entity known to Centennial to own beneficially 5% or more of
Centennial Stock, and (iii) the name, number and vesting schedule of outstanding

                                      A-23

options and restricted stock awards held by each person to whom a stock option or restricted stock award has been granted and currently is outstanding under any stock option or other plan of Centennial, including, without limitation, the
Centennial Option Plans.

        2.27    Affiliates. Centennial will deliver to Crescent Financial within
15 days of the date hereof a listing of those persons deemed by Centennial and its counsel as of the date of this Agreement to be "Affiliates" of Centennial as that term is defined in Rule 405 promulgated under the 1933 Act, including persons, trusts, estates or other entities related to persons deemed to be
Affiliates of Centennial.

        2.28    Obstacles to Regulatory Approval or Tax Treatment. To the best knowledge and belief of management of Centennial, there exists no fact or condition relating to Centennial that may reasonably be expected to (i) prevent, impede or delay Crescent Financial or Centennial from obtaining the regulatory approvals required to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section
368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to
Centennial, Centennial shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of
Crescent Financial.

        2.29    Disclosure. To the best knowledge and belief of management of
Centennial, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Centennial at any time to Crescent
Financial in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Centennial to Crescent Financial is or will be a true and complete copy of such document, unmodified except by another document delivered by Centennial.

        ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CRESCENT FINANCIAL

        Except as otherwise specifically described herein or as "Previously
Disclosed" to Centennial, Crescent Financial hereby makes the following representations and warranties to Centennial. ("Previously Disclosed" shall mean, as to Crescent Financial, the disclosure of information in a letter delivered by Crescent Financial to Centennial specifically referring to this
Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed
Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

        3.1     Corporate Organization, Capacity and Authority.

                (a)     Organization. Crescent Financial is a corporation duly
organized and validly existing under the laws of the State of North Carolina and is registered with the

                                      A-24

Commissioner as a commercial bank holding company and with the Federal Reserve
Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                (b)     Subsidiaries. Crescent Financial has one wholly owned
subsidiary, Crescent. Other than Crescent, Crescent Financial has no subsidiaries, direct or indirect, and does not own, directly or indirectly, any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in Crescent Financial's investment portfolio and securities held in a fiduciary capacity.

                (c)     Organization of Subsidiary. Crescent is duly organized
and validly existing under the laws of the State of North Carolina. All of the outstanding capital stock of Crescent is owned of record and beneficially, free and clear of all security interests and claims, by Crescent Financial. All of the outstanding shares of capital stock of Crescent are duly authorized, validly issued, fully paid and nonassessable, except to the extent set forth in N.C.
General Statutes Section 53-42.

                (d)     Power and Authority. Each of Crescent Financial and
Crescent has all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse
Effect (as defined herein) on Crescent Financial and Crescent, and is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on
Crescent Financial and Crescent. For purposes of this Article III, "Material
Adverse Effect" shall mean: (a) with respect to references to Crescent
Financial, any change in the business of Crescent Financial that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, investments, properties or operations of Crescent Financial, or (b) with respect to references to Crescent, any change in the business of
Crescent that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Crescent Financial and Crescent considered as one enterprise.

                (e)     Constituent Documents. Crescent Financial has previously
delivered to Centennial true, accurate and complete copies of the currently effective charter and bylaws or equivalent organizational documents of each of
Crescent Financial and Crescent, including all amendments and proposed amendments thereto.

        3.2     Capital Stock. The authorized capital stock of Crescent
Financial consists of 20,000,000 shares of Crescent Financial Stock, of which
2,143,249 shares are issued and outstanding as of December 31, 2002, and
5,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding. Each outstanding share of Crescent Financial Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder. The shares of Crescent Financial Stock issued to Centennial's shareholders pursuant to this Agreement, when issued as described herein, will be

                                      A-25

duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with applicable federal and state securities laws.

        3.3     Convertible Securities, Options, Etc. Except for the Crescent
Financial 1999 Incentive Stock Option Plan and the stock options granted thereunder and the Crescent Financial 1999 Nonqualified Stock Option Plan for
Directors and the stock options granted thereunder. Crescent Financial does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Crescent
Financial Stock or any other securities of Crescent Financial, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Crescent Financial Stock or any other securities of Crescent Financial, or (iii) plan, agreement or other arrangement pursuant to which shares of Crescent Financial Stock or any other securities of
Crescent Financial, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

        3.4     Authorization and Validity of Agreement. This Agreement has been duly and validly approved by Crescent Financial's and Crescent's Boards of
Directors. (i) Crescent Financial and Crescent have the corporate power and authority to execute and deliver this Agreement and to perform their obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize Crescent
Financial and Crescent to enter into this Agreement and to perform its respective obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of Crescent Financial and Crescent enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors'
rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C)
general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

        3.5     Validity of Transactions; Absence of Required Consents or
Waivers. Provided the required approvals of governmental or regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by
Crescent Financial or Crescent with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the
Articles of Incorporation or bylaws or the equivalent organizational documents of Crescent Financial or Crescent, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Crescent Financial or Crescent, is bound or by which it, its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Crescent
Financial or Crescent; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Crescent Financial or
Crescent; or (v) interfere with or otherwise adversely affect Crescent
Financial's or Crescent's ability to carry on its business as presently conducted. No consents, approvals or waivers are required to be obtained from any

                                      A-26

governmental or regulatory authority in connection with Crescent Financial's or
Crescent's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities described in Section 7.1 below and approvals previously obtained.

        3.6     Books and Records. The books of account of Crescent Financial and Crescent have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects Crescent Financial's and Crescent's, respectively, items of income and expense and all of its assets, liabilities and shareholders' equity.
The minute books of each of Crescent Financial and Crescent accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Centennial and its representatives.

        3.7     Regulatory Reports. Crescent Financial and Crescent have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Commissioner, and
(iv) any other governmental or regulatory authorities having jurisdiction over
Crescent Financial or Crescent except to the extent that failure to file such reports, registrations and statements would not have a Material Adverse Effect on Crescent Financial and Crescent. All such reports and statements filed with the Federal Reserve Board, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Crescent Financial
Reports." As of their respective dates, the Crescent Financial Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, Crescent Financial has not been notified that any such Crescent
Financial Reports were deficient in any material respect as to form or content.
Following the date of this Agreement, Crescent Financial shall deliver to
Centennial upon its request a copy of any report, registration, statement or other regulatory filing made by Crescent Financial or Crescent with the Federal
Reserve Board, the FDIC, the Commissioner or any other such regulatory authority.

        3.8     SEC Filings; Financial Statements.

                (a)     SEC Filings. Crescent Financial has filed and made
available to Centennial all forms, reports, and documents required to be filed by Crescent Financial with the SEC since its date of incorporation and Crescent has filed and made available to Centennial all forms, reports and documents required to be filed by Crescent with the FDIC (collectively, the "Crescent
Financial SEC Reports"). The Crescent Financial SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the
1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act")
and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing)
contain any untrue statement of a material fact or omit to state a material

                                      A-27

fact required to be stated in such Crescent Financial SEC Reports or necessary in order to make the statements in such Crescent Financial SEC Reports, in light of the circumstances under which they were made, not misleading.

                (b)     Financial Statements. Crescent Financial has filed with
the SEC and made available to Centennial the following financial statements
(collectively, the "Crescent Financial Statements"): (i) its consolidated balance sheets as of December 31, 2002 and 2001 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000, together with notes thereto, all as audited by Dixon Odom PLLC, independent certified public accountants. Following the date of this Agreement, Crescent Financial promptly will deliver to
Centennial all other annual or interim financial statements prepared by or for
Crescent Financial. The Crescent Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Crescent Financial's books and records, and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly Crescent
Financial's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

        3.9     Tax Returns and Other Tax Matters. (i) Each of Crescent
Financial and Crescent has timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Crescent Financial, Crescent or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is reasonably believed by the management of Crescent Financial to be adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Crescent Financial
Statements; (iii) tax returns and reports of Crescent Financial and Crescent have not been subject to audit by the IRS or the North Carolina Department of
Revenue since incorporation and neither Crescent Financial nor Crescent has received any indication of the pendency of any audit or examination in connection with any such tax return or report or has any knowledge that any such return or report is subject to adjustment; and (iv) neither Crescent Financial nor Crescent has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax.

        3.10    Absence of Material Adverse Changes. Since December 31, 2002,
there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a
Material Adverse Effect on Crescent Financial and Crescent.

        3.11    Absence of Undisclosed Liabilities. Neither Crescent Financial
nor Crescent have any liabilities or obligations, whether known or unknown, matured or unmatured, accrued,

                                      A-28

absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Crescent
Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 2001 and which are not, individually or in the aggregate, material to Crescent Financial and Crescent considered as one enterprise.

        3.12    Litigation and Compliance with Law.

                (a)     There are no actions, suits, arbitrations, controversies
or other proceedings or investigations (or, to the best knowledge and belief of management of Crescent Financial, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Crescent
Financial, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Crescent Financial, Crescent or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of Crescent Financial or Crescent for, or subject Crescent Financial or Crescent to, material monetary damages, fines or penalties or an injunction, or which could have a Material Adverse Effect on
Crescent Financial and Crescent or on Crescent Financial's ability to consummate the Merger.

                (b)     Except for such licenses, permits, orders,
authorizations or approvals ("Permits") the absence of which would not have a
Material Adverse Effect on Crescent Financial or Crescent, each of Crescent
Financial and Crescent has all Permits of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. Except as would not have a Material Adverse Effect on Crescent
Financial and Crescent, all such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge and belief of management of
Crescent Financial, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

                (c)     Neither Crescent Financial nor Crescent is subject to
any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the
Federal Reserve Board, the FDIC or the Commissioner) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Crescent Financial or Crescent which in any manner limits, restricts, regulates, enjoins or prohibits any present or past business or practice of Crescent Financial or Crescent; and neither
Crescent Financial nor Crescent has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

                (d)     Neither Crescent Financial nor Crescent is in violation
or default under, and each has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs,

                                      A-29

injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit
Protection Act, and all other laws and regulations applicable to extensions of credit) except for any such violation, default or noncompliance as does not or would not have a Material Adverse Effect on Crescent Financial and Crescent,
and, to the best knowledge and belief of management of Crescent Financial, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

        3.13    Absence of Brokerage or Finders' Commissions. All negotiations relative to this Agreement and the transactions described herein have been carried on by Crescent Financial or its representative, Ryan Beck & Co ("Ryan
Beck") directly with Centennial or its representatives and no person or firm or other than Ryan Beck has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of,
Crescent Financial or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.

        3.14    Obstacles to Regulatory Approval or Tax Treatment. To the best of the knowledge and belief of the management of Crescent Financial, no fact or condition relating to Crescent Financial exists that may reasonably be expected to (i) prevent, impede or delay Crescent Financial or Centennial from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of Crescent Financial,
Crescent Financial promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of
Centennial.

        3.15    Loans, Accounts, Notes and Other Receivables.

                (a)     All loans, accounts, notes and other receivables
reflected as assets on the books and records of Crescent Financial and Crescent
(i) have resulted from bona fide business transactions in the ordinary course of operations of Crescent Financial and Crescent, (ii) were made in accordance with the standard loan policies and procedures of Crescent Financial and Crescent, and (iii) are owned by Crescent Financial or Crescent free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                (b)     All of the records of Crescent Financial and Crescent
regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to such loans the loan documentation of which indicate are secured by any Loan Collateral, such loans are in all material respects secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the records of such loan.

                                      A-30

                (c)     To the best knowledge and belief of management of
Crescent Financial, each loan reflected as an asset on the books of Crescent
Financial and Crescent and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

        3.16    Securities Portfolio and Investments. All securities owned by
Crescent Financial or Crescent (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Crescent Financial or
Crescent to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Crescent Financial or Crescent is a party with respect to the voting of any such securities. With respect to all
"repurchase agreements" to which Crescent Financial or Crescent has "purchased"
securities under agreement to resell, Crescent Financial or Crescent has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed that is secured by such collateral. Except for fluctuations in the market values of its investment securities, since December 31, 2002, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Crescent Financial's securities portfolio as a whole.

        3.17    Disclosure. To the best of the knowledge and belief of Crescent
Financial, no written statement, certificate, schedule, list or written information furnished by or on behalf of Crescent Financial at any time to
Centennial in connection with this Agreement (including, without limitation, the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Crescent Financial to Centennial is or will be a true and complete copy of such document, unmodified except by another document delivered by Crescent Financial.

                      ARTICLE IV. COVENANTS OF CENTENNIAL

        4.1     Affirmative Covenants of Centennial. Centennial hereby covenants and agrees as follows with Crescent Financial:

                (a)     "Affiliates" of Centennial. Centennial will use its best
efforts to cause each Affiliate disclosed to Crescent Financial (in addition to each additional person who shall become an Affiliate of Centennial after the date of this Agreement or who shall be deemed by Crescent Financial or its counsel, in their sole discretion, to be an Affiliate of Centennial, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Centennial) to execute and deliver to
Crescent Financial prior to the Closing a written agreement (the "Affiliates'
Agreement") relating to restrictions on shares of Crescent Financial Stock to be received by such Affiliates pursuant to this Agreement, which Affiliates'
Agreement shall be in form and content reasonably satisfactory to Crescent
Financial. Certificates for the shares of Crescent Financial Stock issued to
Affiliates of Centennial shall

                                      A-31

bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                (b)     Conduct of Business Prior to Effective Time. Between the
date of this Agreement and the Effective Time, except as otherwise agreed by
Crescent Financial in writing, Centennial will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and will:

                        (i)     make all reasonable efforts to preserve intact
                its present business organization, keep available their present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

                        (ii)    maintain all of its properties and equipment
                used in its business in customary repair, order and condition, ordinary wear and tear excepted;

                        (iii)   maintain its books of account and records in the
                usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis except to the extent otherwise reasonably required by applicable laws or regulations or GAAP;

                        (iv)    comply in all material respects with all laws,
                rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

                        (v)     not change its existing loan underwriting
                guidelines, policies or procedures except as may be required by law;

                        (vi)    continue to maintain in force insurance such as
                is described in Section 2.24 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage;
                and, not cancel, allow to be terminated or, to the extent
                available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and

                        (vii)   promptly provide to Crescent Financial such
                information about its financial condition, results of
                operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as Crescent Financial reasonably shall request.

                (c)     Loans. Centennial will obtain Crescent Financial's prior
approval for each new extension of credit (including the issuance of unfunded commitments) that it proposes to make within the following categories: (i) loan participations, (ii) loans for acquisition and development purposes, and (iii)
non-residential construction loans exceeding $500,000 in principal amount.
Centennial will not enter into any form of indirect lending. Additionally,
Centennial will make available and provide to Crescent Financial the following information with respect to its loans and other extensions of credit (such assets herein referred to as "Loans") as of December 31, 2002 and as of the end
of each month thereafter until the Effective Time, such

                                      A-32

information for each month, or in the case of (ii) below, quarterly to be in form and substance as is usual and customary in the conduct of its business and to be furnished within 25 days of the end of each month ending after the date hereof, except as otherwise provided:

                        (i)     a list of Loans past due for 30 days or more as
                to principal or interest;

                        (ii)    an analysis of the Loan Loss Reserve and
                management's assessment of the adequacy of the Loan Loss
                Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss
                Reserve for each such classified or "watch list" Loan;

                        (iii)   a list of Loans in nonaccrual status;

                        (iv)    a list of all Loans over $50,000 without
                principal reduction for a period of longer than one year;

                        (v)     a list of all foreclosed real property or other
                real estate owned and all repossessed personal property;

                        (vi)    a list of reworked or restructured Loans over
                $50,000 and still outstanding, including original terms,
                restructured terms and status; and

                        (vii)   a list of any actual or threatened litigation by
                or against Centennial pertaining to any Loans or credits,
                together with the pleadings and other filed documents related thereto.

                (d)     Notice of Certain Changes or Events. Following the
execution of this Agreement and up to the Effective Time, Centennial promptly will notify Crescent Financial in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Centennial herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Centennial's covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.3 below.

                (e)     Consents to Assignment of Contracts and Leases.
Centennial will use its best efforts to obtain all required consents to the assignment to Crescent Financial of Centennial's rights and obligations under any contracts or personal or real property leases, each of which consents shall be in such form as shall be specified by Crescent Financial.

                (f)     Qualified Plans. Centennial shall take all appropriate
action as shall be necessary to maintain the Centennial 401(k) Plan (the
"Centennial 401(k) Plan"), as a qualified

                                      A-33

plan for purposes of ERISA. Centennial acknowledges that Crescent Financial intends (i) that the Centennial 40l(k) Plan will be merged into Crescent
Financial's Section 401(k) Savings Plan (the "Crescent Financial 401(k) Plan")
as soon as practicable after the Effective Time. Centennial shall take all such actions with respect to such plans as shall be necessary to accomplish such intent and, until the Effective Time, will not take any other extraordinary actions with respects to such plans without the written consent of Crescent
Financial.

                (g)     Further Action; Instruments of Transfer. Centennial
shall (i) use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to Crescent Financial all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Centennial in consummating such transactions and (iii) cooperate with Crescent Financial fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.

        4.2     Negative Covenants of Centennial. Between the date hereof and the Effective Time, Centennial will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of Crescent Financial:

                (a)     Amendments to Articles of Incorporation or Bylaws. Amend
its Articles of Incorporation or bylaws.

                (b)     Change in Capital Stock. Make any change in its
authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue (except pursuant to the exercise of options heretofore granted and outstanding under the Centennial Option Plans), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                (c)     Options, Warrants and Rights. Grant or issue any
options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                (d)     Dividends. Declare or pay any dividends on the
outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

                (e)     Employment, Benefit or Retirement Agreements or Plans.
Except as required by law, contemplated by this Agreement or Previously
Disclosed, (i) enter into, become bound by, renew or extend any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by
Centennial without cost or other liability on no more than 30 days' notice; (ii)
amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance
(hospitalization, life or other), paid leave (sick leave,

                                      A-34

vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) grant or amend any existing options under the Centennial Option Plans; (iv) make contributions to the Centennial
401(k) Plan other than basic and matching contributions in accordance with the terms of the Centennial 401(k) Plan as Previously Disclosed; or (v) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                (f)     Increase in Compensation. With the exception of the
anticipated increases in annual salary and annual officer and employee bonuses
Previously Disclosed to Crescent Financial and such other raises as are in the ordinary course of business and in accordance with historical practices, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.

                (g)     Accounting Practices. Make any changes in its accounting
methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

                (h)     Acquisitions; Additional Branch Offices. Directly or
indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                (i)     Changes in Business Practices. Except as may be required
by the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement,
(i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies
(except to the extent required by Section 4.1(b) above and Section 6.9 below).

                (j)     Exclusive Merger Agreement. Directly or indirectly,
through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Crescent Financial) relating to a merger or other acquisition of Centennial or the purchase or acquisition of any Centennial Stock or all or any significant part of Centennial's assets; or, except as required by law or by fiduciary obligations owed to the person assisted, provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Centennial or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of Centennial's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                                      A-35

                (k)     Acquisition or Disposition of Assets.

                        (i)     Except in the ordinary course of business
                consistent with its past practices, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset
                (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any
                individual item or asset, or more than $50,000 in the aggregate for all such items or assets; provided, however, that for the purposes of this Agreement, the sale of "other assets owned",
                "other real estate owned" or any similar property obtained upon foreclosure of loans by Centennial, shall not be considered to be in the ordinary course of business.

                        (ii)    Except in the ordinary course of business
                consistent with past practices, purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract,
                agreement, option or commitment relating to the purchase, lease
                (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the
                aggregate for all such items or assets;

                        (iii)   Enter into any purchase commitment for supplies
                or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Centennial for a period longer than six months;

                        (iv)    Except in the ordinary course of its business
                consistent with its past practices, sell, purchase or
                repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                        (v)     Sell or dispose of, or enter into or become
                bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license) other than assets that are obsolete or no longer used in Centennial's business; or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Centennial or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

                                      A-36

                (l)     Debt; Liabilities. Except in the ordinary course of its
business consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii)
incur any other liability or obligation (absolute or contingent).

                (m)     Liens; Encumbrances. Mortgage, pledge or subject any of
its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances Previously Disclosed to Crescent Financial with specificity) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with borrowings from the Federal Home Loan Bank of Atlanta, securing of public funds deposits, repurchase agreements or other similar operating matters).

                (n)     Waiver of Rights. Waive, release or compromise any
material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                (o)     Other Contracts. Except as Previously Disclosed, enter
into or become bound by any contracts, agreements, commitments or understandings
(other than those described elsewhere in this Section 4.2) (i) for or with respect to any charitable contributions in excess of $5,000; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which
Centennial would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit
Centennial to make expenditures of more than $15,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of
Centennial's lending operations).

                (p)     Deposit Liabilities. Following the date of this
Agreement and up to the Effective Time, Centennial will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets.

        4.3     Shareholder Approval.

                (a)     Meeting of Shareholders. Centennial shall cause a
meeting of its shareholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and
Plan of Merger. In connection with the call and conduct of and all other matters relating to its shareholders' meeting (including the solicitation of proxies),
Centennial shall fully comply with all provisions of applicable federal and state law and regulations and with its Articles of Incorporation and bylaws.

                (b)     Recommendation of Board of Directors. Subject to its
fiduciary obligations, the Board of Directors of Centennial shall recommend to the shareholders of

                                      A-37

Centennial that they vote their shares at the shareholders' meeting contemplated by Section 4.3(a) above to approve this Agreement and Plan of Merger and the
Proxy Statement/Prospectus (as defined in Section 6.1(b) will so indicate and state that Centennial's Board of Directors considers the Merger to be advisable and in the best interests of Centennial and its shareholders.

                   ARTICLE V. COVENANTS OF CRESCENT FINANCIAL

        Crescent Financial hereby covenants and agrees as follows with
Centennial:

        5.1     NASDAQ Notification. Prior to the Effective Time, Crescent
Financial shall file with the National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on Nasdaq of the shares of Crescent Financial Stock to be issued to Centennial's shareholders pursuant to the Merger.

        5.2     Employment.

                (a)     Contracts. At the Effective Time, Crescent will enter
into the Confidentiality and Non-Compete Agreement with John H. Ketner, Jr.
substantially in the form attached hereto as Exhibit A and shall enter into the
Employment Agreement with James F. Byrd substantially in the form of Exhibit B hereto.

                (b)     Other Employees. After the Effective Time, Crescent
Financial may, but shall be under no obligation to, retain other employees of
Centennial. Any such person retained shall be an employee of Crescent Financial or Crescent on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate
Crescent Financial or Crescent to employ any such person for any specific period of time or in any specific position or location or to restrict Crescent
Financial's or Crescent's right to change the rate of compensation or terminate the employment of any such person at any time and for any reason.

                (c)     Severance Policy. Any employee of Centennial at the
Effective Time who shall not be offered employment with Crescent after the
Effective Time shall be paid a severance in an amount equal to two (2) weeks of compensation of such employee for every full or partial year of employment with
Centennial. Crescent and Centennial shall mutually agree upon a special cash bonus policy for selected non-officer employees of Centennial designed to encourage such employees to remain employed with Centennial from the date hereof through the Effective Time.

                (d)     2003 Centennial Management Incentive Plan. Crescent
Financial and Crescent will honor the terms, conditions and payout of the 2003
Centennial Management Incentive Plan immediately after December 31, 2003 or the
Effective Time, whichever is the last to occur, as if such Plan were in effect for Centennial for the entire fiscal year ended December 31, 2003, except that
John H. Ketner, Jr. shall not be considered a participant in the Plan for any purpose.

                                      A-38

        5.3     Employee Benefits.

                (a)     Generally. Except as otherwise provided herein and to
the extent permitted by contribution and deduction limitations of ERISA and the
Code with respect to Crescent Financial's qualified plans, any employee of
Centennial who continues employment with Crescent Financial or Centennial at the
Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by Crescent Financial on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Crescent Financial.
However, each New Employee shall be given credit for his or her full years of service with Centennial for purposes of (i) entitlement to vacation and sick leave and for participation in all Crescent Financial welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in the Crescent Financial 401(k) Plan. Notwithstanding any provision herein to the contrary, Crescent Financial will not be required to take any action that could adversely affect the continuing qualification of the Crescent Financial
40l(k) Plan. Crescent Financial will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with Crescent Financial's standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave earned at Centennial but shall thereafter be subject to Crescent Financial's leave policies.

                (b)     Health Insurance. Each New Employee shall be entitled to
participate in Crescent's group health insurance plan at a cost equal to the cost for any Crescent employee and such participation shall be without regard to pre-existing condition requirements under Crescent's group health insurance plan, to the extent any such condition at the Effective Time would have been covered under the health insurance plans of Centennial.

                (c)     Option Plans. Crescent Financial shall assume each stock
option granted under the Centennial Option Plans as provided in Section 1.10(a)
above.

                (d)     Key Man Insurance. Crescent Financial shall cause the
$500,000 "key man" life insurance policy on the life of John H. Ketner, Jr.
insured by Protective Life Insurance Company (Policy Number: PL0679670) to be
assigned to John H. Ketner, Jr.

        5.4     Centennial Directors.

                (a)     Representation on Crescent Board. Crescent Financial and
Crescent shall each appoint Francis R. Quis, Jr. to its Board of Directors.

                (b)     Crescent Advisory Board. Each member of the Board of
Directors of Centennial serving at the Effective Time shall be appointed to serve on the advisory board of Crescent for the Southern Pines-Pinehurst region of North Carolina. Such members shall be compensated in the same manner as other advisory board members of other branches of Crescent.

                                      A-39

        5.5     Indemnification of Directors and Officers.

                (a)     After the Effective Time, without releasing any
insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Centennial and its directors and officers, Crescent
Financial shall indemnify, hold harmless and defend the directors and officers of Centennial in office on the date hereof or the Effective Time, to the same extent as it indemnifies its own directors and officers, from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature including, without limitation, reasonable attorneys' fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Centennial (including service as a fiduciary of any of the Centennial Plans (as defined in Section
2.23(a)) through the Effective Time; provided, however, that Crescent Financial shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under North Carolina law, (ii) any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (iii) any violation or alleged violation of federal or state securities laws to the extent that indemnification is prohibited by law, or (iv) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law; further, provided, however, that (A) Crescent Financial shall have the right to assume the defense thereof and upon such assumption Crescent Financial shall not be liable to any director or officer of Centennial for any legal expenses of other counsel or any other expenses subsequently incurred by such director or officer in connection with the defense thereof, except that if Crescent Financial elects not to assume such defense or counsel for such director or officer reasonably advises such director or officer that there are issues which raise conflicts of interest between Crescent Financial and such director or officer, such director or officer may retain counsel reasonably satisfactory to him, and Crescent
Financial shall pay the reasonable fees and expenses of such counsel, (B)
Crescent Financial shall not be liable for any settlement effected without its prior written consent, and (C) Crescent Financial shall have no obligation hereunder to any director or officer of Centennial when and if a court of competent jurisdiction shall determine that indemnification of such director or officer in the manner contemplated hereby is prohibited by applicable law. The indemnification provided herein shall be in addition to any indemnification rights an indemnitee may have by law, pursuant to the charter or bylaws of
Centennial or pursuant to any Plan for which the indemnity serves as a fiduciary.

                (b)     From and after the Effective Time, Crescent Financial
will directly or indirectly cause the persons who served as directors or officers of Centennial at the Effective Time to be covered by Centennial's existing directors' and officers' liability insurance policy (provided that
Crescent Financial may substitute therefor policies of at least the same coverage in amounts contained and terms and conditions which are not less advantageous than such policy). Such insurance coverage shall commence at the
Effective Time and will be provided for a period of no less than three years after the Effective Time.

                (c)     The indemnification provided by this Section 5.5 is the
sole indemnification provided by Crescent Financial to the directors and officers of Centennial for

                                      A-40

service in such positions up to and through the Effective Time. This Section 5.5 is intended to create personal rights in the directors and officers of
Centennial, who shall be deemed to be third-party beneficiaries hereof.
Notwithstanding any other provision of this Agreement, at the Effective Time, the indemnification rights provided herein shall not be extinguished but shall instead survive for a period of three years after the Effective Time.

        5.6     Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, Crescent Financial promptly will notify Centennial in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Crescent Financial herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Crescent Financial's covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.2 below.

        5.7     Further Action; Instruments of Transfer. Crescent Financial
shall (i) use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to Centennial all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Crescent Financial in consummating such transactions and (iii) cooperate with
Centennial fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.

        5.8     Shareholder Approval.

                (a)     Meeting of Shareholders. Crescent Financial shall cause
a meeting of its shareholders to be duly called and held as soon as practicable following the effectiveness of the Registration Statement for the purpose of voting on approval and adoption of this Agreement. In connection with the calling conduct of and all other matters relating to its shareholders' meeting
(including the solicitation of proxies), Crescent Financial shall fully comply with all provisions of applicable federal and state law and regulations and with its Articles of Incorporation and Bylaws.

                (b)     Recommendation of Board of Directors. Subject to its
fiduciary obligations, the Board of Directors of Crescent Financial shall recommend to the shareholders of Crescent Financial that they vote their shares at the shareholders' meeting contemplated by Section 5.8(a) above to approve this Agreement and the Proxy Statement/Prospectus (as defined in Section 6.1(b))
will so indicate and state that Crescent Financial's Board of Directors considers the Merger to be advisable and in the best interests of Crescent
Financial and its shareholders.

                                      A-41

                         ARTICLE VI. MUTUAL AGREEMENTS

        6.1     Registration Statement; Proxy Statement/Prospectus.

                (a)     Registration Statement and "Blue Sky" Approvals. As soon
as practicable following the execution of this Agreement and after the furnishing by Centennial of all information required to be contained therein,
Crescent Financial shall prepare and file with the SEC under the 1933 Act a registration statement on Form S-4 (or on such other form as Crescent Financial shall determine to be appropriate) (the "Registration Statement") covering the
Crescent Financial Stock to be issued to shareholders of Centennial pursuant to this Agreement. Additionally, Crescent Financial shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Crescent Financial Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock. Crescent Financial shall deliver to
Centennial and its counsel a preliminary draft of the Registration Statement and the Proxy Statement/Prospectus as soon as practicable after the date of this
Agreement.

                (b)     Preparation and Distribution of Proxy
Statement/Prospectus. Crescent Financial and Centennial jointly shall prepare a
"Proxy Statement/Prospectus" for distribution to the shareholders of Centennial as the proxy statement relating to solicitation of proxies for use at the shareholders' meeting contemplated in Section 4.3(a) above and as Crescent
Financial's prospectus relating to the offer and distribution of Crescent
Financial Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the shareholders' meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by Crescent Financial and Centennial.
Crescent Financial shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described above; and Crescent
Financial and Centennial shall cooperate with each other in good faith and shall use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC. Centennial shall mail the Proxy Statement/Prospectus to its shareholders prior to the scheduled date of their shareholders' meetings;
provided, however, that no such materials shall be mailed to Centennial's shareholders unless and until Crescent Financial shall have determined to its own satisfaction that the conditions specified in Sections 7.1(b) and (c) below have been satisfied and shall have approved such mailing.

                (c)     Information for Proxy Statement/Prospectus and
Registration Statement. Each of Crescent Financial and Centennial shall promptly respond, and use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by the other party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. Each of Crescent Financial and
Centennial hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in

                                      A-42

order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        6.2     Regulatory Approvals. Within 75 days after the date of this
Agreement, each of Crescent Financial and Centennial shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of it, by applicable law and regulations with respect to the transactions described herein (including applications to the FDIC, the
Commissioner and to any other applicable federal or state banking, securities or other regulatory authority). Each party shall use its best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each party shall cooperate with the other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

        6.3     Access. Following the date of this Agreement and to and
including the Effective Time, Centennial and Crescent Financial shall each provide the other party and such other party's employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as Centennial and Crescent Financial, as the case may be, shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by Crescent Financial or Centennial shall be performed in such a manner as will not interfere unreasonably with the other party's normal operations or with relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

        6.4     Costs. Subject to the provisions of Section 8.3(c) below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, each of Crescent Financial and Centennial shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement including, in the case of Centennial, payments to The Strategic Alliance Corporation, or otherwise in connection with this Agreement and the transactions described herein (including, without limitation, all accounting fees, legal fees, filing fees, printing costs, mailing costs, travel expenses, and investment banking fees).

        6.5     Announcements. No person other than the parties to this
Agreement is authorized to make any public announcements or statements about this Agreement or any of the

                                      A-43

transactions described herein, and, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to Crescent Financial or Centennial any such disclosure by Crescent Financial or Centennial, as the case may be, is required by law or otherwise is prudent.

        6.6     Confidentiality. Crescent Financial and Centennial each shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent
(i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made
(other than through the previous actions of such party in violation of this
Section 6.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party. The parties' obligations of confidentiality under this Section 6.6 shall survive and remain in effect following any termination of this Agreement.

        6.7     Environmental Studies. At its option, Crescent Financial may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or
any portion thereof, together with such other studies, testing and intrusive sampling and analyses as Crescent Financial shall deem necessary or desirable
(collectively, the "Environmental Survey"); provided, however, that the
Environmental Survey, as much as possible, shall be performed in such a manner as will not interfere unreasonably with Centennial's normal operations, and provided further, however, that Centennial shall use its best efforts to obtain any required consents of third parties to permit any

                                      A-44

Environmental Survey of any Loan Collateral. Crescent Financial shall attempt in good faith to complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Section 8.3(c) below, the costs of the
Environmental Survey shall be paid by Crescent Financial. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real
Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan
Collateral which constitutes or would constitute a violation of any
Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, Crescent Financial believes that Centennial or, following the
Merger, Crescent Financial or Crescent, could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Centennial or, following the Merger, Crescent Financial or Crescent, could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan
Collateral, Centennial or, following the Merger, Crescent Financial or Crescent, could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants,
Crescent Financial reasonably believes the amount of expenses or liability which either of them could incur or for which either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time during the next twenty years could equal or exceed an aggregate of $250,000, then Crescent Financial shall give Centennial prompt written notice thereof (together with all information in its possession relating thereto) and, at Crescent Financial's sole option and discretion, at any time thereafter and up to the Effective Time, it may terminate this Agreement without further obligation or liability to Centennial or its shareholders.

        6.8     Tax-Free Reorganization. Crescent Financial and Centennial shall each use its best efforts to cause the Merger to qualify as a tax-free
"reorganization" within the meaning of Section 368(a)(1)(A) of the Code and that it shall not intentionally take any action that would cause the Merger to fail to so qualify.

        6.9     Certain Modifications. Crescent Financial and Centennial shall consult with each other with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Centennial shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Crescent Financial and Centennial also shall consult with each other with respect to the character, amount and timing of restructuring and
Merger-related expense charges to be taken by each of them in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by them. The representations, warranties and covenants of each of Crescent Financial and
Centennial contained in this Agreement shall not be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken by reason of this Section 6.9.

                                      A-45

        6.10    Transition Team. Crescent Financial and Centennial shall create a transition team comprised of staff and representatives of Centennial and staff and representatives of Crescent (the "Transition Team"). The purpose of the
Transition Team shall be to provide detailed guidance to Crescent Financial in fulfilling and consummating the Merger, to maintain open lines of communication between Centennial and Crescent Financial, and to handle customer inquiries regarding the Merger. The Transition Team shall meet as necessary until the
Effective Time. Members of the Transition Team shall receive no separate compensation for such service.

                  ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

        7.1     Conditions to all Parties' Obligations. Notwithstanding any
other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                (a)     Corporate Action. All corporate action necessary to
authorize the execution, delivery and performance of this Agreement and the Plan of Merger in consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including, without limitation, the approval of the shareholders of Centennial of this Agreement and Plan of Merger.

                (b)     Registration Statement Effective. The Registration
Statement (including any post-effective amendments thereto) shall be effective under the 1933 Act, and no stop orders or proceedings shall be pending or, to the knowledge of Crescent Financial, threatened by the SEC to suspend the effectiveness of such Registration Statement.

                (c)     "Blue Sky" Approvals. Crescent Financial shall have
received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from Blue Sky registration requirements as may be necessary, and no stop orders or proceedings shall be pending or, to the knowledge of Crescent Financial, threatened by any state Blue
Sky administration to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of Crescent Financial Stock in the
Merger.

                (d)     Regulatory Approvals. (i) The Merger and other
transactions described herein shall have been approved, to the extent required by law, by the FDIC, the Commissioner, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions,
(ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by
Crescent Financial or Centennial to be materially disadvantageous or burdensome or to so adversely affect the economic or business benefits of this Agreement to
Crescent Financial or Centennial's shareholders as to render it inadvisable for it to consummate the Merger; (iii) all applicable waiting periods following regulatory approvals shall have expired without objection to the Merger by the
FDIC or other applicable regulatory authorities; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                                      A-46

                (e)     Adverse Proceedings, Injunction, Etc. There shall not be
(i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the FDIC, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii)any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit
Centennial Crescent Financial or Crescent from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Centennial,
Crescent Financial or Crescent or any of their respective officers or directors which shall reasonably be considered by Centennial or Crescent Financial to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

                (f)     Tax Opinion. The parties shall have received an opinion,
dated the Closing Date, of Dixon Odom PLLC or another tax advisor in form and substance satisfactory to Crescent Financial and Centennial, substantially to the effect that, for federal income tax purposes: (i) consummation of the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code;
(ii) no gain or loss will be recognized by Crescent Financial or Centennial by reason of the Merger, (iii) the exchange or cancellation of shares of Centennial
Stock in the Merger will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of Centennial to the extent such shareholders receive Crescent Financial Stock in exchange for their shares of
Centennial Stock (except with respect to cash in lieu of fractional shares);
(iv) the basis of the Crescent Financial Stock to be received by a shareholder of Centennial will be the same as the basis of the Centennial Stock surrendered in exchange therefor, decreased by the amount of cash received, if any, and increased by the amount of dividend income or gain recognized, if any, as a result of the Merger; and (v) if Centennial Stock is a capital asset in the hands of the shareholder at the Effective Time, the holding period of the
Crescent Financial Stock received by the shareholder in the Merger will include the holding period of Centennial Stock surrendered in exchange therefor. In rendering its opinion, Dixon Odom PLLC or such other tax advisor will require and rely on representations by officers of Crescent Financial and Centennial, and will be entitled to make reasonable assumptions.

                (g)     Nasdaq Listing. Crescent Financial shall have satisfied
all requirements for the shares of Crescent Financial Stock to be issued to the shareholders of Centennial and holders of options issued under the Centennial
Option Plans in connection with the Merger to be listed on Nasdaq as of the
Effective Time.

        7.2     Additional Conditions to Centennial's Obligations.
Notwithstanding any other provision of this Agreement to the contrary,
Centennial's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                                      A-47

                (a)     Material Adverse Change. There shall not have been any
material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Crescent Financial and Crescent considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                (b)     Compliance with Laws. Crescent Financial and Crescent
shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Crescent Financial and Crescent considered as one enterprise.

                (c)     Crescent Financial's Representations and Warranties and
Performance of Agreements; Officers' Certificate. Unless waived in writing by
Centennial as provided in Section 10.2 below, (i) each of the representations and warranties of Crescent Financial and Crescent contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Crescent Financial and Crescent considered as one enterprise, and (B) for the effect of any activities or transactions that may have taken place after the date of this Agreement and are expressly contemplated by this Agreement; and (ii) Crescent Financial shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. Centennial shall have received a certificate dated as of the Closing Date and executed by the chief executive officer and chief financial officer of Crescent Financial to the foregoing effect and as to such other matters as may be reasonably requested by
Centennial.

                (d)     Legal Opinion of Crescent Financial's Counsel.
Centennial shall have received from Gaeta & Associates, P.A., counsel for
Crescent Financial, a written opinion dated as of the Closing Date in form and substance customary for transactions of this nature and otherwise reasonably satisfactory to Centennial and its counsel.

                (e)     Fairness Opinion. Centennial shall have received from
its financial advisor, Smith Capital, an opinion dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Centennial's shareholders in connection with its shareholders' meeting to the effect that the consideration to be received by Centennial's shareholders in the Merger is fair, from a financial point of view, to Centennial and its shareholders.

                (f)     Other Documents and Information from Crescent Financial.
Crescent Financial shall have provided to Centennial correct and complete copies of its Articles of Incorporation, bylaws and Board of Directors resolutions approving this Agreement and the Merger (all certified by its Secretary), together with certificates of the incumbency of its officers

                                      A-48

and such other closing documents and information as may be reasonably requested by Centennial or its counsel.

        7.3     Additional Conditions to Crescent Financial's Obligations.
Notwithstanding any other provision of this Agreement to the contrary, Crescent
Financial's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                (a)     Material Adverse Change. There shall not have occurred
any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Centennial and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                (b)     Compliance with Laws. Centennial shall have complied in
all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Crescent
Financial or Centennial.

                (c)     Centennial's Representations and Warranties and
Performance of Agreements; Officers' Certificate. Unless waived in writing by
Crescent Financial as provided in Section 10.2 below, (i) each of the representations and warranties of Centennial contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Centennial, and (B) for the effect of any activities or transactions that may have taken place after the date of this Agreement and are expressly contemplated by this Agreement, and (ii) Centennial shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. Crescent
Financial shall have received a certificate dated as of the Closing Date and executed by the chief executive officer and chief financial officer of
Centennial to the foregoing effect and as to such other matters as may be reasonably requested by Crescent Financial.

                (d)     Legal Opinion of Centennial's Counsel. Crescent
Financial shall have received from Maupin Taylor and Ellis, P.A. counsel to
Centennial, a written opinion, dated as of the Closing Date in form and substance customary for transactions of this nature and otherwise reasonably satisfactory to Crescent Financial and its counsel.

                (e)     Fairness Opinion. Crescent Financial shall have received
from its financial advisor, Ryan Beck, an opinion dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Crescent Financial's
shareholders in connection with its shareholders' meeting to the effect that the consideration to be paid to Centennial's shareholders in the Merger is fair, from a financial point of view, to Crescent Financial and its shareholders.

                                      A-49

                (f)     Other Documents and Information from Centennial.
Centennial shall have provided to Crescent Financial correct and complete copies of Centennial's Articles of Incorporation, bylaws and Board and shareholder resolutions (all certified by Centennial's Secretary), together with certificates of the incumbency of Centennial's officers and such other closing documents and information as may be reasonably requested by Crescent Financial or its counsel.

                (g)     Amendments to Benefit Plans. The Board of Directors of
Centennial shall have adopted and implemented, effective as of the Effective
Time, such amendments to the Centennial Option Plans as may be necessary in accordance with the provisions of this Agreement and otherwise satisfactory to
Crescent Financial.

                (h)     Consents to Assignment of Property Leases. Centennial
shall have obtained all required consents to the assignment to Crescent
Financial of its rights and obligations under any personal property lease and any Real Property Lease material to the business of Centennial, and such consents shall be in such form and substance as shall be satisfactory to
Crescent Financial; and each of the lessors of Centennial shall have confirmed in writing that Centennial is not in default under the terms and conditions of any personal property lease or any Real Property Lease.

                (i)     Employee Agreements. John H. Ketner, Jr. and James F.
Byrd shall have entered into the Agreements set forth in Section 5.2(a) hereof.

                  ARTICLE VIII. TERMINATION; BREACH; REMEDIES

        8.1     Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Centennial), this
Agreement may be terminated by the mutual agreement of Crescent Financial and
Centennial. Upon any such mutual termination, all obligations of Centennial and
Crescent Financial hereunder shall terminate and each party shall pay costs and expenses as provided in Section 6.4 above.

        8.2     Unilateral Termination. This Agreement may be terminated by either Crescent Financial or Centennial (whether before or after approval hereof by Centennial's or Crescent Financial's shareholders) upon written notice to the other parties and under the circumstances described below.

                (a)     Termination by Crescent Financial.  This Agreement may
be terminated by Crescent Financial by action of its Board of Directors:

                        (i)     if any of the conditions to the obligations of
                Crescent Financial (as set forth in Section 7.1 and 7.3 above)
                shall not have been satisfied or effectively waived in writing by Crescent Financial by September 30, 2003 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Crescent Financial to satisfy any of its obligations, covenants or agreements contained herein);

                                      A-50

                        (ii)    if Centennial shall have violated or failed to
                fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

                        (iii)   if Crescent Financial determines at any time
                that any of Centennial's representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                        (iv)    if, notwithstanding Crescent Financial's
                satisfaction of its obligations under Section 6.1 above,
                Centennial's shareholders do not approve this Agreement and Plan of Merger at its shareholders' meeting held for such purpose;

                        (v)     if the Merger shall not have become effective on
                or before September 30, 2003 unless such date is extended as evidenced by the written mutual agreement of the parties hereto;
                provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the dates set forth in this Section 8.2(a)
                shall be extended by mutual agreement for up to an additional 60 days;

                        (vi)    under the circumstances described in Section 6.7
                above; and

                        (vii)   if Crescent Financial enters into a transaction
                with a third party whereby such party will acquire all or
                substantially all of the capital stock of Crescent Financial or
                Crescent Financial will merge with the third party and such agreement provides that such acquisition or merger may only be effected if Crescent Financial terminates this Agreement;
                provided, however, that in the event this Agreement is
                terminated by Crescent Financial pursuant to this Section
                8.2(a)(vii), Crescent Financial shall reimburse Centennial for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $100,000.

        However, before Crescent Financial may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Section 8.2(a), it shall give written notice to Centennial as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by
Crescent Financial shall not become effective if, within 30 days following the giving of such notice, Centennial shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Crescent Financial.
In the event Centennial cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Crescent
Financial within such 30-day period, Crescent Financial shall have 30 days to notify Centennial of its intention to terminate this Agreement. A failure to so notify Centennial will be

                                      A-51

deemed to be a waiver by Crescent Financial of the breach, default or violation pursuant to Section 10.2 below.

                (b)     Termination by Centennial. This Agreement may be
terminated by Centennial by action of its Board of Directors:

                        (i)     if any of the conditions of the obligations of
                Centennial (as set forth in Section 7.1 and 7.2 above) shall not have been satisfied or effectively waived in writing by
                Centennial by September 30, 2003 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Centennial to satisfy any of its obligations,
                covenants or agreements contained herein);

                        (ii)    if Crescent Financial shall have violated or
                failed to fully perform any of its obligations, covenants or agreements contained in Article V or Article VI herein in any material respect;

                        (iii)   if Centennial determines that any of Crescent
                Financial's representations and warranties contained in Article
                III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or
                warranties to become false or misleading in any material
                respect;

                        (iv)    if, notwithstanding Centennial's satisfaction of
                its obligations contained in Section 6.1 above, Centennial's or
                Crescent Financial's shareholders do not approve this Agreement and Plan of Merger at its shareholders' meeting called for such purpose;

                        (v)     if, prior to the Effective Time, a corporation,
                partnership, person, or other entity or group shall have made a bona fide proposal to acquire all or substantially all of the capital stock of Centennial or to merge with Centennial (an
                "Acquisition Transaction") that the Centennial Board of
                Directors determines, in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of Smith Capital or other
                investment banking firm of national reputation, is more
                favorable to the Centennial shareholders and that the failure to terminate this Agreement and accept such alternative Acquisition
                Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that in the event this
                Agreement is terminated by Centennial pursuant to this Section
                8.2(b)(v), Centennial shall reimburse Crescent Financial for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $100,000.

                                      A-52

        However, before Centennial may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Section 8.2(b), it shall give written notice to Crescent Financial as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Centennial shall not become effective if, within 30 days following the giving of such notice, Crescent Financial shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of
Centennial. In the event Crescent Financial cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of
Centennial within such 30-day period, Centennial shall have 30 days to notify
Crescent Financial of its intention to terminate this Agreement. A failure to so notify Crescent Financial will be deemed to be a waiver by Centennial of the breach, default or violation pursuant to Section 10.2 below.

        8.3     Effect of Termination.

                (a)     In the event that (i) this Agreement is terminated by
Centennial pursuant to Section 8.2(b)(v) and (ii) within 12 months of such termination, Centennial enters into a definitive agreement regarding an
Acquisition Transaction, Centennial shall, immediately upon the consummation of such Acquisition Transaction, make a cash payment to Crescent Financial in the amount of $450,000. In the event that this Agreement is terminated by Crescent
Financial pursuant to Section 8.2(a)(vii), Crescent Financial shall, immediately upon the consummation of such transaction, make a cash payment to Centennial in the amount of $450,000.

                (b)     Except as set forth in subsection (a) of this Section
8.3 and Section 8.2(v), in the event of the termination of this Agreement, this
Agreement shall become void and have no effect except that the provisions of this Section 10.2 and Section 6.6 of this Agreement shall survive such termination, and neither party hereto shall have any liability to the other party in connection with such termination.

                          ARTICLE IX. INDEMNIFICATION

        9.1     Agreement to Indemnify. In the event this Agreement is
terminated for any reason and the Merger is not consummated, then Centennial and
Crescent Financial will indemnify each other as provided below.

                (a)     By Centennial. Centennial shall indemnify, hold harmless
and defend Crescent Financial from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Crescent
Financial:

                        (i)     in connection with or which arise out of or
                result from or are based upon (A) Centennial's operations or business transactions or its relationship with any of its
                employees, or (B) Centennial's failure to comply with any
                statute or

                                      A-53

                regulation of any federal, state or local government or agency
                (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                        (ii)    in connection with or which arise out of or
                result from or are based upon any fact, condition or
                circumstance that constitutes a breach by Centennial of, or any inaccuracy, incompleteness or inadequacy in, any of its
                representations or warranties under or in connection with this
                Agreement, or any failure of Centennial to perform any of its covenants, agreements or obligations under or in connection with this Agreement;

                        (iii)   in connection with or which arise out of or
                result from or are based upon any information provided by
                Centennial which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Centennial's and Crescent Financial's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and

                        (iv)    in connection with or which arise out of or
                result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage,
                disposal, distribution, labeling, reporting, testing,
                processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Centennial or any other person of any
                Hazardous Substances, or any action taken or any event or
                condition occurring or existing with respect to the Real
                Property which constitutes a violation of any Environmental Laws by Centennial or any other person.

                (b)     By Crescent Financial. Crescent Financial shall
indemnify, hold harmless and defend Centennial from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Centennial:

                        (i)     in connection with or which arise out of or
                result from or are based upon (A) Crescent Financial's
                operations or business transactions or its relationship with any of its employees, or (B) Crescent Financial's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                        (ii)    in connection with or which arise out of or
                result from or are based upon any fact, condition or
                circumstance that constitutes a breach by Crescent Financial of, or any inaccuracy, incompleteness or inadequacy in, any of its

                                      A-54

                representations or warranties under or in connection with this
                Agreement, or any failure of Crescent Financial to perform any of its covenants, agreements or obligations under or in
                connection with this Agreement; and,

                        (iii)   in connection with or which arise out of or
                result from or are based upon any information provided by
                Crescent Financial which is included in the Proxy
                Statement/Prospectus and which information causes the Proxy
                Statement/Prospectus at the time of its mailing to Centennial's and Crescent Financial's shareholders to contain any untrue statement of a material fact or to omit any material fact
                required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

        9.2     Procedure for Claiming Indemnification.

                (a)     By Crescent Financial. If any matter subject to
indemnification hereunder arises in the form of a claim against Crescent
Financial or its successors and assigns (herein referred to as a "Third Party
Claim"), Crescent Financial promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Centennial. Within
15 days of such notice, Centennial either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Crescent Financial that Centennial disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Centennial and the cost of such defense shall be borne by Centennial except that Crescent Financial shall have the right to participate in such defense at its own expense and provided that Centennial shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Crescent Financial or its successors or assigns. Crescent Financial agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to
Centennial without charge therefor except for out-of-pocket expenses. If
Centennial fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the
Third Party Claim, Crescent Financial shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Crescent Financial also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Centennial.

                (b)     By Centennial. If any matter subject to indemnification
hereunder arises in the form of a claim against Centennial or its successors and assigns (herein referred to as a "Third Party Claim"), Centennial promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Crescent Financial. Within 15 days of such notice, Crescent
Financial either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Centennial that Crescent Financial disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto.
Such defense shall be controlled by Crescent Financial and the cost of such defense shall be borne by Crescent Financial except that Centennial shall have the right to participate in such defense at its own expense and provided that
Crescent Financial

                                      A-55

shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Centennial or its successors and assigns. Centennial agrees that it shall cooperate in all reasonable respects in the defense of any such
Third Party Claim, including making personnel, books and records relevant to the
Third Party Claim available to Crescent Financial without charge therefor except for out-of-pocket expenses. If Crescent Financial fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Centennial shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Centennial also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by
Crescent Financial.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

        10.1    Reservation of Right to Revise Structure. Notwithstanding any
provision herein to the contrary, Crescent Financial shall have the unilateral right to revise the structure of the Merger to achieve the tax consequences described in Section 6.8 or for any other reason Crescent Financial may deem advisable; provided, however, that no such change will (i) alter or change the amount or kind of consideration to be received by the shareholders of Centennial in the Merger or (ii) adversely affect the tax treatment to the shareholders of
Centennial as a result of receiving such consideration. In the event of such election by Crescent Financial, the parties hereto shall execute an appropriate amendment to this Agreement.

        10.2    Survival of Representations, Warranties, Indemnification and
Other Agreements.

                (a)     Representations, Warranties and Other Agreements. None
of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the
Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Section
6.6 above, Crescent Financial's covenants contained in Sections 5.1 through 5.5 above shall survive the effectiveness of the Merger.

                (b)     Indemnification. The parties' indemnification agreements
and obligations pursuant to Section 9.1 above shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Section 9.1 in the event of or following consummation of the
Merger.

        10.3    Waiver. Any term or condition of this Agreement may be waived
(except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof, provided, however, that any such waiver shall be effective only upon a determination by the waiving party
(through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in

                                      A-56

writing and signed by the waiving party or as provided in Sections 8.2(a) and
8.2(b) above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

        10.4    Amendment. This Agreement may be amended, modified or
supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Centennial and
Crescent Financial, by an agreement in writing approved by a majority of the
Boards of Directors of Crescent Financial and Centennial executed in the same manner as this Agreement; provided however, that the provisions of this
Agreement relating to the manner or basis in which shares of Centennial Stock are converted into Crescent Financial Stock shall not be amended after the approval of this Agreement and Plan of Merger by the shareholders of Centennial without the requisite approval of such shareholders of such amendment.

        10.5    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                (a)     If to Centennial, to:

                                Centennial Bank

                                Attention: Mr. John H. Ketner, Jr., President
                                Post Office Box 750
                                Southern Pines, North Carolina  28380

                                With copy to:

                                Maupin Taylor & Ellis, P.A.
                                Attention: Ronald D. Raxter
                                3200 Beechleaf Court
                                Raleigh, North Carolina  27604-1064

                (b)     If to Crescent Financial, to:

                                Crescent Financial Corporation
                                Attention:  Mr. Michael G. Carlton, President
                                Post Office Box 5809
                                Cary, North Carolina 27512

                        With copy to:

                                Gaeta & Associates, P.A.
                                Attention: Anthony Gaeta, Jr.
                                808 Salem Woods Drive, Suite 201
                                Raleigh, North Carolina  27615

                                      A-57

        10.6    Further Assurance. Centennial and Crescent Financial shall each furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

        10.7    Headings and Captions. Headings and captions of the sections and
Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

        10.8    Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference)
contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s)
heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

        10.9    Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, Section, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

        10.10   Assignment. This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

        10.11   Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which together shall constitute one agreement.

        10.12   Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

        10.13   Inspection. Any right of Crescent Financial or Centennial
hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that Crescent
Financial or Centennial should have conducted any investigation or that such right has been exercised by Crescent Financial or Centennial or their agents, representatives or others. Any investigations or inspections that have been made by Crescent Financial or Centennial or their agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Centennial or Crescent Financial in this Agreement.

                                      A-58

        IN WITNESS WHEREOF, Centennial and Crescent Financial each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                      CENTENNIAL BANK

                                      By /s/ John H. Ketner, Jr.
                                         -----------------------
                                         John H. Ketner, Jr.
                                         President and Chief Executive Officer

ATTEST:

/s/ Lisa Hildebrand
--------------------
Assistant Secretary

                                      CRESCENT FINANCIAL CORPORATION

                                      By /s/ Michael G. Carlton
                                         ----------------------
                                         Michael G. Carlton
                                         President and Chief Executive Officer

ATTEST:

/s/ Bruce W. Elder
------------------
Bruce W. Elder, Secretary

                                      CRESCENT STATE BANK

                                      By /s/ Michael G. Carlton
                                         ----------------------
                                         Michael G. Carlton
                                         President and Chief Executive Officer

ATTEST:

/s/ Bruce W. Elder
------------------
Bruce W. Elder, Secretary

                                      A-59

                            SCHEDULES AND EXHIBITS TO
                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

             SCHEDULE                   DESCRIPTION

                 A                      Plan of Merger

             EXHIBIT                    DESCRIPTION

                  A                     Confidentiality and Non-Compete
                                        Agreement with John H. Ketner, Jr.

                  B                     Employment Agreement with James F. Byrd

                                      A-60

                                   SCHEDULE A

                                 PLAN OF MERGER
                                 BY AND BETWEEN
                               CRESCENT STATE BANK
                                       AND
                                 CENTENNIAL BANK

        1.01.   Names of the Merging Corporations. The names of the banking corporations proposed to be merged are Crescent State Bank ("Crescent") and
Centennial Bank ("Centennial").

        1.02.   Nature of Transaction; Plan of Merger. Subject to the provisions of this Plan of Merger, at the "Effective Time" specified in the Articles of
Merger filed with the North Carolina Secretary of State, Centennial will be merged into and with Crescent pursuant to Section 53-12 of the North Carolina
General Statutes (the "Merger").

        1.03.   Effect of Merger. At the Effective Time, and by reason of the
Merger, the separate corporate existence of Centennial shall cease while the corporate existence of Crescent, as the surviving corporation in the Merger, shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

        1.04    Surviving Corporation. Following the Merger, Crescent shall continue to operate as a North Carolina banking corporation and will conduct its business at the then legally established branch and main offices of Crescent and
Centennial. The duration of the corporate existence of Crescent, as the surviving corporation in the Merger, shall be perpetual and unlimited.

        1.05.   Terms and Conditions of the Merger. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger, dated as of March 12, 2003, by and among
Centennial, Crescent and Crescent's sole shareholder, Crescent Financial
Corporation, (the "Agreement").

        1.06    Assets and Liabilities of Centennial. At the Effective Time, and
by reason of the Merger, and in accordance with applicable law, all property, assets and rights of every kind and character of Centennial (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Centennial, whether tangible or intangible) shall be transferred to and vest in Crescent, and Crescent shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of
Centennial (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and,
Crescent shall become responsible for all other liabilities, duties and obligations of every kind, nature and description of Centennial (including duties as trustee or fiduciary) as of the Effective Time.

                                      A-61

        1.07.   Articles of Incorporation, Bylaws and Management. The Articles
of Incorporation and Bylaws of Crescent in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Crescent as the surviving corporation in the Merger.

        1.08.   Conversion of Shares.

                (a)     Centennial Stock. Except as otherwise provided herein,
        at the Effective Time, all rights of Centennial's shareholders with respect to all then outstanding shares of the common stock of
        Centennial, $3.50 par value per share ("Centennial Stock"), shall cease to exist, and the holders of shares of Centennial Stock shall cease to be and shall have no further rights as shareholders of Centennial. At the Effective Time, each such outstanding share of Centennial Stock
        (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Centennial, Crescent or
        Crescent Financial Corporation, which shall be canceled in the Merger, and for "Dissenting Shares" (as defined in Section 1.9 of the
        Agreement)) shall be converted, without any action on the part of the holder of such shares, into the right to receive the "Merger
        Consideration" (as defined herein) in accordance with this Plan of
        Merger and Article I of the Agreement. Following the Effective Time,
        certificates representing shares of Centennial Stock outstanding at the
        Effective Time shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, the Merger Consideration.

                (b)     Outstanding Stock of Crescent Financial Corporation and
        Crescent. Each share of common stock of Crescent Financial Corporation, par value $1.00 per share ("Crescent Financial Stock"), and each share of common stock of Crescent, par value $5.00 per share, issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

        1.09    Merger Consideration.

                (a)     Per Share Consideration. Subject to the provisions of
        this Plan of Merger and Article I of the Agreement, at the Effective
        Time each outstanding share of Centennial Stock (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Centennial, Crescent, or Crescent Financial Corporation
        and for Dissenting Shares) shall cease to represent any interest
        (equity, shareholder or otherwise) in Centennial and shall automatically be converted exclusively into the right to receive, at the election of the holder thereof, either:

                        (i)     cash in the amount of $10.11 (the "Per Share
                Amount"), without interest;

                        (ii)    the "Exchange Ratio" (as defined below) of
                shares of Crescent Financial Stock; or

                        (iii)   50% of the cash amount set forth in clause (i)
                above and a number of shares of Crescent Financial Stock equal to 50% of the Exchange Ratio;

                                      A-62

        provided however, that a holder of Centennial Stock may, pursuant to
        Section 1.6 of the Agreement, make no election, in which case such shares of Centennial Stock held by such holder shall be converted exclusively into the right to receive the consideration set forth below with respect to "Non-Election Shares" (as defined in Paragraph 1.10(b)
        of this Plan of Merger). The amount of cash into which shares of
        Centennial Stock shall be converted pursuant to this Plan of Merger and the Agreement is sometimes hereinafter referred to as "Cash
        Consideration," and the number of shares of Crescent Financial Stock into which shares of Centennial Stock shall be converted pursuant to this Plan of Merger and the Agreement is sometimes hereinafter referred to as "Stock Consideration." The Cash Consideration and Stock
        Consideration are sometimes referred to herein collectively as the
        "Merger Consideration." No share of Centennial Stock, other than
        "Dissenting Shares" (as defined in Section 1.9 of the Agreement), shall be deemed to be outstanding or have any rights other than those set forth herein after the Effective Time.

                (b)     Stock Consideration Exchange Ratio. The exchange ratio
        of Crescent Financial Stock for Centennial Stock shall be determined based upon the value of the Per Share Amount of Centennial Stock and the average of the closing price of Crescent Financial Stock for the thirty
        (30) day period ending three (3) business days immediately prior to the
        Effective Time (the "Exchange Ratio"). The Exchange Ratio is subject to possible adjustment in accordance with paragraph 1.09(d) below.
        Notwithstanding the foregoing, if calculation of the Exchange Ratio results in a ratio less than .8107, the Exchange Ratio shall be fixed at
        .8107. If calculation of the Exchange Ratio results in a ratio more than
        1.0965, the Exchange Ratio shall be fixed at 1.0965.

                (c)     Fractional Shares. Notwithstanding any other provision
        of this Plan of Merger and the Agreement, each holder of shares of
        Centennial Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Crescent
        Financial Stock (after taking into account all certificates delivered by such holder under Sections 1.6(c) and 1.8(a) of the Agreement and the elections made pursuant to Section 1.6 of the Agreement) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Crescent Financial Stock multiplied by the market value of one share of Crescent Financial Stock at the Effective
        Time. The market value of one share of Crescent Financial Stock at the
        Effective Time shall be the last sale price of Crescent Financial Stock on the Nasdaq Market, Inc. SmallCap Market ("Nasdaq") as reported by The
        Wall Street Journal or, if not reported thereby, any other authoritative source selected by Crescent Financial Corporation, on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                (d)     Anti-Dilution Provisions. In the event Crescent
        Financial Corporation changes the number of shares of Crescent Financial
        Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective

                                      A-63

        date thereof (in the case of a stock split, recapitalization, reclassification, combination, exchange of shares, or similar transaction for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to reflect such change.

        1.10    Election and Allocation Procedures.

                (a)     An election form (an "Election Form") and other
        appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Centennial Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent (as hereinafter defined) in such form as Centennial and Crescent Financial
        Corporation shall mutually agree shall be mailed on the Mailing Date (as defined below) to each shareholder of record of Centennial. The "Mailing
        Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Centennial Stock.

                (b)     Each Election Form shall entitle the holder of shares of
        Centennial Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the
        Cash Consideration for all of such holder's shares (a "Cash Election"),
        (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive Merger Consideration in accordance with clause (iii) of Paragraph 1.09(a) hereof (a "Mixed
        Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock
        Consideration (a "Non-Election"). Shareholders of record of Centennial who hold shares of Centennial Stock as nominees, trustees or in other representative capacities may submit multiple Election Forms, provided that such representative certifies that each such Election Form covers all the shares of Centennial Stock held by that representative for a particular beneficial owner. Shares of Centennial Stock with respect to which a Cash Election shall have been made are referred to herein as
        "Cash Election Shares." Shares of Centennial Stock with respect to which a Stock Election shall have been made are referred to herein as "Stock
        Election Shares." Shares of Centennial Stock with respect to which no election shall have been made are referred to herein as "Non-Election
        Shares." The aggregate number of shares of Centennial Stock with respect to which a Stock Election shall have been made is referred to herein as the "Stock Election Number." Shares of Centennial Stock with respect to which a Mixed Election shall have been made shall not be deemed either
        Stock Election Shares or Cash Election Shares, but shall in all events be converted into the right to receive the Merger Consideration as specified in Paragraph 1.10(e) hereof.

                (c)     To be effective, a properly completed Election Form
        shall be submitted to the Exchange Agent on or before 5:00 p.m. North
        Carolina time on the last business day prior to the date of the
        Centennial shareholders' meeting contemplated by the Agreement (or such other time and date as Centennial, Crescent and Crescent Financial
        Corporation may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election
        Deadline. An Election Form shall be deemed properly

                                      A-64

        completed only if accompanied by one or more certificates (or customary affidavits and, if required by Crescent Financial Corporation pursuant to Section 1.8(b) of the Agreement, indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Centennial Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Centennial shareholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election
        Deadline accompanied by a properly completed and signed revised Election
        Form. Any Centennial shareholder may, at any time prior to the Election
        Deadline, revoke his or her election by written notice received by the
        Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates, or of the guarantee of delivery of such certificates, previously deposited with the Exchange
        Agent. All elections shall be revoked automatically if the Exchange
        Agent is notified in writing by Crescent Financial Corporation, Crescent and Centennial that the Agreement has been terminated. If a Centennial shareholder either (i) does not submit a properly completed Election
        Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline, the shares of Centennial Stock held by such shareholder shall be designated Non-Election Shares. Crescent Financial
        Corporation shall cause the certificates representing Centennial Stock described in clause (ii) above to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of the Agreement and of the Election Form, the Exchange Agent
        shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

                (d)     Notwithstanding any other provision contained in the
        Agreement, 50% (the "Stock Conversion Number") of the total number of shares of Centennial Stock outstanding at the Effective Time to be converted into Merger Consideration pursuant to Paragraph 1.09(a)
        hereof, excluding such shares as may be subject to an effective Mixed
        Election (the "Adjustable Conversion Shares"), shall be converted into the Stock Consideration and the remaining Adjustable Conversion Shares shall be converted into Cash Consideration (excluding Dissenting Shares and shares of Centennial Stock to be canceled as provided in Section
        1.4(a) of the Agreement); provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal
        Revenue Code of 1986, as amended (the "Code"), and in order that the
        Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by counsel to Crescent Financial Corporation, Crescent
        Financial Corporation shall increase the number of Adjustable Conversion
        Shares that will be converted into the Stock Consideration and reduce the number of Adjustable Conversion Shares that will be converted into the right to receive the Cash Consideration.

                (e)     Within five business days after the later to occur of
        the Election Deadline

                                      A-65

        or the Effective Time, Crescent Financial shall cause the Exchange Agent to effect the allocation among holders of Centennial Stock of rights to receive the Cash Consideration and Stock Consideration as follows:

                        (i)     In any event, all shares of Centennial Stock
                with respect to which a Mixed Election shall have been made shall be converted into 50% of the amount of cash set forth in clause (i) of the first sentence of Paragraph 1.09(a) hereof and a number of shares of Crescent Financial Stock equal to 50% of the Exchange Ratio;

                        (ii)    If the Stock Election Number exceeds the Stock
                Conversion Number, then all Cash Election Shares and all
                Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the
                Stock Election Number, with the remaining number of such
                holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

                        (iii)   If the Stock Election Number is less than the
                Stock Conversion Number (the amount by which the Stock
                Conversion Number exceeds the Stock Election Number being
                referred to herein as the "Shortfall Number"), then all Stock
                Election Shares shall be converted into the right to receive the
                Stock Consideration and the Non-Election Shares and Cash
                Election Shares shall be treated in the following manner: (1) If the Shortfall Number is less than or equal to the number of
                Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock
                Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of
                Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or
                (2) If the Shortfall Number exceeds the number of Non-Election
                Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of
                Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election
                Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

                                      A-66

        For purposes of this Paragraph 1.10(e), if Crescent Financial
Corporation is obligated to increase the number of Adjustable Conversion Shares to be converted into shares of Crescent Financial Stock as a result of the application of the last clause of Paragraph 1.10(d) above, then the higher number shall be the Stock Conversion Number in the calculations set forth in this Paragraph 1.10(e).

        1.11    TREATMENT OF CENTENNIAL STOCK OPTIONS.

                (a)     At the Effective Time, Crescent Financial Corporation
        shall assume each option to purchase Centennial Stock granted and outstanding under the Centennial Bank 2000 Incentive Stock Option Plan and the Centennial Bank 2000 Nonstatutory Stock Option Plan
        (collectively, the "Centennial Option Plans"), whether or not then exercisable, in accordance with the terms of the Centennial Option Plans and stock option agreements by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement: (i) Crescent Financial Corporation shall be substituted for
        Centennial; (ii) the Crescent Financial Corporation stock option committee shall be substituted for the compensation committee of the
        Centennial Board of Directors administering the Centennial Option Plans;
        (iii) each stock option granted and outstanding under the Centennial
        Option Plans may be exercised solely for shares of Crescent Financial
        Stock; (iv) the number of shares of Crescent Financial Stock subject to each such stock option shall be the number of whole shares of Crescent
        Financial Stock (omitting any fractional share) determined by multiplying the number of shares of Centennial Stock subject to such stock option immediately prior to the Effective Time by the Exchange
        Ratio; and (v) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. In addition, each stock option which is an "incentive stock option" under the Centennial Option Plans shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the
        Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code.
        Crescent Financial Corporation and Centennial shall take all necessary steps to effectuate the foregoing provisions of this Paragraph 1.11, including appropriate amendments to the Centennial Option Plans if necessary.

                (b)     As soon as practicable after the Effective Time,
        Crescent Financial Corporation shall deliver to each of the participants in the Centennial Option Plans an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to the
        Centennial Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.11(a)
        hereof after giving effect to the Merger). At or prior to the Effective
        Time, Crescent Financial Corporation shall take all corporate action necessary to reserve for issuance sufficient shares of Crescent
        Financial Stock for delivery upon exercise of the stock options assumed by it in accordance with this Paragraph 1.11.

                (c)     As soon as practicable after the Effective Time,
        Crescent Financial Corporation will use its best efforts to cause the shares subject to options granted under

                                      A-67

        the Centennial Option Plans prior to the Effective Time (or any substitute options) to be registered under the Securities Act of 1933, as amended (the "1933 Act"), on a Form S-8 (or equivalent successor form) registration statement.

        1.12    Closing; Effective Time. The closing of the Merger and other transactions contemplated by the agreement between Crescent Financial
Corporation, Crescent and Centennial shall take place at the offices of Crescent in Cary, North Carolina, or at such other place as Crescent shall designate, on a date mutually agreeable to Crescent and Centennial (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more that sixty (60) days following the expiration of all such required waiting periods).

        1.13    Abandonment. After receipt of all required shareholder,
governmental and regulatory approvals, and at any time prior to the Effective
Time, the Board of Directors of Crescent may, in its discretion, abandon the
Merger.

                                      A-68

                                    EXHIBIT A

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                                       CONFIDENTIALITY AND NON-COMPETE AGREEMENT

        This Confidentiality and Non-Compete Agreement (the "Agreement")
entered into by and between Crescent Financial Corporation, a North Carolina corporation ("CFC"), Crescent State Bank, a North Carolina banking corporation
("Crescent") and John H. Ketner, Jr. ("Ketner") is made and entered into this the ____ day of _____________, 2003.

                              W I T N E S S E T H:

        WHEREAS, CFC and Crescent have entered into an Agreement and Plan of
Reorganization and Merger effective March 12, 2003 with Centennial Bank,
Southern Pines, North Carolina (the "Merger Agreement"); and

        WHEREAS, Ketner served as the President of Centennial Bank
("Centennial") since its organization pursuant to an Employment Agreement dated
November 15, 2000, which contained restrictions on his ability to compete after termination of his employment with Centennial Bank; and

        WHEREAS, the non-compete provision is not applicable upon a change of control; and

        WHEREAS, Ketner, as an inducement for CFC and Crescent to enter into the Merger Agreement, has agreed to continue to be subject to this
Confidentiality and Non-Compete Agreement.

        NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Bank and Ketner hereby agree as follows:

        1.      Confidentiality. Ketner hereby acknowledges and agrees that (i)
in the course of his service as an officer of Centennial, he gained substantial knowledge of and

                                      A-69

familiarity with Centennial's customers and its dealings with them, and other information concerning Centennial's business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business and all of which now constitutes valuable assets and privileged information of CFC and Crescent by virtue of the Merger Agreement; and, (ii) in order to protect CFC's and
Crescent's interest in and to assure it the benefit of the transactions set forth in the Merger Agreement, it is reasonable and necessary to place certain restrictions on Ketner's ability to compete against CFC and Crescent and on his disclosure of information about CFC's and Crescent's business and customers. For that purpose, and in consideration of CFC's and Crescent's agreements contained herein, Ketner covenants and agrees as provided below.

                For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                        Customer. The term "Customer" means any Person with
whom, as of the effective date of the Merger Agreement, Centennial had a depository, loan and/or other banking relationship.

                        Financial Institution. The term "Financial Institution"
means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than CFC or Crescent.

                        Person. The term "Person" means any natural person or
any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

                (a)     Confidentiality Covenant. Ketner covenants and agrees
that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to Centennial and its banking business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of Centennial's customers and information regarding their accounts and business dealings with Centennial), policies and procedures, computer systems and software, shareholders, employees, officers and directors
(herein referred to as "Confidential Information") are proprietary to CFC and
Crescent and are valuable, special and unique assets of CFC's and

                                      A-70

Crescent's business to which Ketner had access during his employment with
Centennial. Ketner agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of Crescent, and (ii) at all times during the term of this Agreement or otherwise pursuant to the direct, written authorization of CFC or Crescent,
Ketner will not: divulge any such Confidential Information to any other Person or Financial Institution; or make any use of any Confidential Information for his own purposes or for the benefit of any Person or Financial Institution.
However, this subparagraph (a) shall not apply to any Confidential Information which is in the public domain (provided that Ketner was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without CFC's or Crescent's consent), or which is obtained by
Ketner from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

                (b)     Covenant Not to Compete. Ketner acknowledges that
Centennial invested substantial time, money and resources in the development of its business, its competitive strategy, and the development of its Customers and that during the course of Ketner's employment with Centennial, Ketner has had access to Centennial's information in that regard and that such information, by reason of the Merger Agreement, is now the property of CFC and Crescent. Ketner further acknowledges that CFC's and Crescent's business is a sixty (60) mile radius from each of its branch offices in operation at the time of this
Agreement, including the offices of Centennial. In recognition of this, Ketner covenants and agrees that for a period of one (1) year from the date hereof,
Ketner will not, directly or indirectly (i) provide in CFC's and Crescent's relevant market, as set forth above, financial services or become employed in any manner by any Financial Institution; (ii) consult with organizers to create a de novo Financial Institution; (iii) otherwise compete with CFC or Crescent;
or (iv) recruit or hire any person employed by Crescent on the date of this
Agreement. Notwithstanding the foregoing, Ketner shall be entitled to be a consultant, full time or part time employee of Sidus Financial Corporation provided that Ketner's consultative or employee duties and responsibilities shall be commensurate with the business and operations of Sidus Financial
Corporation in effect as of the date of this Agreement.

                (c)     Remedies for Breach. Ketner understands and agrees that
a breach or violation by him of the covenants contained in this Agreement will be deemed a

                                      A-71

material breach of this Agreement and will cause irreparable injury to CFC and
Crescent, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Ketner's actual or threatened breach or violation of the covenants contained in this
Agreement, CFC or Crescent shall be entitled to bring a civil action seeking an injunction restraining Ketner from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Ketner agrees that, if CFC or Crescent institute any action or proceeding against
Ketner seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Ketner shall be deemed to have waived the claim or defense that CFC or Crescent has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by CFC or Crescent of any such right, remedy, power or privilege shall not preclude CFC or Crescent or their successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of CFC or Crescent.

                        Notwithstanding anything contained herein to the
contrary, Ketner agrees that the provisions of this Agreement and the remedies provided herein for a breach by Ketner shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of CFC or Crescent under the Trade Secrets Protection Act contained in Article 24,
Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

        2.      Term and Consideration. This Agreement shall commence on the date hereof and continue for a period of one (1) year hereafter. As consideration for Ketner's covenants and agreements under this Agreement,
Crescent hereby agrees to pay to Ketner in such number of installments or in one lump sum payment as determined by Ketner, the average annualized amount as set forth on Exhibit A hereto.

        3.      Entire Agreement. This Agreement contains the entire agreement of the parties

                                      A-72

with respect to the transactions described herein and supersedes any and all other oral or written agreements heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

                            [Signature page follows]

                                      A-73

        IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                      CRESCENT FINANCIAL CORPORATION

                                      By:
                                         ---------------------------------------
                                         Michael G. Carlton, President and CEO

ATTEST:

_______________________________

____________________, Secretary

                                      CRESCENT STATE BANK

                                      By:
                                         ---------------------------------------
                                         Michael G. Carlton, President and CEO

ATTEST:

_______________________________

____________________, Secretary

                                         ---------------------------------------
                                         John H. Ketner, Jr.      [SEAL]

                                      A-74

                                    EXHIBIT A
                             to John H. Ketner, Jr.
                    Confidentiality and Non-Compete Agreement

CENTENNIAL BANK
BASE AMOUNT CALCULATION -
JOHN KETNER

                                     1999           2000           2001           2002        Average
                                   ---------      ---------     ----------     ----------    ----------
Gross Wages                        70,269.28      99,166.74     105,000.00     110,250.00
Less- non-taxable amounts
     401(K)                                -              -              -              -
     Pre-tax Insurance               (884.56)     (3,000.74)     (4,492.04)     (4,986.38)
Plus Taxable Fringe Benefits               -         774.00       1,267.20              -
Bonus                                      -      30,000.00      26,000.00     37,500.00
Other Taxable Payments                     -              -              -              -
                                   ---------      ---------     ----------     ----------
     Subtotal                      69,384.72     126,940.00     127,775.16     142,763.62

Annualization Factor
 24/# pay periods paid                 1.263          1.000          1.000          1.000
                                   ---------      ---------     ----------     ----------
Annualized amount                  87,643.86     126,940.00     127,775.16     142,763.62    121,280.66
                                   =========     ==========     ==========     ==========    ==========

                                      A-75

                                    EXHIBIT B

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                                                            EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of _________________, 2003 by and between CRESCENT STATE BANK (hereinafter referred to as the "Bank") and JAMES F.
BYRD (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

        WHEREAS, Employee is a party to that certain Employment Agreement dated
November 15, 2000 by and between Employee and Centennial Bank, Southern Pines,
North Carolina, a North Carolina banking corporation (the "Centennial
Agreement");

        WHEREAS, Centennial Bank has been merged with and into the Bank as of the effective date of this Agreement with the Bank being the surviving corporation; and

        WHEREAS, the expertise and experience of Employee and his relationships and reputation in the financial institutions industry are extremely valuable to the Bank and the Bank desires to enter into this Agreement with the Employee in exchange for the Employee forfeiting any and all rights Employee may have under the Centennial Agreement.

        WHEREAS,  the Bank and Employee  desire to enter into this Agreement to establish the scope,  terms and  conditions of Employee's  employment by the
Bank.

        NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the Bank and Employee hereby agree as follows:

                1.      Employment. The Bank hereby agrees to employ Employee,
and Employee hereby agrees to serve as an officer of the Bank, all upon the terms and conditions stated herein. As an officer of the Bank, Employee will (i)
serve as Regional Executive /Commercial Banker for the Southern Pines Region of
the Bank, and (ii) have such other duties and responsibilities, and render to the Bank such other management services, as are customary for persons in
Employee's position with the Bank or as shall otherwise be reasonably assigned to him from time to time by the Bank. Employee shall faithfully and diligently discharge his duties

                                      A-76

and responsibilities under this Agreement and shall use his best efforts to implement the policies established by the Bank. Employee hereby agrees to devote such number of hours of his working time and endeavors to the employment granted hereunder as Employee and the Bank shall deem to be necessary to discharge his duties hereunder, and, for so long as employment hereunder shall exist, Employee shall not engage in any other occupation which requires a significant amount of
Employee's personal attention during the Bank's regular business hours or which otherwise interferes with Employee's attention to or performance of his duties and responsibilities as an officer of the Bank hereunder except with the prior written consent of the Bank. However, nothing herein contained shall restrict or prevent Employee from personally, and for Employee's own account, trading in stocks, bonds, securities, or other forms of investment for Employee's own benefit so long as said activities do not interfere with Employee's attention to or performance of his duties and responsibilities as an officer of the Bank hereunder. Any real estate investments made by Employee shall require the prior approval of the President of the Bank.

                During the term of this Agreement, Employee shall be allowed, in his sole discretion, to maintain his primary work location in Moore County,
North Carolina.

                2.      Compensation.

                        (a)     For all services rendered by Employee to the
Bank under this Agreement, the Bank shall pay Employee a base salary at a rate of One Hundred Three Thousand Five Hundred Dollars and 00/100's ($103,500.00)
per annum; provided that the rate of such salary shall be reviewed by the Board of Directors not less often than annually and the Board of Directors may increase, but shall not decrease, such rate during the term of this Agreement.
Salary paid under this Agreement shall be payable in cash not less frequently than monthly. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.

                        (b)     The Employee shall be entitled to participate in
any cash bonus or other compensation plans available to all other similarly situated officers with the Bank and shall be paid, within thirty (30) days of the date of this Agreement, a one time cash bonus equal to Seven Thousand Five
Hundred Dollars and 00/100's ($7,500.00). Such payment shall be subject to forfeiture on a pro rata basis should Employee unilaterally terminate this
Agreement prior to a period of twelve (12) months from the date hereof and shall be in consideration of Employee

                                      A-77

forfeiting any and all rights Employee may have under the Centennial Agreement pursuant to Section 14 hereof.

                        (c)     On the date of this Agreement, Employee shall be
granted three thousand options (3,000) to purchase shares of common stock of
Crescent Financial Corporation ("CFC") under CFC's 1999 Incentive Stock Option
Plan.

                3.      Participation in Retirement and Employee Benefit Plans;
Fringe Benefits. Subject to the terms and conditions of this Agreement, Employee shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by the Bank and available to all employees of the Bank, all in accordance with the terms and conditions
(including eligibility requirements) of such programs and plans of the Bank, resolutions of the Bank's Board of Directors establishing such programs and plans, and the Bank's normal practices and established policies regarding such programs and plans. In addition to the foregoing, Employee shall specifically be entitled to the following fringe benefits: (a) the Bank shall pay the expenses of the Employee for his personal membership, dues and assessments in the Country
Club of North Carolina provided that any personal charges shall be reimbursed by the Employee to the Bank; (b) the Bank shall pay the expenses of the Employee for membership and dues in such civic clubs as the President of the Bank may determine; (c) the Employee shall be entitled to three (3) weeks of paid vacation on an annual basis; (d) the Bank shall reimburse the Employee for all out-of-pocket reasonable and necessary business expenses which the Employee may incur in connection with the Employee's services on behalf of the Bank; and (e)
the Bank shall pay the fees and expenses associated with Employee's attendance at the Stonier School of Banking.

                4.      Term. Unless sooner terminated as provided in this
Agreement and subject to the right of either Employee or the Bank to terminate
Employee's employment at any time as provided herein, the initial term of this
Agreement and Employee's employment with the Bank hereunder shall be for a period commencing on the date hereof and continuing for a period of three (3)
years. On each anniversary of the Effective Date of this Agreement, the term of this Agreement shall automatically be extended for an additional one (1) year period beyond the then effective expiration date unless written notice from the
Bank or the Employee is received ninety (90) days prior to an anniversary date advising the other that this Agreement shall not be further extended.

                                      A-78

                5.      Confidentiality; Noncompetition. Employee hereby
acknowledges and agrees that (i) in the course of his service as an officer of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other information concerning the
Bank's business, all of which constitutes valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and, (ii) in order to protect the Bank's interest in and to assure it the benefit of its business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against the Bank and on his disclosure of information about the Bank's business and customers. For that purpose, and in consideration of the Bank's agreements contained herein, Employee covenants and agrees as provided below.

                        (a)     Covenant Not to Compete. During a period of
three (3) years following the effective date of termination of this Agreement or
Employee's employment with the Bank for any reason (except for termination of employment pursuant to the provisions of Section 8 hereof), Employee will not
"Compete" (as defined below), directly or indirectly, with the Bank within a sixty (60) mile radius of Southern Pines, North Carolina (the "Relevant
Market").

                For the purposes of this Paragraph 5, the following terms
shall have the meanings set forth below:

                                Compete. The term "Compete" means: (i)
soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the
Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties)
any Financial Institution in making loans to any such Person; (iii) including or attempting to induce any Person who was a Customer of the Bank on the date of termination of Employee's employment with the Bank, to change such Customer's depository, loan and/or other banking relationship from the Bank to another
Financial Institution; (iv) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, business or operation of any office of such Financial Institution located in the
Relevant Market; or (v) communicating to any Financial Institution the names or

                                      A-79

addresses or any financial information concerning any Person who was a Customer of the Bank at the date of Employee's termination of this Agreement.

                                Customer. The term "Customer" means any Person
with whom, as of the effective date of termination of this Agreement or during
Employee's employment with the Bank, the Bank has or has had a depository, loan and/or other banking relationship.

                                Financial Institution. The term "Financial
Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than the Bank.

                                Person. The term "Person" means any natural
person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

                        (b)     Confidentiality Covenant. Employee covenants and
agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank and its banking business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the Bank's customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors
(herein referred to as "Confidential Information") are proprietary to the Bank and are valuable, special and unique assets of the Bank's business to which
Employee will have access during his employment with the Bank. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of the Bank, and
(ii) at all times during the term of his employment with the Bank and following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of the Bank or otherwise pursuant to the direct, written authorization of the Bank, Employee will not: divulge any such Confidential Information to any other Person or Financial Institution; remove any such Confidential Information in written or other recorded form from the Bank's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any
Person or Financial Institution other than the Bank. However, following the termination of Employee's employment with the Bank,

                                      A-80

this subparagraph (b) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

                        (c)     Remedies for Breach. Employee understands and
agrees that a breach or violation by him of the covenants contained in Paragraph
5(a) and 5(b) of this Agreement will be deemed a material breach of this
Agreement and will cause irreparable injury to the Bank, and that it would be difficult to ascertain the amount of monetary damages that would result from any such violation. In the event of Employee's actual or threatened breach or violation of the covenants contained in Paragraph 5(a) or 5(b), the Bank shall be entitled to bring a civil action seeking an injunction restraining Employee from violating or continuing to violate those covenants or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if the Bank institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that the Bank has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by the Bank of any such right, remedy, power or privilege shall not preclude the Bank or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of the Bank.

                        Notwithstanding anything contained herein to the
contrary, Employee agrees that the provisions of Paragraph 5(a) and 5(b) above and the remedies provided in this Paragraph 5(c) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of the Bank under the Trade Secrets
Protection Act contained in Article 24, Chapter 66 of the North Carolina General
Statutes, or any other state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

                                      A-81

                        (d)     Survival of Covenants. Employee's covenants and
agreements and the Bank's rights and remedies provided for in this Paragraph 5 shall survive any termination of this Agreement or Employee's employment with the Bank.

                6.      Termination and Termination Pay.

                        (a)     Employee's employment under this Agreement may
be terminated at any time by Employee upon ninety (90) days written notice to the Bank. Upon such termination, Employee shall be entitled to receive compensation through the effective date of such termination; provided, however, that the Bank, in its sole discretion, may elect for Employee not to serve out part or all of said notice period.

                        (b)     Employee's employment under this Agreement shall
be terminated upon the death of Employee during the term of this Agreement. Upon any such termination, Employee's estate shall be entitled to receive any compensation due to Employee computed through the last day of the calendar month in which his death shall have occurred but which remains unpaid.

                        (c)     In the event Employee becomes disabled during
the term of his employment hereunder and it is determined by the Bank that
Employee is permanently unable to perform his duties under this Agreement,
Employee's employment hereunder shall terminate, provided, however, that the
Bank shall continue to compensate Employee at the level of compensation described in Paragraph 2 above, and shall continue to provide Employee each of the other benefits set forth or described in this Agreement, for the ninety (90)
day period as set forth in the Bank's extended sick leave policy. Thereafter,
Employee shall not be entitled to any compensation or benefit hereunder and shell only received benefits under the Bank's long-term disability policy. In the event of any disagreement between Employee and the Bank as to whether
Employee is physically or mentally incapacitated such as will result in the termination of Employee's employment pursuant to this Paragraph 6(c), the question of such incapacity shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Employee and the
Bank or, failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Bank and the other by Employee), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on Employee and the Bank. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 6(c). After such ninety

                                      A-82

(90) day period, Employee shall not be entitled to any benefits provided hereunder except for receipt of payments under the Bank's then current disability insurance policy applicable to Employee.

                        (d)     The Bank may terminate Employee's employment at
any time for any reason with or without "Cause" (as defined below), but any termination by the Bank other than termination for "Cause", (as defined below)
shall not prejudice Employee's right to compensation or other benefits under this Agreement. Following any termination of Employee's employment by the Bank for "Cause", Employee shall have no further rights under this Agreement
(including any right to receive compensation or other benefits for any period after such termination).

                For purposes of this Paragraph 6(d), the Bank shall have
"Cause" to terminate Employee's employment upon:

                                (i)     A determination by the Bank, in good
faith, that Employee (A) has breached in any material respect any of the terms or conditions of this Agreement, or (B) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of the Bank or which has had or likely will have a material adverse effect on the Bank's business or reputation. Prior to any termination by the Bank of Employee's employment for a breach, failure to perform or conduct described in this subparagraph (i), the Bank shall give Employee written notice which describes such breach, failure to perform or conduct and if during a period of five (5)
business days following such notice Employee cures or corrects the same to the reasonable satisfaction of the Bank, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if the Bank has given written notice to Employee on a previous occasion of the same or a substantially similar breach, failure to perform or conduct, or of a breach, failure to perform or conduct which the Bank determines in good faith to be of substantially similar import, or if the Bank determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this subparagraph (i) shall be effective immediately and
Employee shall have no right to cure such breach, failure to perform or conduct.

                                (ii)    The violation by Employee of any
applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Bank or any of its affiliates or

                                      A-83

subsidiaries (a "Regulatory Authority", including without limitation the Federal
Deposit Insurance Corporation, the North Carolina Commissioner of Banks or any
other banking regulator having legal jurisdiction over the Bank), which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to the Bank or any of its affiliates or subsidiaries or to the Bank's reputation;

                                (iii)   The commission in the course of
Employee's employment with the Bank of an act of fraud, embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);

                                (iv)    The conviction of Employee of any felony
or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance
Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, the Bank or its bank holding company;

                                (v)     Employee becomes unacceptable to, or is
removed, suspended or prohibited from participating in the conduct of the Bank's affairs (or if proceedings for that purpose are commenced) by any Regulatory
Authority; and, (vi) The occurrence of any event believed by the Bank, in good faith, to have resulted in Employee being excluded from coverage, or having coverage limited as to Employee as compared to other covered officers or employees, under the Bank's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.

                7.      Additional Regulatory Requirements. Notwithstanding
anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or its successors in interest) shall not be required to make any payment or take any action under this Agreement if (a) the Bank is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, or if (b) in the opinion of counsel to the Bank such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including without limitation the
Federal Deposit Insurance Act and Chapter 53 of the North Carolina General
Statutes as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of

                                      A-84

policy, whether now existing or hereafter promulgated, of any Regulatory
Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

                8.      Change in Control

                        (a)     In the event of a "Change in Control" (as
defined in Subparagraph (d) below), of Crescent Financial Corporation, parent holding company of the Bank ("CFC"), Employee shall be entitled to terminate this Agreement upon the occurrence, following a Change in Control, of any
Termination Event as defined in Subparagraph (b) below.

                        (b)     A Termination Event shall mean the occurrence of
any of the following events:

                                (i)     Employee is assigned any duties and/or
                                        responsibilities that are inconsistent
                                        with his position, duties,
                                        responsibilities or status at the time
                                        of the Change in Control or with his
                                        reporting responsibilities with the Bank
                                        in effect at such time;

                                (ii)    Employee's annual base salary is reduced
                                        below the amount in effect as of the
                                        effective date of a Change in Control or
                                        as the same shall have been increased
                                        from time to time following such
                                        effective date;

                                (iii)   Employee's life insurance, medical or
                                        hospitalization insurance, disability
                                        insurance, dental insurance, stock
                                        option plans, stock purchase plans,
                                        deferred compensation plans, management
                                        retention plans, retirement plans, or
                                        similar plans or benefits being provided
                                        by the Bank to Employee as of the
                                        effective date of the Change in Control
                                        are reduced in their level, scope or
                                        coverage or any such insurance, plans,
                                        or benefits are eliminated, unless such
                                        reduction or elimination applies
                                        proportionately to all salaried
                                        employees of the Bank who participated
                                        in such benefits prior to such Change in
                                        Control; or

                                (iv)    Employee is transferred to a location
                                        outside of Moore

                                      A-85

                                        County, North Carolina, without
                                        Employee's express written consent.

                                        A Termination Event shall be deemed to
                                        have occurred on the date such action or
                                        event is implemented or takes effect.

                        (c)     In the event that Employee terminates this
Agreement or the Bank terminates this Agreement pursuant to this Paragraph 8, the Bank will be obligated to pay or cause to be paid to Employee all amounts due and owing to the end of the term of this Agreement and an amount equal to two hundred percent (200%) of the Employee's "base amount" as defined in Section
280G(b) (3) (A) of the Internal Revenue Code of 1986, as amended (the "Code").

                        (d)     For the purposes of this Agreement, the term
Change in Control shall mean any of the following events:

                                (i)     After the effective date of this
                                        Agreement, any "person" (as such term is
                                        defined in Section 7 (j) (8) (A) of the
                                        Change in Bank Control Act of 1978),
                                        directly or indirectly, acquires
                                        beneficial ownership of voting stock, or
                                        acquires irrevocable proxies or any
                                        combination of voting stock and
                                        irrevocable proxies, representing fifty
                                        percent (50%) or more of any class of
                                        voting securities of CFC, or acquires
                                        control of in any manner the election of
                                        a majority of the directors of CFC;

                                (ii)    CFC consolidates or merges with or into
                                        another corporation, association, or
                                        entity, or is otherwise reorganized,
                                        where CFC is not either the surviving
                                        corporation in such transaction or a
                                        majority of the shares of the surviving
                                        corporation are not owned by persons who
                                        were shareholders of CFC immediately
                                        prior to the consummation of such
                                        transaction; or

                                (iii)   All or substantially all of the assets
                                        of either CFC or

                                      A-86

                                        the Bank are sold or otherwise
                                        transferred to or are acquired by any
                                        other corporation, association, or other
                                        person, entity, or group.

                        Notwithstanding the other provisions of this Paragraph
8, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Employee and the Bank agree in writing that the same shall not be treated as a Change in
Control for purposes of this Agreement.

                        (e)     Amounts payable pursuant to this Paragraph 8
shall be paid, at the option of Employee either in one lump sum or in equal monthly payments over the remaining term of this Agreement.

                        (f)     Following a Termination Event which gives rise
to Employee's rights hereunder, Employee shall have twelve (12) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to this Paragraph 8. Any such termination shall be deemed to have occurred only upon delivery to the Bank or any successor thereto, of written notice of termination, which describes the Change in Control and Termination Event. If
Employee does not so terminate this Agreement within such twenty-four month period, Employee shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

                        (g)     It is the intent of the parties hereto that all
payments made pursuant to this Agreement be deductible by the Bank for federal income tax purposes and not result in the imposition of an excise tax on
Employee. Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of Employee which are deemed to be
"parachute payments" as that term is defined in Section 28OG(b) (2) of the Code, shall be modified or reduced to the extent deemed to be necessary by the Bank's
Board of Directors to avoid the imposition of an excise tax on Employee under
Section 4999 of the Code or the disallowance of a deduction to the Bank under
Section 28OG(a) of the Code.

                        (h)     In the event any dispute shall arise between
Employee and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 8, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee to enforce the terms of this
Paragraph 8 or in defending against any action taken by the Bank, the

                                      A-87

Bank shall reimburse Employee for all costs and expenses, proceedings or actions, in the event Employee prevails in any such action.

                9.      Successors and Assigns.

                        (a)     This Agreement shall inure to the benefit of and
he binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

                        (b)     The Bank is contracting for the unique and
personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

                10.     Modification; Waiver; Amendments. No provision of this
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

                11.     Applicable Law. This Agreement shall be governed in all
respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

                12.     Severability. The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                13.     Entire Agreement. This Agreement contains the entire
agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreements heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

                14.     Centennial Agreement. By entering into this Agreement,
Employee acknowledges that the Centennial Agreement is hereby deemed to be null, void and of no further

                                      A-88

effect and Employee forfeits any and all rights Employee may have under the
Centennial Agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement under seal and in such form as to be binding as of the day and year first hereinabove written.

                                    CRESCENT STATE BANK

                                    By:
                                        ----------------------------------------
                                        Michael G. Carlton, President and CEO

ATTEST:

--------------------------
Bruce W. Elder, Secretary

                                    EMPLOYEE

                                        ----------------------------------------
                                        James F. Byrd

                                      A-89

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                                           AMENDMENT No. 1 TO AGREEMENT AND PLAN
                                                    OF REORGANIZATION AND MERGER

        WHEREAS, Crescent Financial Corporation, Cary, North Carolina ("Crescent
Financial"), Crescent State Bank, Cary, North Carolina ("Crescent") and
Centennial Bank, Southern Pines, North Carolina ("Centennial") have entered into an Agreement and Plan of Reorganization and Merger, dated March 12, 2003 (the
"Agreement"); and

        WHEREAS, Paragraph 1.5(d) of the Agreement states that, in the event that Crescent Financial changes the number of shares of "Crescent Financial
Stock" (as such term is defined in the Agreement) issued and outstanding prior to the "Effective Time" (as such term is defined in the Agreement) as a result of a stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, recapitalization, reclassification, combination, exchange of shares, or similar transaction for with a record date is not established) shall be prior to the Effective Time, the
"Exchange Ratio" (as such term is defined in the Agreement) shall be appropriately adjusted to reflect such change; and

        WHEREAS, Crescent Financial, Crescent and Centennial desire to formally amend Paragraph 1.5(b) of the Agreement, such that it accurately memorializes the minimum and maximum Exchange Ratio (as such term is defined in the
Agreement) permitted for the conversion of outstanding shares of Centennial common stock, par value $3.50 per share, into Crescent Financial Stock, after adjustment for a 15% stock dividend declared by Crescent Financial and payable to record shareholders of Crescent Financial Stock as of April 11, 2003; and

        WHEREAS, Paragraph 10.4 of the Agreement states that the Agreement may only be amended by an agreement in writing, approved by a majority of the respective Boards of Directors of Crescent Financial and Centennial and executed in the same manner as the Agreement; and

        WHEREAS, the respective Boards of Directors of Crescent Financial and
Centennial have approved an amendment of the Agreement as described herein.

        NOW, THEREFORE, BE IT RESOLVED, that Paragraph 1.5(b) of the Agreement be, and it hereby is, amended in its entirety as follows:

        (b)     Stock Consideration Exchange Ratio. The exchange ratio of
     Crescent Financial Stock for Centennial Stock shall be determined based upon the value of the Per Share Amount of Centennial Stock and the average of the closing price of Crescent Financial Stock for the thirty (30) day period ending three (3) business days immediately

                                      A-90

     prior to the Effective Time (the "Exchange Ratio"). The Exchange Ratio is
     subject to possible adjustment in accordance with Section 1.5(d) below.
     Notwithstanding the foregoing, if calculation of the Exchange Ratio results in a ratio less than .9323, the Exchange Ratio shall be fixed at .9323. If calculation of the Exchange Ratio results in a ratio more than 1.2610, the
     Exchange Ratio shall be fixed at 1.2610.

                            [Signature Page Follows]

                                      A-91

IN WITNESS WHEREOF, Crescent Financial, Crescent and Centennial each has caused this Amendment to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto, this the 25th day of April, 2003.

                                       CRESCENT FINANCIAL CORPORATION

[CORPORATE SEAL]
                                       By: /s/ Michael G. Carlton
                                           -------------------------------------
                                           Michael G. Carlton
                                           Chief Executive Officer and President

ATTEST:

/s/ Bruce W. Elder
-------------------------------------
Secretary

                                       CRESCENT STATE BANK

[CORPORATE SEAL]
                                       By: /s/ Michael G. Carlton
                                           -------------------------------------
                                           Michael G. Carlton
                                           Chief Executive Officer and President

ATTEST:

/s/ Bruce W. Elder
------------------ ------------------
Secretary

                                       CENTENNIAL BANK

[CORPORATE SEAL]
                                       By: /s/ John H. Ketner, Jr.
                                           -------------------------------------
                                           John H. Ketner, Jr.
                                           Chief Executive Officer and President

ATTEST:

/s/ Lisa Hildebrand
---------------- --------------------
Assistant Secretary

                                      A-92

STATE OF NORTH CAROLINA

COUNTY OF WAKE

                                           AMENDMENT No. 2 TO AGREEMENT AND PLAN
                                                    OF REORGANIZATION AND MERGER

         WHEREAS, Crescent Financial Corporation, Cary, North Carolina
("Crescent Financial"), Crescent State Bank, Cary, North Carolina ("Crescent")
and Centennial Bank, Southern Pines, North Carolina ("Centennial") have entered into an Agreement and Plan of Reorganization and Merger, dated March 12, 2003, as amended by Amendment No. 1 dated April 25, 2003 (the "Agreement"); and

         WHEREAS, Paragraph 1.6(c) of the Agreement states that, to be deemed
"properly completed", an Election Form (as defined in the Agreement) must be accompanied by one or more certificates representing all shares of Centennial
Stock (as defined in the Agreement) covered by such Election Form; and

         WHEREAS, Crescent Financial, Crescent and Centennial desire to formally amend Paragraph 1.6(c) of the Agreement, such that certificates representing all shares of Centennial Stock shall be submitted to the Exchange Agent (as defined in the Agreement) within five (5) business days after the Effective Time (as defined in the Agreement) and shall not be required to accompany an Election
Form; and

         WHEREAS, Paragraph 10.4 of the Agreement states that the Agreement may only be amended by an agreement in writing, approved by a majority of the respective Boards of Directors of Crescent Financial and Centennial and executed in the same manner as the Agreement; and

         WHEREAS, the respective Boards of Directors of Crescent Financial,
Crescent and Centennial have each previously given authority to make technical amendments to the Agreement to their respective President and Chief Executive
Officer.

         NOW, THEREFORE, BE IT RESOLVED, that the third sentence of Paragraph
1.6(c) shall be stricken and eliminated from the Agreement and the following additional sentence shall be added at the end of Paragraph 1.6(c): "Within five
(5) business days of the Effective Time, the Exchange Agent shall submit a
Letter of Instruction to all shareholders of Centennial advising them regarding the procedures to be effected to exchange their Centennial stock certificates for either certificates of Crescent or cash as appropriate."

                            [Signature Page Follows]

                                      A-93

IN WITNESS WHEREOF, Crescent Financial, Crescent and Centennial each has caused this Amendment to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto, this the 22nd day of May, 2003.

                                     CRESCENT FINANCIAL CORPORATION

[CORPORATE SEAL]
                                     By: /s/ Michael G. Carlton
                                          --------------------------------------
                                           Michael G. Carlton
                                           Chief Executive Officer and President

ATTEST:

/s/ Bruce W. Elder
---------------------------------
Secretary

                                     CRESCENT STATE BANK

[CORPORATE SEAL]
                                     By: /s/ Michael G. Carlton
                                          --------------------------------------
                                           Michael G. Carlton
                                           Chief Executive Officer and President

ATTEST:

/s/ Bruce W. Elder
---------------------------------
Secretary

                                     CENTENNIAL BANK

[CORPORATE SEAL]
                                     By: /s/ John H. Ketner, Jr.
                                          --------------------------------------
                                           John H. Ketner, Jr.
                                           Chief Executive Officer and President

ATTEST:

/s/ Lisa Hildebrand
---------------------------------
Assistant Secretary

                                      A-94

Appendix B

GENERAL STATUTES OF NORTH CAROLINA

CHAPTER 55. NORTH CAROLINA

BUSINESS CORPORATION ACT

ARTICLE 13. DISSENTERS’ RIGHTS

§ 55-13-01 Definitions

In this Article:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided by G.S. 24-1.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 55-13-02 Right to dissent

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2a) Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;

(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it

(i)	alters or abolishes a preferential right of the shares;

(ii)	creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii)	alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv)	excludes or limits the right of the shares to vote on any matter, or to cumulate votes;

(v)	reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or

(vi)	changes the corporation into a nonprofit corporation or cooperative organization; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

(1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

(2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

a. Cash;

b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

§ 55-13-03 Dissent by nominees and beneficial owners

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(1) He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2) He does so with respect to all shares of which he is the beneficial shareholder.

§§ 15-13-04 to 55-13-19 Reserved

§ 55-13-20 Notice of dissenters’ rights

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters’ rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder’s shares under this Article with respect to that corporate action.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters’ rights under G.S. 55-13-02 unless he voted for such corporate action.

§ 55-13-21 Notice of intent to demand payment

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

§ 55-13-22 Dissenters’ notice

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is authorized at a shareholders’ meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters’ notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters’ notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters’ rights under G.S. 55-13-02, and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Supply a form for demanding payment;

(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

(5) Be accompanied by a copy of this Article.

§ 55-13-23 Duty to demand payment

(a) A shareholder sent a dissenters’ notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this Article.

§ 55-13-24 Share restrictions

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

§ 55-13-25 Payment

(a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

(b) The payment shall be accompanied by:

(1) The corporation’s most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

(2) An explanation of how the corporation estimated the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under G.S. 55-13-28; and

(5) A copy of this Article.

§ 55-13-26 Failure to take action

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under G.S. 55-13-22 and repeat the payment demand procedure.

§ 55-13-27 Reserved

§ 55-13-28 Procedure if shareholder dissatisfied with corporation’s payment or failure to perform

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under G.S. 55-13-25; or

(3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

§ 55-13-29 Reserved

§ 55-13-30 Court action

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter’s payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

(b) Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 55-13-31 Court costs and counsel fees

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

(2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Appendix C

Smith Capital, Inc.,

200 Hargett Court

Charlotte, North Carolina 28211

Tel 704 362 1563	Fax 704 364 3451

            , 2003

The Board of Directors

Centennial Bank

185 W. Morganton Road

Southern Pines, North Carolina 28387

Attention: John H. Ketner, Jr.

President and CEO

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Centennial Bank, (“Centennial”) of the consideration to be paid to them in connection with an Agreement and Plan of Reorganization and Merger (the “Agreement”) dated March 12, 2003 between Centennial, and Crescent Financial Corporation (“Crescent”). Pursuant to the Agreement each outstanding share of Centennial $3.50 par value common stock shall be converted into the right to receive (“Consideration”) (A) cash in the amount of $10.11 (the “Per Share Amount”), without interest; (B) the Exchange Ratio of shares of Crescent Stock, which is subject to a minimum and maximum; or (C) 50% of the cash amount set forth in clause (A) above and a number of shares of Crescent Stock equal to 50% of the Exchange Ratio; subject to the terms and limitations set forth in the Agreement.

In arriving at our updated opinion, we have reviewed (i) the Agreement; (ii) the Registration Statement and Joint Proxy Statement/Prospectus; (iii) the audited financial statements of Centennial and Crescent for the fiscal years ended December 31, 2000 through 2002; (iv) certain publicly available information concerning the business of Centennial, Crescent and of certain other companies engaged in businesses comparable to those of Centennial and Crescent, and the reported market prices for certain other companies’ securities deemed comparable; (v) publicly available terms of certain transactions involving companies comparable to Centennial and the consideration received for such companies; (vi) reported trades in the shares of Crescent; and (vii) certain internal financial analyses and forecasts prepared by Centennial and Crescent and their respective managements.

In addition, we have held discussions with certain members of the management of Centennial and Crescent with respect to certain aspects of the Merger, and the past and current business operations of Centennial and Crescent, the financial condition and future prospects and operations of Centennial and Crescent, the effects of the Merger on the financial condition and future prospects of Centennial and Crescent, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by Centennial and Crescent or otherwise reviewed by us, and we have not assumed any responsibility or liability therefore. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Centennial and Crescent to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax and accounting consequences described in discussions with, and materials furnished to us by, representatives of Centennial, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement.

C-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments might affect this opinion. We are expressing no opinion herein as to the price at which Crescent’s stock will trade at any future time.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration in the proposed Merger is fair, from a financial point of view, to Centennial’s stockholders.

This letter is provided to the Board of Directors of Centennial in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of Centennial but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

Smith Capital, Inc.

By:
Name:	Alison J. Smith
Title:	President

C-2

Appendix D

            , 2003

Board of Directors

Crescent Financial Corporation

1005 High House Road

Cary, NC 27513

Dear Gentlemen:

You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Crescent Financial Corporation (“Crescent”) of the terms of an Agreement and Plan of Reorganization and Merger by and between Crescent, Crescent State Bank and Centennial Bank (“Centennial”) dated March 12, 2003, as amended on April 25, 2003 (the “Agreement”). The Agreement provides for the merger of Centennial with and into Crescent State Bank (the “Merger”) and further provides that each share of Centennial common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be converted into and exchanged for (i) cash in the amount of $10.11 per share without interest (ii) $10.11 in Crescent common stock based on a exchange ratio of between ..9323 and 1.2610 shares of Crescent stock based on the average of the closing price of Crescent for the thirty trading day period ending three trading days immediately prior to the Effective Time or (iii) a mixture of 50% cash and 50% stock.

In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Agreement; (2) the registration statement and the joint proxy statement-prospectus; (3) Crescent’s annual reports to stockholders and its financial statements for the three years ended December 31, 2002 and other internal information relating to Crescent prepared by Crescent’s management; (4) information regarding the trading market for the common stocks of Crescent and Centennial and the price ranges within which the respective stocks have traded; (5) the relationship of prices paid to relevant financial data such as net worth, assets, deposits and earnings in certain bank and bank holding company mergers and acquisitions in recent years; (6) Centennial’s annual reports to shareholders and its financial statements for the three years ended December 31, 2002; and (7) Centennial’s unaudited interim financial statements for the months of January and February of 2003 and other internal information relating to Centennial prepared by Centennial’s management. We have discussed with members of management of Crescent and Centennial the background to the Merger, reasons and basis for the Merger and the business and future prospects of Crescent and Centennial individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Crescent and Centennial. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of Crescent or Centennial. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Agreement are fair from a financial point of view to the shareholders of Crescent Common Stock.

Very truly yours,

RYAN BECK & CO.

Not Bank Guaranteed • Not FDIC Insured • May Lose Value

D-1

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above its determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of Crescent Financial Corporation provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of Crescent Financial Corporation, or at the request of Crescent Financial Corporation serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of Crescent Financial Corporation. Accordingly, Crescent Financial Corporation may indemnify its directors, officers, or employees in accordance with either the statutory or non-statutory standards.

Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party.

Crescent Financial Corporation has purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify Crescent Financial Corporation and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

As permitted by North Carolina law, Article V of Crescent Financial Corporation’s Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of Crescent Financial Corporation or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Crescent Financial Corporation, (ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of Crescent Financial Corporation).

Item 21.    Exhibits and Financial Statement Schedules

The following documents are filed herewith and made a part of this Registration Statement.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Reorganization and Merger By and Between Crescent Financial Corporation, Crescent State Bank and Centennial Bank, as amended, dated as of March 12, 2003 (included as Appendix A to the Joint Proxy Statement-Prospectus)

3.1	Articles of Incorporation of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on March 27, 2002 with the SEC)

3.2	Bylaws of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the SEC on March 27, 2002)

4.1	Form of Stock Certificate of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the SEC on March 27, 2002)

5.1	Opinion of Gaeta & Associates, P.A. regarding the legality of securities being registered*

8.1	Form of Tax Opinion of Dixon Odom PLLC (filed herewith)

10.1

Employment Agreement, dated December 31, 1998, between Crescent State Bank and Michael G. Carlton (incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 of Registrant’s predecessor, Crescent State Bank, as filed with the FDIC)

10.2

Employment Agreement between Crescent State Bank and Bruce W. Elder, dated December 31, 2001 (incorporated by reference to Registrant’s Registration Statement on Form SB-2, filed with the SEC on May 3, 2002 (File No. 333-87484))

10.3	1999 Incentive Stock Option Plan (incorporated by reference to Registrant’s Registration Statement on Form S-8, filed with the SEC on September 5, 2001 (File No. 333-68974))

10.4	1999 Nonstatutory Stock Option Plan (incorporated by reference to Registrant’s Registration Statement on Form S-8, filed with the SEC on September 5, 2001 (File No. 333-68974))

10.5	Director Compensation Plan (incorporated by reference to Registrant’s Registration Statement on Form S-8, filed with the SEC on September 5, 2001 (File No. 333-68990))

13.1	Registrant’s Annual Report to Shareholders for the fiscal year ended December 31, 2002*

13.2	Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (filed with the SEC on May 14, 2003 and incorporated herein by reference)

13.3	Centennial Bank Annual Report on Form 10-KSB-A for the year ended December 31, 2002, filed with the FDIC (filed herewith)

13.4	Centennial Bank Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed with the FDIC (filed herewith)

21.1	Subsidiaries of the Registrant*

23.1	Consent of Dixon Odom PLLC (filed herewith)

23.2	Consent of Gaeta & Associates, P.A. (included with Exhibit 5.1 hereto)

Exhibit Number	Description of Exhibit

23.3	Consent of Smith Capital (filed herewith)

23.4	Consent of Ryan Beck & Company (filed herewith)

23.5	Consent of Dixon Odom PLLC (filed herewith)

24.1	Power of Attorney*

99.1	Registrant’s Form of Proxy*

99.2	Centennial Bank Form of Proxy*

99.3	Registrant’s Notice of Annual Meeting*

99.4	Centennial Bank’s Notice of Annual Meeting*

99.5	Form of Opinion of Smith Capital (included as Appendix C to the Joint Proxy Statement-Prospectus.)

99.6	Form of Opinion of Ryan Beck & Company (included as Appendix D to the Joint Proxy Statement-Prospectus.)

*	Previously filed

Item 22.    Undertakings

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form and that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Crescent Financial Corporation being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(E) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus shall provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on May 22, 2003.

CRESCENT FINANCIAL CORPORATION

By:	/s/ MICHAEL G. CARLTON
Michael G. Carlton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 22, 2003 in the capacities indicated.

Signature	Capacity

/s/ MICHAEL G. CARLTON Michael G. Carlton	President and Chief Executive Officer

/s/ BRUCE W. ELDER* Bruce W. Elder	Vice President (Principal Accounting Officer)

/s/ BRENT D. BERRINGER* Brent D. Berringer	Director

/s/ JOSEPH S. COLSON, JR.* Joseph S. Colson, Jr.	Director

/s/ BRUCE I. HOWELL* Bruce I. Howell	Director

/s/ JAMES A. LUCAS* James A. Lucas	Director

/s/ KENNETH A. LUCAS* Kenneth A. Lucas	Director

/s/ SHEILA HALE OGLE* Sheila Hale Ogle	Director

/s/ JOHN S. RUFTY* John S. Rufty	Director

/s/ STEPHEN K. ZAYTOUN* Stephen K. Zaytoun	Director

*	By: /s/ Michael G. Carlton, Attorney-in-fact

Exhibit Index

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Reorganization and Merger By and Between Crescent Financial Corporation, Crescent State Bank and Centennial Bank, dated as of March 12, 2003 (included as Appendix A to the Joint Proxy Statement-Prospectus)

3.1	Articles of Incorporation of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on March 27, 2002 with the SEC)

3.2	Bylaws of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the SEC on March 27, 2002)

4.1	Form of Stock Certificate of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the SEC on March 27, 2002)

5.1	Opinion of Gaeta & Associates, P.A. regarding the legality of securities being registered*

8.1	Tax Opinion of Dixon Odom PLLC (filed herewith)

10.1

Employment Agreement, dated December 31, 1998, between Crescent State Bank and Michael G. Carlton (incorporated by reference to the annual report on Form 10-KSB for the fiscal year ended December 31, 2000 of Registrant’s predecessor, Crescent State Bank, as filed with the FDIC)

10.2

Employment Agreement between Crescent State Bank and Bruce W. Elder, dated December 31, 2001 (incorporated by reference to Registrant’s Registration Statement on Form SB-2, filed with the SEC on May 3, 2002 (File No. 333-87484))

10.3	1999 Incentive Stock Option Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-8, filed with the SEC on September 5, 2001 (File No. 333-68974))

10.4	1999 Nonstatutory Stock Option Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-8, filed with the SEC on September 5, 2001 (File No. 333-68974))

10.5	Director Compensation Plan (Incorporated by reference to Registrant’s Registration Statement on Form S-8, filed with the SEC on September 5, 2001 (File No. 333-68990))

13.1	Registrant’s Annual Report to Shareholders for the fiscal year ended December 31, 2002*

13.2	Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (filed with the SEC on May 14, 2003 and incorporated herein by reference)

13.3	Centennial Bank Annual Report on Form 10-KSB-A for the year ended December 31, 2002, filed with the FDIC (filed herewith)

13.4	Centennial Bank Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed with the FDIC (filed herewith)

21.1	Subsidiaries of the Registrant*

23.1	Consent of Dixon Odom PLLC (filed herewith)

23.2	Consent of Gaeta & Associates, P.A. (included with Exhibit 5.1 hereto)

23.3	Consent of Smith Capital (filed herewith)

23.4	Consent of Ryan Beck & Company (filed herewith)

23.5	Consent of Dixon Odom PLLC (filed herewith)

24.1	Power of Attorney*

99.1	Registrant’s Form of Proxy*

99.2	Centennial Bank Form of Proxy*

99.3	Registrant’s Notice of Annual Meeting*

99.4	Centennial Bank’s Notice of Annual Meeting*

99.5	Form of Opinion of Smith Capital (included as Appendix C to the Joint Proxy Statement-Prospectus)

99.6	Form of Opinion of Ryan Beck & Company (included as Appendix D to the Joint Proxy Statement-Prospectus)

*	Previously filed